                                                                               .
                                                                               .
                                                                               .
                                                                   EXHIBIT 10.16


                                 LEASE AGREEMENT
                             BASIC LEASE INFORMATION

LEASE DATE:                 April 26, 2000

LANDLORD:                   GAL-LPC STEVENSON BOULEVARD, LP,
                            a California limited partnership

LANDLORD'S ADDRESS:         c/o Legacy Partners Commercial, Inc.
                            101 Lincoln Centre Drive, Fourth Floor
                            Foster City, California 94404-1167

TENANT:                     VINA TECHNOLOGIES, INC.,
                            a California corporation

TENANT'S ADDRESS:           39745 Eureka Blvd.
                            Newark, California

PREMISES:                   Approximately 51,898 rentable square feet as shown on Exhibit A

PREMISES ADDRESS:           39745 Eureka Blvd.
                            Newark, California

BUILDING C:            Approximately 51,898 rentable square feet
LOT:                   APN 901-185-26
PARK: STEVENSON POINT
TECHNOLOGY PARK:       Approximately 350,311 rentable square feet
PHASE: PHASE I         Approximately 350,311 rentable square feet


TERM:                              August 1, 2000 ("Commencement Date"), through
                                   July 31, 2007 ("Expiration Date")

BASE RENT (Paragraph 3):           Sixty Seven Thousand Four Hundred Sixty-Seven and 40/100 Dollars ($67,467.40) per month
                                   ($1.30/sf/month) commencing on the Commencement Date through July 31, 2001

ADJUSTMENTS TO BASE RENT:          Effective August 1, 2001, the Base Rent shall increase to $69,828.76 per month ($1.3455)
                                   Effective August 1, 2002, the Base Rent shall increase to $72,272.76 per month ($1.3926)
                                   Effective August 1, 2003, the Base Rent shall increase to $74,802.31 per month ($1.4413)
                                   Effective August 1, 2004, the Base Rent shall increase to $77,420.39 per month ($1.4918)
                                   Effective August 1, 2005, the Base Rent shall increase to $80,130.11 per month ($1.544)
                                   Effective August 1, 2006, the Base Rent shall increase to $82,934.66 per month ($1.598)

ADVANCE RENT (Paragraph 3):        Seventy Eight Thousand Seven Hundred Ninety-One and 54/100 Dollars ($78,791.54)

SECURITY DEPOSIT (Paragraph 4):    Eighty Two Thousand Nine Hundred Thirty-Four and 66/100 Dollars ($82,934.66)

*TENANT'S SHARE OF OPERATING EXPENSES (Paragraph 6.1):        14.81% of the Park
*TENANT'S SHARE OF TAX EXPENSES (Paragraph 6.2):              14.81% of the Park
*TENANT'S SHARE OF COMMON AREA UTILITY COSTS (Paragraph 7.2): 14.81% of the Park
*TENANT'S SHARE OF UTILITY EXPENSES (Paragraph 7.1):          14.81% of the Park

*The amount of Tenant's Share of the expenses as referenced above shall be subject to modification as set forth in this Lease.

PERMITTED USES (Paragraph 9):  The Premises shall be used solely for the R&D, administration, testing and distribution of telecommunication products and for no other purposes without Landlord's prior written consent, but only to the extent permitted by the City of Newark and all agencies and governmental authorities having jurisdiction thereof

PARKING SPACES:                Two hundred seven (207) non-exclusive and
                               non-designated spaces

BROKER (Paragraph 33):         Grubb & Ellis for Tenant
                               Grubb & Ellis for Landlord

EXHIBITS:                      Exhibit A -  Premises, Building, Lot and/or Park
                               Exhibit B -  Tenant Improvements
                               Exhibit C -  Rules and Regulations
                               Exhibit D -  Covenants, Conditions and
                                            Restrictions
                               Exhibit E -  Tenant's Initial Hazardous Materials
                                            Disclosure Certificate
                               Exhibit F -  Change of Commencement Date -
                                            Example
                               Exhibit G -  Sign Criteria (to be attached)

ADDENDA:                       Addendum 1 - Option to Extend the Lease
                               Addendum 2 - Right of First Offer

                                TABLE OF CONTENTS

SECTION                                                                                             PAGE
1.       Premises................................................................................     3

2.       Occupancy; Adjustment of Commencement Date..............................................     3

3.       Rent....................................................................................     3

4.       Security Deposit........................................................................     3

5.       Condition of Premises; Tenant Improvements..............................................     3

6.       Additional Rent.........................................................................     4

7.       Utilities and Services..................................................................     5

8.       Late Charges............................................................................     6

9.       Use of Premises.........................................................................     6

10.      Alterations; and Surrender of Premises..................................................     7

11.      Repairs and Maintenance.................................................................     8

12.      Insurance...............................................................................     8

13.      Limitation of Liability and Indemnity...................................................     9

14.      Assignment and Subleasing...............................................................    10

15.      Subordination...........................................................................    11

16.      Right of Entry..........................................................................    11

17.      Estoppel Certificate....................................................................    11

18.      Tenant's Default........................................................................    12

19.      Remedies for Tenant's Default...........................................................    12

20.      Holding Over............................................................................    13

21.      Landlord's Default......................................................................    13

22.      Parking.................................................................................    13

23.      Transfer of Landlord's Interest.........................................................    13

24.      Waiver..................................................................................    13

25.      Casualty Damage.........................................................................    14

26.      Condemnation............................................................................    15

27.      Environmental Matters/Hazardous Materials...............................................    15

28.      Financial Statements....................................................................    16

29.      General Provisions:.....................................................................    16

30.      Signs...................................................................................    18

31.      Mortgagee Protection....................................................................    18

32.      Warranties of Tenant....................................................................    18

33.      Brokerage Commission....................................................................    18

34.      Quiet Enjoyment.........................................................................    18

35.      Collateral for Performance of Lease Obligations.........................................    18

36.      Satellite Dish..........................................................................    19

                             NNN TENANT IMPROVEMENTS
                                 LEASE AGREEMENT

The Basic Lease Information set forth on Page 1 and this Lease are and shall be construed as a single instrument.

1.       PREMISES

Landlord hereby leases the Premises to Tenant upon the terms and conditions contained herein. Tenant shall have the right to use, on a non-exclusive basis, parking areas and ancillary facilities located within the Common Areas of the Park, subject to the terms of this Lease. Landlord and Tenant hereby agree that for purposes of this Lease, as of the Lease Date, the rentable square footage area of each of the Premises, the Building, the Phase (if any) and the Park shall be deemed to be the number of rentable square feet as set forth in the Basic Lease Information. Tenant hereby acknowledges that the rentable square footage of the Premises may include a proportionate share of certain areas used in common by all occupants of the Building, the Phase (if any) and/or the Park (for example corridors, common restrooms, an electrical room or telephone room). Tenant further agrees that the number of rentable square feet of any of the Building, the Phase (if any) and the Park may subsequently change after the Lease Date commensurate with any modifications to any of the foregoing by Landlord, and Tenant's Share shall accordingly change. The term "Project" as used herein shall mean and collectively refer to the Building, the Common Areas, the Lot, the Phase (if any) and the Park.

2.       OCCUPANCY; ADJUSTMENT OF COMMENCEMENT DATE

         2.1 If Landlord, for any reason whatsoever, cannot deliver possession of the Premises to Tenant on the Commencement Date in the condition specified in Section 5 hereof, Landlord shall not be subject to any liability nor shall the validity of the Lease be affected; provided, the Term of this Lease and the obligation to pay Rent shall commence on the date possession is actually tendered to Tenant or after substantial completion of the Tenant Improvements as defined in Exhibit B and the Expiration Date shall be extended commensurately. If the commencement date and/or the expiration date of this Lease is other than the Commencement Date and Expiration Date specified in the Basic Lease Information, Landlord and Tenant shall execute a written amendment to this Lease, substantially in the form of Exhibit F hereto, wherein the parties shall specify the actual commencement date, expiration date and the date on which Tenant is to commence paying Rent. The word "Term" whenever used herein refers to the initial term of this Lease and any valid extension(s) thereof.

         2.2 If Landlord permits Tenant to occupy the Premises prior to the actual Commencement Date (which consent shall not be unreasonably withheld), such occupancy shall be at Tenant's sole risk and subject to all the provisions of this Lease. Additionally, Landlord shall have the right to impose additional reasonable conditions on Tenant's early occupancy, provided however if the Premises are made available to Tenant prior to the Commencement Date to install their equipment or cabling, Tenant shall not be obligated to pay Rent.

3.       RENT

On the date that Tenant executes this Lease, Tenant shall deliver to Landlord the original executed Lease, the Advance Rent (which shall be applied against the Rent payable for the first month(s) Tenant is required to pay Rent), the Security Deposit, and all insurance certificates evidencing the insurance required to be obtained by Tenant under Section 12 and Exhibit B of this Lease. Tenant agrees to pay Landlord the Base Rent, without prior notice or demand, abatement, offset, deduction or claim, in advance at Landlord's Address on the Commencement Date and thereafter on the first (1st) day of each month throughout the balance of the Term of the Lease. In addition to the Base Rent, Tenant shall pay Landlord in advance on the Commencement Date and thereafter on the first
(1st) day of each month throughout the balance of the Term of this Lease, as Additional Rent, Tenant's Share of Operating Expenses, Tax Expenses, Common Area Utility Costs, and Utility Expenses. The term "Rent" whenever used herein refers to the aggregate of all these amounts. If Landlord permits Tenant to occupy the Premises without requiring Tenant to pay rental payments for a period of time, the waiver of the requirement to pay rental payments shall only apply to the waiver of the Base Rent. The Rent for any fractional part of a calendar month at the commencement or expiration or termination of the Lease Term shall be a prorated amount of the Rent for a full calendar month based upon a thirty (30) day month. To the extent not already paid as part of the Advance Rent any prorated Rent shall be paid on the Commencement Date, and any prorated Rent for the final calendar month hereof shall be paid on the first day of the calendar month in which the date of expiration or termination occurs.

4.       SECURITY DEPOSIT

Simultaneously with Tenant's execution and delivery of this Lease, Tenant shall deliver to Landlord, as a Security Deposit for the faithful performance by Tenant of its obligations under this Lease, the amount specified in the Basic Lease Information. If Tenant is in default hereunder, Landlord may, but without obligation to do so, use all or any portion of the Security Deposit to cure the default. Tenant shall, immediately on demand, pay to Landlord a sum equal to the portion of the Security Deposit so applied or used to replenish the amount of the Security Deposit held to increase such deposit to the amount initially deposited with Landlord. At any time after Tenant has defaulted hereunder, Landlord may require a reasonably appropriate increase in the amount of the Security Deposit required hereunder for the then balance of the Term and Tenant shall, immediately on demand, pay to Landlord such additional sums. As soon as practicable however not later than thirty (30) days after the expiration or termination of this Lease, Landlord shall return the Security Deposit to Tenant, less such amounts as are reasonably necessary, as determined by Landlord, to remedy Tenant's default(s) hereunder or to otherwise restore the Premises to a clean and safe condition, reasonable wear and tear excepted. If the cost to restore the Premises exceeds the amount of the Security Deposit, Tenant shall promptly deliver to Landlord any and all of such excess sums. Landlord shall not be required to keep the Security Deposit separate from other funds, and, unless otherwise required by law, Tenant shall not be entitled to interest on the Security Deposit. In no event or circumstance shall Tenant have the right to any use of the Security Deposit and, specifically, Tenant may not use the Security Deposit as a credit or to otherwise offset any payments required hereunder.

5.       CONDITION OF PREMISES; TENANT IMPROVEMENTS

         5.1 Tenant agrees to accept the Premises on the Commencement Date as then being suitable for Tenant's intended use and in good operating order, condition and repair in its then existing "AS IS" condition, except as otherwise set forth in Exhibit B hereto. The Tenant Improvements (defined in Exhibit B) shall be installed in accordance with the terms, conditions, criteria and provisions set forth in Exhibit B. By taking possession of the Premises, Tenant shall be deemed to have accepted the Premises in good condition and state of repair. Tenant expressly acknowledges and agrees that neither Landlord nor any of Landlord's agents, representatives or employees has made any representations as to the suitability, fitness or condition of the Premises for the conduct of Tenant's business or for any other purpose, including without limitation, any storage incidental thereto. Any Tenant Improvements to be constructed hereunder shall be in compliance with the requirements of the ADA (defined below), and all costs incurred for purposes of compliance therewith shall be a part of and included in the costs of the Tenant Improvements. Landlord and General Contractor shall provide Tenant with any applicable warranty provided to Landlord from any contractor, subcontractor, supplier or manufacturer or vendor with respect to the Tenant Improvements.

         5.2 The term "Shell Improvements" as used herein shall mean and refer to the following described improvements only: (i) the site work and building structure, including foundations, slab on grade, roof framing, roofing, exterior walls of the Building including exterior doors (per original shell design) and concrete wall panels; (ii) utilities brought to a perimeter electrical room within the Building, including electrical power with the main meter section cabinet set and, water and sewer; (iii) gas line stubbed to a location on the exterior of the Building (iv) fire sprinkler mains and branch lines (per original shell design) with sprinkler heads (excluding modification required for Tenant Improvements); and (v) pit core for elevator. Without limiting the generality of the foregoing, the term "Shell Improvements" shall expressly exclude all Tenant Improvements and other improvements including, without limitation, the following: (a) underslab plumbing, (b) finish carpentry,
(c) interior doors, windows and hardware, (d) interior finishes, (e) drywall partitions (including demising walls separating the Premises from the contiguous space), (f) acoustic ceiling, (g) floor and window coverings, (h) casework, (i) dock equipment, (j) plumbing, (k) electrical wiring and distribution, and electrical panels and meters, (l) heating, ventilation and air conditioning, and any structural improvements or engineering costs related thereto, (m) roof screens, (n) fire sprinkler finish, (o) in-rack fire sprinklers, draft curtains, smoke vents, hose racks and pallet racking, (p) security systems, (q) phone and data lines, (r) insulation, (s) slab treatment, and (t) additional doors required for Tenant's use or occupancy. Any deviation from the foregoing may only be made by Landlord in its sole discretion.

6.       ADDITIONAL RENT

It is intended by Landlord and Tenant that this Lease be a "triple net lease." The costs and expenses described in this Section 6 and all other sums, charges, costs and expenses specified in this Lease other than Base Rent are to be paid by Tenant to Landlord as additional rent (collectively, "Additional Rent").

         6.1      OPERATING EXPENSES:

                  6.1.1 DEFINITION OF OPERATING EXPENSES. Tenant shall pay to Landlord Tenant's Share of all Operating Expenses as Additional Rent. The term "Operating Expenses" as used herein shall mean the total amounts paid or payable by Landlord in connection with the ownership, management, maintenance, repair and operation of the Premises and the other portions of the Project. These Operating Expenses may include, but are not limited to, Landlord's cost of: (i) repairs to, and maintenance of, the roof membrane, the non-structural portions of the roof and the non-structural elements of the perimeter exterior walls of the Building; (ii) maintaining the outside paved area, landscaping and other common areas of the Park. The term "Common Areas" shall mean all areas and facilities within the Park exclusive of the Premises and the other portions of the Park leasable exclusively to other tenants. The Common Areas include, but are not limited to, interior lobbies, mezzanines, parking areas, access and perimeter roads, sidewalks, rail spurs (if any), and landscaped areas; (iii) annual insurance premium(s) insuring against personal injury and property damage (including, if Landlord elects, "all risk" or "special purpose" coverage) and all other insurance, including, but not limited to, earthquake and flood for the Project, rental value insurance against loss of Rent for a period of at least nine (9) months commencing on the date of loss, and subject to the provisions of
Section 25 below, any deductible; (iv) (a) modifications and/or new improvements to any portion of the Project occasioned by any rules, laws or regulations effective subsequent to the Lease Date; (b) reasonably necessary replacement improvements to any portion of the Project after the Commencement Date; and (c) new improvements to the Project that reduce operating costs or improve life/safety conditions, all of the foregoing as reasonably determined by Landlord, in its sole but reasonable discretion; provided, if such costs are of a capital nature, then such costs or allocable portions thereof shall be amortized on a straight-line basis over the estimated useful life of the capital item or fifteen (15) years whichever is shorter, as reasonably determined by Landlord, together with reasonable interest on the amortized balance; (v) the management and administration of any and all portions of the Project, including, without limitation, a property management fee not to exceed three percent (3%) of Rent, accounting, auditing, billing, postage, salaries and benefits for clerical and supervisory employees, whether located on the Project or off-site, payroll taxes and legal and accounting costs and all fees, licenses and permits related to the ownership, operation and management of the Project; (vi) preventative maintenance and repair contracts including, but not limited to, contracts for elevator systems (if any) and heating, ventilation and air conditioning systems, lifts for disabled persons, if Landlord elects to so procure; (vii) security and fire protection services for any portion of the Project, if and to the extent, in Landlord's sole discretion, such services are provided; (viii) the creation and modification of any rail spur or track agreements, licenses, easements or other similar undertakings with respect to the Project; (ix) supplies, materials, equipment, rental equipment and other similar items used in the operation and/or maintenance of the Project and any reasonable reserves established for replacement or repair of any Common Area improvements or equipment; (x) any and all levies, charges, fees and/or assessments payable to any applicable owner's association or similar body; (xi) any barrier removal work or other required improvements, alterations or work to any portion of the Project generally required under the ADA (defined below) (the "ADA Work"); provided, if such ADA Work is required under the ADA due to Tenant's use of the Premises or any Alteration (defined below) made to the Premises by or on behalf of Tenant, then the cost of such ADA Work shall be borne solely by Tenant and shall not be included as part of the Operating Expenses; and (xii) the repairs and maintenance items set forth in Section 11.2 below.

                  6.1.2 OPERATING EXPENSE EXCLUSIONS. Notwithstanding anything to the contrary contained herein, for purposes of this Lease, the term "Operating Expenses" shall not include the following: (i) costs (including permit, license, and inspection fees) incurred in renovating, improving, decorating, painting, or redecorating vacant space or space for other tenants within the Project; (ii) costs incurred because Landlord or another tenant actually violated the terms and conditions of any lease for premises within the Project; (iii) legal and auditing fees (other than those fees reasonably incurred in connection with the maintenance and operation of all or any portion the Project), leasing commissions, advertising expenses, and other costs incurred in connection with the original leasing of the Project or future re-leasing of any portion of the Project; (iv) depreciation of the Building or any other improvements situated within the Project; (v) any items for which Landlord is actually reimbursed by insurance or by direct reimbursement by any other tenant of the Project; (vi) costs of repairs or other work necessitated by fire, windstorm or other casualty (excluding any deductibles) and/or costs of repair or other work necessitated by the exercise of the right of eminent domain to the extent insurance proceeds or a condemnation award, as applicable, is actually received by Landlord for such purposes; provided, such costs of repairs or other work shall be paid by the parties in accordance with the provisions of Sections 25 and 26, below; (vii) other than any interest charges for capital improvements referred to in Section 6.1.1(iv) hereinabove, any interest or payments on any financing for the Building, the Phase or the Project, interest and penalties incurred as a result of Landlord's late payment of any invoice (provided that Tenant pays Tenant's Share of Operating Expenses and Tax Expenses to Landlord when due as set forth herein), and any bad debt loss, rent loss or reserves for same; (viii) costs associated with the investigation and/or remediation of Hazardous Materials (hereafter defined) present in, on or about any portion of the Project, unless such costs and expenses are the responsibility of Tenant as provided in Section 27 hereof, in which event such costs and expenses shall be paid solely by Tenant in accordance with the provisions of Section 27 hereof; (ix) Landlord's cost for the repairs and maintenance items set forth in Section 11.3, below; (x) overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in the Project to the extent the same exceeds the costs of such by unaffiliated third parties on a competitive basis; or any costs included in Operating Expenses representing an amount paid to a person, firm, corporation or other entity related to Landlord which is in excess of the amount which would have been paid in the absence of such relationship; and (xi) any payments under a ground lease or master lease.

         6.2 TAX EXPENSES: Tenant shall pay to Landlord Tenant's Share of all real property taxes applicable to the Project. Prior to delinquency, Tenant shall pay any and all taxes and assessments levied upon Tenant's Property (defined below in Section 10) located or installed in or about the Premises by, or on behalf of Tenant. To the extent any such taxes or assessments are not separately assessed or billed to Tenant, then Tenant shall pay the amount thereof as invoiced by Landlord. Tenant shall also reimburse and pay Landlord, as Additional Rent, within ten (10) days after demand therefor, one hundred percent (100%) of (i) any increase in real property taxes attributable to any and all Alterations (defined below in Section 10), Tenant Improvements, fixtures, equipment or other improvements of any kind whatsoever placed in, on or about the Premises for the benefit of, at the request of, or by Tenant, and
(ii) taxes and assessments levied or assessed upon or with respect to the possession, operation, use or occupancy by Tenant of the Premises or any other portion of the Project. The term "Tax Expenses" shall mean and include, without limitation, any form of tax and assessment (general, special, supplemental, ordinary or extraordinary), commercial rental tax, payments under any improvement bond or bonds, license fees, license tax, business license fee, rental tax, transaction tax or levy imposed by any authority having the direct or indirect power of tax (including any city, county, state or federal government, or any school, agricultural, lighting, drainage or other improvement district thereof) as against any legal or equitable interest of Landlord in the Premises or any other portion of the Project or any other tax, fee, or excise, however described, including, but not limited to, any value added tax, or any tax imposed in substitution (partially or totally) of any tax previously included within the definition of real property taxes, or any additional tax the nature of which was previously included within the definition of real property taxes. The term "Tax Expenses" shall not include any franchise, estate, inheritance, net income, or excess profits tax imposed upon Landlord, or a penalty fee imposed as a result of Landlord's failure to pay Tax Expenses when due.

         6.3 PAYMENT OF EXPENSES: Landlord shall estimate Tenant's Share of the Operating Expenses and Tax Expenses for the calendar year in which the Lease commences. Commencing on the Commencement Date, one-twelfth (1/12th) of this estimated amount shall be paid by Tenant to Landlord, as Additional Rent, and thereafter on the first (1st) day of each month throughout the remaining months of such calendar year. Thereafter, Landlord may estimate such expenses for each calendar year during the Term of this Lease and Tenant shall pay one-twelfth (1/12th) of such estimated amount as Additional Rent hereunder on the first
(1st) day of each month during such calendar year and for each ensuing calendar year throughout the Term of this Lease. Tenant's obligation to pay Tenant's Share of Operating Expenses and Tax Expenses shall survive the expiration or earlier termination of this Lease.

         6.4 ANNUAL RECONCILIATION: By May 31st of each calendar year, or as soon thereafter as reasonably possible, Landlord shall furnish Tenant with an accounting of actual and accrued Operating Expenses and Tax Expenses. Within thirty (30) days of Landlord's delivery of such accounting, Tenant shall pay to Landlord the amount of any underpayment. Notwithstanding the foregoing, failure by Landlord to give such accounting by such date shall not constitute a waiver by Landlord of its right to collect any underpayment by Tenant at any time. Landlord shall credit the amount of any overpayment by Tenant toward the next estimated monthly installment(s) falling due, or where the Term of the Lease has expired, refund the amount of overpayment to Tenant as soon as possible thereafter however no later than thirty (30) days. If the Term of the Lease expires prior to the annual reconciliation of expenses Landlord shall have the right to reasonably estimate Tenant's Share of such expenses, and if Landlord determines that there has been an underpayment, Landlord may deduct such underpayment from Tenant's Security Deposit. Failure by Landlord to accurately estimate Tenant's Share of such expenses or to otherwise perform such reconciliation of expenses shall not constitute a waiver of Landlord's right to collect any of Tenant's underpayment at any time during the Term of the Lease or at any time after the expiration or earlier termination of this Lease.

         6.5 AUDIT: After delivery to Landlord of at least thirty (30) days prior written notice, Tenant, at its sole cost and expense through any accountant designated by it, shall have the right to examine and/or audit the books and records evidencing such costs and expenses for the previous one (1) calendar year, during Landlord's reasonable business hours but not more frequently than once during any calendar year. Any such accounting firm designated by Tenant may not be compensated on a contingency fee basis. The results of any such audit (and any negotiations between the parties related thereto) shall be maintained strictly confidential by Tenant and its accounting firm and shall not be disclosed, published or otherwise disseminated to any other party other than to Landlord and its authorized agents. Landlord and Tenant each shall use its best efforts to cooperate in such negotiations and to promptly resolve any discrepancies between Landlord and Tenant in the accounting of such costs and expenses.

7.       UTILITIES AND SERVICES

Tenant shall pay the cost of all (i) water, sewer use, sewer discharge fees and sewer connection fees, gas, electricity, telephone, telecommunications, cabling and other utilities billed or metered separately to the Premises and (ii) refuse pickup and janitorial service to the Premises. Utility Expenses, Common Area Utility Costs and all other sums and charges set forth in this Section 7 are considered part of Additional Rent.

         7.1 UTILITY EXPENSES: For any such utility fees, use charges, or similar services that are not billed or metered separately to Tenant, including without limitation, water and sewer charges, and garbage and waste disposal (collectively, "Utility Expenses"), Tenant shall pay to Landlord Tenant's Share of Utility Expenses. If Landlord reasonably determines that Tenant's Share of Utility Expenses is not commensurate with Tenant's use of such services, Tenant shall pay to Landlord the amount which is attributable to Tenant's use of the utilities or similar services, as reasonably estimated and determined by Landlord, based upon factors such as size of the Premises and intensity of use of such utilities by Tenant such that Tenant shall pay the portion of such charges reasonably consistent with Tenant's use of such utilities and similar services. If Tenant disputes any such estimate or determination, then Tenant shall either pay the estimated amount or cause the Premises to be separately metered at Tenant's sole expense. Tenant shall also pay Tenant's Share of any assessments, charges, and fees included within any tax bill for the Lot on which the Premises are situated, including without limitation, entitlement fees, allocation unit fees, sewer use fees, and any other similar fees or charges.

         7.2 COMMON AREA UTILITY COSTS: Tenant shall pay to Landlord Tenant's Share of any Common Area utility costs, fees, charges and expenses (collectively, "Common Area Utility Costs"). Tenant shall pay to Landlord one-twelfth (1/12th) of the estimated amount of Tenant's Share of the Common Area Utility Costs on the Commencement Date and thereafter on the first (1st) day of each month throughout the balance of the Term of this Lease. Any reconciliation thereof shall be substantially in the same manner as set forth in
Section 6.4 above.

         7.3 MISCELLANEOUS: Tenant acknowledges that the Premises may become subject to the rationing of utility services or restrictions on utility use as required by a public utility company, governmental agency or other similar entity having jurisdiction thereof. Tenant agrees that its tenancy and occupancy hereunder shall be subject to such rationing restrictions as may be imposed upon Landlord, Tenant, the Premises, or other portions of the Project, and Tenant shall in no event be excused or relieved from any covenant or obligation to be kept or performed by Tenant by reason of any such rationing or restrictions. If permitted by applicable Laws, Landlord shall have the right at any time and from time to time during the Term of this Lease to either contract for service from a different company or companies (each such company referred to as an "Alternate Service Provider") other than the company or companies presently providing electricity service for the Project (the "Electric Service Provider") or continue to contract for service from the Electric Service Provider, at Landlord's sole discretion. Tenant agrees to cooperate with Landlord, the Electric Service Provider, and any Alternate Service Provider at all times and, as reasonably necessary, shall allow Landlord, the Electric Service Provider, and any Alternate Service Provider reasonable access to the Building's electric lines, feeders, risers, wiring, and any other machinery within the Premises.

8.       LATE CHARGES

Any and all sums or charges set forth in this Section 8 are considered part of Additional Rent. Tenant acknowledges that late payment (the fifth day of each month or any time thereafter) by Tenant to Landlord of Rent and all other sums due hereunder, will cause Landlord to incur costs not contemplated by this Lease. Such costs may include, without limitation, processing and accounting charges, and late charges that may be imposed on Landlord by the terms of any note secured by any encumbrance against the Premises, and late charges and penalties due to the late payment of real property taxes on the Premises. Therefore, if any installment of Rent or any other sum payable by Tenant is not received by Landlord within five (5) days of when due, Tenant shall promptly pay to Landlord a late charge, as liquidated damages, in an amount equal to seven and one-half percent (7.5%) of such delinquent amount plus interest on such delinquent amount at the rate equal to the prime rate plus three percent (3%) for every month or portion thereof that such sums remain unpaid. Notwithstanding the foregoing, Landlord waives the late charge for the first three (3) instances during the Term of this Lease in which Tenant fails to timely pay Rent. If Tenant delivers to Landlord a check for which there are not sufficient funds, Landlord may require Tenant to replace such check with a cashier's check for the amount of such check and all other charges payable hereunder. The parties agree that this late charge and the other charges referenced above represent a fair and reasonable estimate of the costs that Landlord will incur by reason of such late payment by Tenant, excluding attorneys' fees and costs. Acceptance of any late charge or other charges shall not constitute a waiver by Landlord of Tenant's default with respect to the delinquent amount, nor prevent Landlord from exercising any of the other rights and remedies available to Landlord for any other breach of Tenant under this Lease. If a late charge becomes payable for three (3) installments of Rent within any twelve month period, then Landlord, at Landlord's sole option, can either require the Rent be paid quarterly in advance or be paid monthly in advance by cashier's check or by electronic funds transfer.

9.       USE OF PREMISES

         9.1      COMPLIANCE WITH LAWS, RECORDED MATTERS, AND RULES AND
REGULATIONS: The Premises are to be used solely for the purposes and uses specified in the Basic Lease Information and for no other uses or purposes without Landlord's prior written consent. Landlord's consent shall not be unreasonably withheld or delayed so long as the proposed use (i) does not involve the use of Hazardous Materials other than as expressly permitted under the provisions of Section 29 below, (ii) does not require any additional parking spaces, and (iii) is compatible and consistent with the other uses then being made in the Project and in other similar types of buildings in the vicinity of the Project, as reasonably determined by Landlord. The use of the Premises by Tenant and its employees, representatives, agents, invitees, licensees, subtenants, customers or contractors (collectively, "Tenant's Representatives") shall be subject to, and at all times in compliance with, (a) any and all applicable laws, rules, codes, ordinances, statutes, orders and regulations as same exist from time to time throughout the Term of this Lease (collectively, the "Laws"), including without limitation, the requirements of the Americans with Disabilities Act, a federal law codified at 42 U.S.C. 12101 et seq., including, but not limited to Title III thereof, all regulations and guidelines related thereto and all requirements of Title 24 of the State of California (collectively, the "ADA"), (b) any and all documents, instruments, licenses, restrictions, easements or similar instruments, conveyances or encumbrances which are at any time, and from time to time, required to be made by or given by Landlord in any manner relating to the initial development of the Project and/or the construction from time to time of any additional buildings or other improvements in the Project, including without limitation any Tenant Improvements (collectively (and specifically those attached as Exhibit D hereto dated _________________), the "Development Documents"), (c) any and all documents, easements, covenants, conditions and restrictions, and similar instruments, together with any and all amendments and supplements thereto made from time to time each of which has been or hereafter is recorded in any official or public records with respect to the Premises or any other portion of the Project (collectively, the "Recorded Matters"), and (d) any and all rules and regulations set forth in Exhibit C hereto, any other reasonable rules and regulations promulgated by Landlord now or hereafter enacted relating to parking and the operation of the Premises and/or any other part of the Project and any and all rules, restrictions and/or regulations imposed by any applicable owners association or similar entity or body (collectively, the "Rules and Regulations") provided, none of the Recorded Matters which are subsequently recorded after the Lease Date shall materially and adversely affect Tenant's use. Landlord reserves to itself the right, from time to time, to grant, without the consent of Tenant, such easements, rights and dedications that Landlord deems reasonably necessary, and to cause the recordation of parcel or subdivision maps and/or restrictions, so long as such easements, rights, dedications, maps and restrictions, as applicable, do not materially and adversely interfere with Tenant's operations in the Premises. Tenant agrees to sign any documents reasonably requested by Landlord to effectuate any such easements, rights, dedications, maps or restrictions. Tenant agrees to, and does hereby, assume full and complete responsibility to ensure that the Premises, including without limitation, the Tenant Improvements, are in compliance with all applicable Laws throughout the Term of this Lease. Additionally, Tenant shall be solely responsible for the payment of all costs, fees and expenses associated with any modifications, improvements or other Alterations to the Premises and/or any other portion of the Project occasioned by the enactment of, or changes to, any Laws arising from Tenant's particular use of the Premises or Alterations or other improvements made to the Premises regardless of when such Laws became effective. Tenant shall not initiate, submit an application for, or otherwise request, any land use approvals or entitlements with respect to the Premises or any other portion of the Project, including without limitation, any variance, conditional use permit or rezoning, without first obtaining Landlord's prior written consent thereto, which consent may be given or withheld in Landlord's sole discretion.

         9.2 PROHIBITION ON USE: Tenant shall not use the Premises or permit anything to be done in or about the Premises nor keep or bring anything therein which will in any way increase the existing rate of or affect any policy of fire or other insurance upon the Building or any of its contents, or cause a cancellation of any insurance policy. No auctions may be held or otherwise conducted in, on or about any portion of the Premises or the Project without Landlord's prior written consent thereto. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of Landlord or other tenants or occupants of any portion of the Project. The Premises shall not be used for any unlawful purpose. Tenant shall not cause, maintain or permit any private or public nuisance in, on or about any portion of the Premises or the Project, including, but not limited to, any offensive odors, noises, fumes or vibrations. Tenant shall not damage or deface or otherwise commit or suffer to be committed any waste in, upon or about the Premises or any other portion of the Project. Tenant shall not place or store, nor permit any other person or entity to place or store, any property, equipment, materials, supplies, personal property or any other items or goods outside of the Premises for any period of time. Tenant shall not permit any animals, including, but not limited to, any household pets, to be brought or kept in or about the Premises. Tenant shall not install any radio or television antenna, satellite dish except as provided in Section 36 herein, microwave, loudspeaker or other device on the roof or exterior walls of the Building or any other portion of the Project. Tenant shall not interfere with radio, telecommunication, or television broadcasting or reception from or in the Building or elsewhere. Tenant shall place no loads upon the floors, walls, or ceilings in excess of the maximum designed load permitted by the applicable Uniform Building Code or which may damage the Building or outside areas within the Project. Tenant shall not place any harmful liquids in the drainage systems or dump or store waste materials, refuse or other such materials, or allow such materials to remain outside the Building area, except for any non-hazardous or non-harmful materials which may be stored in refuse dumpsters.

10.      ALTERATIONS; AND SURRENDER OF PREMISES

         10.1 ALTERATIONS: Tenant shall not install any signs, fixtures, improvements, nor make or permit any other alterations or additions (individually, an "Alteration", and collectively, the "Alterations") to the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld so long as any such Alteration does not affect the Building systems or the structural integrity of the Premises or the Building. Notwithstanding the foregoing, Tenant shall be permitted to install artwork, shelving and normal office furniture, and to perform non-structural alterations on the Premises not exceeding an aggregate of $25,000 during any calendar year in any Building without Landlord's prior consent, provided that Tenant (i) complies with all relevant building codes and fire, safety and other governmental regulations and (ii) does not adversely affect the structural, mechanical, electrical, HVAC or plumbing systems of the Premises. If any such Alteration is expressly permitted by Landlord, Tenant shall deliver at least ten
(10) days prior notice to Landlord, from the date Tenant intends to commence construction, sufficient to enable Landlord to post a Notice of Non-Responsibility. In all events, Tenant shall obtain all permits or other governmental approvals prior to commencing any of such work and deliver a copy of same to Landlord. All Alterations shall be at Tenant's sole cost and expense, and shall be installed by a licensed contractor (reasonably approved by Landlord) in compliance with all applicable Laws (including, but not limited to, the ADA), Development Documents, Recorded Matters, and Rules and Regulations. Tenant shall keep the Premises and the property on which the Premises are situated free from any liens arising out of any work performed, materials furnished or obligations incurred by or on behalf of Tenant. Tenant shall, prior to construction of any and all Alterations, cause its contractor(s) and/or major subcontractor(s) to provide insurance as reasonably required by Landlord, and Tenant shall provide such assurances to Landlord, including without limitation, waivers of lien, surety company performance bonds as Landlord shall require to assure payment of the costs thereof to protect Landlord and the Project from and against any loss from any mechanic's, materialmen's or other liens.

         10.2 SURRENDER OF PREMISES: At the expiration of the Term or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord (a) in good condition and repair (damage by acts of God, casualty, and normal wear and tear excepted), but with any carpets cleaned (unless such carpets are going to be replaced by Landlord), all floors cleaned and waxed, all non-working light bulbs and ballasts replaced and all roll-up doors and plumbing fixtures in good condition and working order, and (b) in accordance with the provisions of Section 27 hereof. Normal wear and tear shall not include any damage or deterioration that would have been prevented by proper maintenance by Tenant, or Tenant otherwise performing all of its obligations under this Lease. On or before the expiration or earlier termination of this Lease, (i) Tenant shall remove all of Tenant's Property (as hereinafter defined) and Tenant's signage from the Premises and the other portions of the Project, (ii) Landlord has, by notice to Tenant given not later than fifteen (15) days after Tenant submits to Landlord plans required herein for Landlord approval (except in the event of a termination of this Lease prior to the scheduled Expiration Date, in which event no advance notice shall be required), require Tenant, at Tenant's expense, to remove any or all Alterations and Tenant shall remove such requested Alterations from the Premises, and (iii) to the extent Landlord has advised Tenant on or about the time that the Tenant Improvements were constructed and installed in the Premises that Tenant is to remove all or portions of the items comprising the Tenant Improvements (the "Removable TIs"), Tenant shall remove the Removable TIs. Tenant shall repair any damage caused by such removal of the Tenant's Property, the requested Alterations and the Removable TIs. For purposes hereof, the term "Tenant's Property" shall mean and refer to all equipment, trade fixtures, computer wiring and cabling (excluding wiring and cabling within the walls), furnishings, inventories, goods and personal property of Tenant. Any of Tenant's Property not so removed by Tenant as required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant's expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord's retention and disposition of such property; provided, however, Tenant shall remain liable to Landlord for all costs incurred in storing and disposing of such abandoned property of Tenant. All Tenant Improvements and Alterations except those which Landlord requires Tenant to remove shall remain in the Premises as the property of Landlord. If the Premises are not surrendered at the expiration of the Term or earlier termination of this Lease, and in accordance with the provisions of this Section 10 and Section 27 below, Tenant shall continue to be responsible for the payment of Rent (as the same may be increased pursuant to Section 20 below) until the Premises are so surrendered in accordance with said provisions. Tenant shall indemnify, defend and hold the Indemnitees (hereafter defined) harmless from and against any and all actual damages, expenses, costs, losses or liabilities incurred by Landlord arising from any delay by Tenant in so surrendering the Premises.

11.      REPAIRS AND MAINTENANCE

         11.1 TENANT'S REPAIRS AND MAINTENANCE OBLIGATIONS: Except for those portions of the Building to be maintained by Landlord, as provided in Sections
11.2 and 11.3 below, Tenant shall, at its sole cost and expense, keep and maintain all parts of the Premises and such portions of the Building and improvements as are within the exclusive control of Tenant in good, clean and safe condition and repair, promptly making all necessary repairs and replacements, whether ordinary or extraordinary, with materials and workmanship of the same character, kind and quality as the original thereof, all of the foregoing to the reasonable satisfaction of Landlord including, but not limited to, repairing any damage caused by Tenant or any of Tenant's Representatives and replacing any property so damaged by Tenant or any of Tenant's Representatives. Without limiting the generality of the foregoing, Tenant shall be solely responsible for promptly maintaining, repairing and replacing (a) all mechanical systems, heating, ventilation and air conditioning systems serving the Premises, unless maintained by Landlord, (b) all plumbing work and fixtures, (c) electrical wiring systems, fixtures and equipment exclusively serving the Premises, (d) all interior lighting (including, without limitation, light bulbs and/or ballasts) and exterior lighting exclusively serving the Premises or adjacent to the Premises, (e) all glass, windows, window frames, window casements, skylights, interior and exterior doors, door frames and door closers,
(f) all roll-up doors, ramps and dock equipment, including without limitation, dock bumpers, dock plates, dock seals, dock levelers and dock lights, (g) all tenant signage, (h) lifts for disabled persons serving the Premises, (i) sprinkler systems, fire protection systems and security systems, except to the extent maintained by Landlord, and (j) all partitions, fixtures, equipment, interior painting, interior walls and floors, and floor coverings of the Premises and every part thereof (including, without limitation, any demising walls contiguous to any portion of the Premises). Additionally, Tenant shall be solely responsible for performance of the regular removal of trash and debris. Tenant shall have no right of access to or right to install any device on the roof of the Building nor make any penetrations of the roof of the Building without the express prior written consent of Landlord, which shall not be unreasonably withheld or delayed.

         11.2 MAINTENANCE BY LANDLORD: Subject to the provisions of Section 11.1, and further subject to Tenant's obligation under Section 6 to reimburse Landlord, in the form of Additional Rent, for Tenant's Share of the cost and expense of the following described items, Landlord agrees to repair and maintain the following items: fire protection services; the roof and roof coverings (provided that Tenant installs no additional air conditioning or other equipment on the roof that damages the roof coverings, in which event Tenant shall pay all costs relating to the presence of such additional equipment); the plumbing and mechanical systems serving the Building, excluding the plumbing, mechanical and electrical systems exclusively serving the Premises; any rail spur and rail crossing; exterior painting of the Building; and the parking areas, pavement, landscaping, sprinkler systems, sidewalks, driveways, curbs, and lighting systems in the Common Areas. Notwithstanding anything in this Section 11 to the contrary, Landlord shall have the right to either repair or to require Tenant to repair any damage to any portion of the Premises and any other portion of the Project caused by or created due to any act, omission, negligence or willful misconduct of Tenant or any of Tenant Representatives and to restore the Premises and the other affected portions of the Project, as applicable, to the condition existing prior to the occurrence of such damage. If Landlord elects to perform such repair and restoration work, Tenant shall reimburse Landlord upon demand for all costs and expenses incurred by Landlord in connection therewith. Tenant shall promptly report, in writing, to Landlord any defective condition known to it which Landlord is required to repair, and failure to so report any such defect shall make Tenant responsible to Landlord for any liability incurred by Landlord by reason of such condition.

         11.3 LANDLORD'S REPAIRS AND MAINTENANCE OBLIGATIONS: Subject to the provisions of Sections 11.1, 25 and 26, and except for repairs rendered necessary by the intentional or negligent acts or omissions of Tenant or any of Tenant's Representatives, Landlord agrees, at Landlord's sole cost and expense, to (a) keep in good repair the structural portions of the floors, foundations and exterior perimeter walls of the Building (exclusive of glass and exterior doors), and (b) replace the structural portions of the roof of the Building (excluding the roof membrane), provided however Landlord shall provide for Tenant's benefit the roof warranty Landlord receives from Landlord's roofing contractor for the initial twenty-four (24) months of the Lease. Such warranty shall not include Landlord's cost of preventative maintenance which shall be subject to the provisions of Section 6.1 herein.

         11.4     TENANT'S FAILURE TO PERFORM REPAIRS AND MAINTENANCE
OBLIGATIONS: If Tenant refuses or neglects to repair and maintain the Premises and the other areas properly as required herein and to the reasonable satisfaction of Landlord, Landlord may, but without obligation to do so, at any time make such repairs or maintenance without Landlord having any liability to Tenant for any loss or damage that may accrue to Tenant's Property or to Tenant's business by reason thereof, except to the extent any damage is caused by the willful misconduct or gross negligence of Landlord or its authorized agents and representatives. If Landlord makes such repairs or maintenance, upon completion thereof Tenant shall pay to Landlord, as Additional Rent, Landlord's costs and expenses incurred therefor. The obligations of Tenant hereunder shall survive the expiration of the Term of this Lease or the earlier termination thereof. Tenant hereby waives any right to repair at the expense of Landlord under any applicable Laws now or hereafter in effect with respect to the Premises.

12.      INSURANCE

         12.1 TYPES OF INSURANCE: Tenant shall maintain in full force and effect at all times during the Term of this Lease, at Tenant's sole cost and expense, for the protection of Tenant and Landlord, as their interests may appear, policies of insurance issued by a carrier or carriers reasonably acceptable to Landlord and its lender (which afford the following coverages: (i) worker's compensation and employer's liability, as required by law; (ii) commercial general liability insurance (occurrence form) providing coverage against any and all claims for bodily injury and property damage occurring in, on or about the Premises arising out of Tenant's and Tenant's Representatives' use or occupancy of the Premises. Such insurance shall include coverage for blanket contractual liability, fire damage, premises, personal injury, completed operations and products liability. Such insurance shall have a combined single limit of not less than Two Million Dollars ($2,000,000) per occurrence with a Three Million Dollar ($3,000,000) aggregate limit and excess/umbrella insurance in the amount of Three Million Dollars ($3,000,000). If Tenant has other locations which it owns or leases, the policy shall include an aggregate limit per location endorsement; (iii) comprehensive automobile liability insurance with a combined single limit of at least $1,000,000 per occurrence for claims arising out of any company owned automobiles; (iv) "all risk" or "special purpose" property insurance, including without limitation, sprinkler leakage, covering damage to or loss of any of Tenant's Property and the Tenant Improvements located in, on or about the Premises, and in addition, coverage for flood, earthquake, and business interruption of Tenant, together with, if the property of any of Tenant's invitees, vendors or customers is to be kept in the Premises, warehouser's legal liability or bailee customers insurance for the full replacement cost of the property belonging to such parties and located in the Premises. Such insurance shall be written on a replacement cost basis (without deduction for depreciation) in an amount equal to one hundred percent (100%) of the full replacement value of the aggregate of the items referred to in this clause (iv); and (v) such other insurance or higher limits of liability as is then customarily required for similar types of buildings within the general vicinity of the Project or as may be reasonably required by any of Landlord's lenders.

         12.2 INSURANCE POLICIES: Insurance required to be maintained by Tenant shall be written by companies (i) licensed to do business in the State of California, (ii) domiciled in the United States of America, and (iii) having a "General Policyholders Rating" of at least A:X (or such higher rating as may be required by a lender having a lien on the Premises) as set forth in the most current issue of "A.M. Best's Rating Guides." Any deductible amounts under any of the insurance policies required hereunder shall not exceed Five Thousand Dollars ($5,000). Tenant shall deliver to Landlord certificates of insurance and true and complete copies of any and all endorsements required herein for all insurance required to be maintained by Tenant hereunder at the time of execution of this Lease by Tenant. Tenant shall, at least fifteen (15) days prior to expiration of each policy, furnish Landlord with certificates of renewal or "binders" thereof. Each certificate shall expressly provide that such policies shall not be cancelable or otherwise subject to material modification except after thirty (30) days prior written notice to the parties named as additional insureds as required in this Lease (except for cancellation for nonpayment of premium, in which event cancellation shall not take effect until at least ten
(10) days' notice has been given to Landlord). Tenant shall have the right to provide insurance coverage which it is obligated to carry pursuant to the terms of this Lease under a blanket insurance policy, provided such blanket policy expressly affords coverage for the Premises and for Landlord as required by this Lease.

         12.3 ADDITIONAL INSUREDS AND COVERAGE: Each of Landlord, Landlord's property management company or agent, and Landlord's lender(s) having a lien against the Premises or any other portion of the Project shall be named as additional insureds or loss payees (as applicable) under all of the policies required in Section 12.1(ii) and, with respect to the Tenant Improvements, in
Section 12.1(iv) hereof. Additionally, all of such policies shall provide for severability of interest. All insurance to be maintained by Tenant shall, except for workers' compensation and employer's liability insurance, be primary, without right of contribution from insurance maintained by Landlord. Any umbrella/excess liability policy (which shall be in "following form") shall provide that if the underlying aggregate is exhausted, the excess coverage will drop down as primary insurance. The limits of insurance maintained by Tenant shall not limit Tenant's liability under this Lease. It is the parties' intention that the insurance to be procured and maintained by Tenant as required herein shall provide coverage for any and all damage or injury arising from or related to Tenant's operations of its business and/or Tenant's or Tenant's Representatives' use of the Premises and any of the areas within the Project. Notwithstanding anything to the contrary contained herein, to the extent Landlord's cost of maintaining insurance with respect to the Building and/or any other buildings within the Project is increased as a result of Tenant's acts, omissions, Alterations, improvements, use or occupancy of the Premises, Tenant shall pay one hundred percent (100%) of, and for, each such increase as Additional Rent.

         12.4 FAILURE OF TENANT TO PURCHASE AND MAINTAIN INSURANCE: If Tenant fails to obtain and maintain the insurance required herein throughout the Term of this Lease, Landlord may, but without obligation to do so, purchase the necessary insurance and pay the premiums therefor. If Landlord so elects to purchase such insurance, Tenant shall promptly pay to Landlord as Additional Rent, the amount so paid by Landlord, upon Landlord's demand therefor. In addition, Landlord may recover from Tenant and Tenant agrees to pay, as Additional Rent, any and all losses, damages, expenses and costs which Landlord may sustain or incur by reason of Tenant's failure to obtain and maintain such insurance.

         12.5 WAIVER OF SUBROGATION: Landlord and Tenant hereby mutually waive their respective rights of recovery against each other for any loss of, or damage to, either parties' property to the extent that such loss or damage is insured by an insurance policy required to be in effect at the time of such loss or damage. Each party shall obtain any special endorsements, if required by its insurer, whereby the insurer waives its rights of subrogation against the other party. This provision is intended to waive fully, and for the benefit of the parties hereto, any rights and/or claims which might give rise to a right of subrogation in favor of any insurance carrier.

13.      LIMITATION OF LIABILITY AND INDEMNITY

Except to the extent of damage resulting from the gross negligence or willful misconduct of Landlord or its authorized representatives, Tenant agrees to protect, defend (with counsel acceptable to Landlord) and hold Landlord and Landlord's lenders, partners, members, property management company (if other than Landlord), agents, directors, officers, employees, representatives, contractors, successors and assigns and each of their respective partners, members, directors, heirs, employees, representatives, agents, contractors, heirs, successors and assigns (collectively, the "Indemnitees") harmless and indemnify the Indemnitees from and against all liabilities, damages, demands, penalties, costs, claims, losses, judgments, charges and expenses (including reasonable attorneys' fees, costs of court and expenses necessary in the prosecution or defense of any litigation including the enforcement of this provision) (collectively, "Claims") arising from or in any way related to, directly or indirectly, (i) Tenant's or Tenant's Representatives' use of the Premises and other portions of the Project, (ii) the conduct of Tenant's business, (iii) from any activity, work or thing done, permitted or suffered by Tenant in or about the Premises, (iv) in any way connected with the Premises, the Alterations or with the Tenant's Property therein, including, but not limited to, any liability for injury to person or property of Tenant, Tenant's Representatives or third party persons, and/or (v) Tenant's failure to perform any covenant or obligation of Tenant under this Lease. Tenant agrees that the obligations of Tenant herein shall survive the expiration or earlier termination of this Lease.

Except to the extent of damage resulting from the gross negligence or willful misconduct of Landlord or its authorized representatives, to the fullest extent permitted by law, Tenant agrees that neither Landlord nor any of the Indemnitees shall at any time or to any extent whatsoever be liable, responsible or in any way accountable for any loss, liability, injury, death or damage to persons or property which at any time may be suffered or sustained by Tenant or by any person(s) whomsoever who may at any time be using, occupying or visiting the Premises or any other portion of the Project, including, but not limited to, any acts, errors or omissions of any other tenants or occupants of the Project. Tenant shall not, in any event or circumstance, be permitted to offset or otherwise credit against any payments of Rent required herein for matters for which Landlord may be liable hereunder. Landlord and its authorized representatives shall not be liable for any interference with light or air, or for any latent defect in the Premises or the Building.

14.      ASSIGNMENT AND SUBLEASING

         14.1 PROHIBITION: Tenant shall not, without the prior written consent of Landlord, assign, mortgage, hypothecate, encumber, grant any license or concession, pledge or otherwise transfer this Lease or any interest herein, permit any assignment or other such transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or permit the use of the Premises by any persons other than Tenant and Tenant's Representatives (all of the foregoing are sometimes referred to collectively as "Transfers" and any person to whom any Transfer is made or sought to be made is sometimes referred to as a "Transferee"). No consent to any Transfer shall constitute a waiver of the provisions of this Section 14. All Transfers may be made only with the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed but any such Transfer shall be subject to the provisions and requirements of this Section 14.

         14.2 REQUEST FOR CONSENT: If Tenant seeks to make a Transfer, Tenant shall notify Landlord, in writing, and deliver to Landlord at least thirty (30) days (but not more than one hundred eighty (180) days) prior to the proposed commencement date of the Transfer (the "Proposed Effective Date") the following information and documents (the "Tenant's Notice"): (i) a description of the portion of the Premises to be transferred (the "Subject Space"); (ii) all of the terms of the proposed Transfer including without limitation, the Proposed Effective Date, the name and address of the proposed Transferee, and a copy of the existing or proposed assignment, sublease or fully executed letter of intent by the parties governing the proposed Transfer; (iii) current financial statements of the proposed Transferee certified by an officer, member, partner or owner thereof, and any such other information as Landlord may then reasonably require, including without limitation, to the extent then readily available, audited financial statements for the previous two (2) most recent consecutive fiscal years; (iv) the Plans and Specifications (defined below), if any; and (v) such other information as Landlord may then reasonably require. Tenant shall give Landlord the Tenant's Notice by registered or certified mail addressed to Landlord at Landlord's Address specified in the Basic Lease Information. Within fifteen (15) days after Landlord's receipt of the Tenant's Notice (the "Landlord Response Period") Landlord shall notify Tenant, in writing, of its determination with respect to such requested proposed Transfer and the election to recapture as set forth in Section 14.5 below. If Landlord does not elect to recapture pursuant to the provisions of Section 14.5 hereof and Landlord does consent to the requested proposed Transfer, Tenant may thereafter assign its interests in and to this Lease or sublease all or a portion of the Premises to the same party and on the same terms as set forth in the Tenant's Notice. If Landlord fails to respond to Tenant's Notice within Landlord's Response Period, then, after Tenant delivers to Landlord fifteen (15) days written notice (the "Second Response Period") and Landlord fails to respond thereto prior to the end of the Second Response Period, the proposed Transfer shall then be deemed approved by Landlord.

         14.3 CRITERIA FOR CONSENT: Tenant acknowledges and agrees that, among other circumstances for which Landlord could reasonably withhold consent to a proposed Transfer, it shall be reasonable for Landlord to withhold its consent where (a) Tenant is or has been in default of its obligations under this Lease beyond applicable notice and cure periods, (b) the use to be made of the Premises by the proposed Transferee is prohibited under this Lease or differs from the uses permitted under this Lease, (c) the proposed Transferee or its business is subject to compliance with additional requirements of the ADA beyond those requirements which are applicable to Tenant, unless the proposed Transferee shall (1) first deliver plans and specifications for complying with such additional requirements (the "Plans and Specifications") and obtain Landlord's written consent thereto, and (2) comply with all Landlord's conditions contained in such consent, (d) the proposed Transferee does not intend to occupy a substantial portion of the Premises assigned or sublet to it,
(e) Landlord reasonably disapproves of the proposed Transferee's business operating ability or history, reputation or creditworthiness or the character of the business to be conducted by the proposed Transferee at the Premises, (f) the proposed Transferee is a governmental agency or unit or an existing tenant in the Project, (g) the proposed Transfer would violate any "exclusive" rights of any occupants in the Project or cause Landlord to violate another agreement or obligation to which Landlord is a party or otherwise subject, (h) Landlord or Landlord's agent has shown space in the Project to the proposed Transferee or responded to any inquiries from the proposed Transferee or the proposed Transferee's agent concerning availability of space in the Project, at any time within the preceding twelve (12) months, (i) Landlord otherwise determines that the proposed Transfer would have the effect of decreasing the value of the Building or the Project, or increasing the expenses associated with operating, maintaining and repairing the Project, (j) either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee: (i) occupies space in the Building at the time of the request for consent, (ii) is negotiating with Landlord to lease space in the Building at such time, or (iii) has negotiated with Landlord during the 12 month period immediately preceding the Tenant's Notice, (k) the Transfer occurs during the time period between the Commencement Date and the date that at least ninety-five percent (95%) of the rentable square feet of the Building is leased, (l) the rent proposed to be charged by Tenant to the proposed Transferee during the term of such Transfer, calculated using a present value analysis, is less than ninety-five percent (95%) of the rent then being quoted by Landlord, at the proposed time of such Transfer, for comparable space in the Building or any other Building in the Project for a comparable term, calculated using a present value system, or (m) the proposed Transferee will use, store or handle Hazardous Materials (defined below) in or about the Premises of a type, nature or quantity not then acceptable to Landlord.

         14.4 EFFECTIVENESS OF TRANSFER AND CONTINUING OBLIGATIONS: Prior to the date on which any permitted Transfer becomes effective, Tenant shall deliver to Landlord (i) a counterpart of the fully executed Transfer document, (ii) an executed Hazardous Materials Disclosure Certificate substantially in the form of Exhibit E hereto (the "Transferee HazMat Certificate"), and (iii) Landlord's standard form of Consent to Assignment or Consent to Sublease, as applicable, executed by Tenant and the Transferee in which each of Tenant and the Transferee confirms its obligations pursuant to this Lease. Failure or refusal of a Transferee to execute any such consent instrument shall not release or discharge the Transferee from its obligation to do so or from any liability as provided herein. The voluntary, involuntary or other surrender of this Lease by Tenant, or a mutual cancellation by Landlord and Tenant, shall not work a merger, and any such surrender or cancellation shall, at the option of Landlord, either terminate all or any existing subleases or operate as an assignment to Landlord of any or all of such subleases. Each permitted Transferee shall assume and be deemed to assume this Lease and shall be and remain liable jointly and severally with Tenant for payment of Rent (as to the portion assigned or subleased) and for the due performance of, and compliance with all the terms, covenants, conditions and agreements herein contained on Tenant's part to be performed or complied with, for the Term of this Lease (as to the portion assigned or subleased and for the term thereof). No Transfer shall affect the continuing primary liability of Tenant (which, following assignment, shall be joint and several with the assignee), and Tenant shall not be released from performing any of the terms, covenants and conditions of this Lease. An assignee of Tenant shall become directly liable to Landlord for all obligations of Tenant hereunder, but no Transfer by Tenant shall relieve Tenant of any obligations or liability under this Lease whether occurring before or after such consent, assignment, subletting or other Transfer. The acceptance of any or all of the Rent by Landlord from any other person (whether or not such person is an occupant of the

Premises) shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any Transfer. For purposes hereof, if Tenant is a business entity, direct or indirect transfer of fifty percent (50%) or more of the ownership interest of the entity (whether in a single transaction or in the aggregate through more than one transaction other than the initial public offering of Tenant's common stock or any other daily trading of Tenant's common stock which is not the result of any extraordinary event such as a merger, acquisition or reorganization of Tenant) shall be deemed a Transfer and shall be subject to all the provisions hereof. Any and all options, first rights of refusal, tenant improvement allowances and other similar rights granted to Tenant in this Lease, if any, shall not be assignable by Tenant unless expressly authorized in writing by Landlord. Any transfer made without Landlord's prior written consent, shall, at Landlord's option, be null, void and of no effect, and shall, at Landlord's option, constitute a material default by Tenant of this Lease. As Additional Rent hereunder, Tenant shall pay to Landlord, a fee in the amount of five hundred dollars ($500) plus Tenant shall promptly reimburse Landlord for reasonable legal and other out-of-pocket expenses incurred by Landlord in connection with any actual or proposed Transfer.

         14.5 RECAPTURE: If the Transfer (i) by itself or taken together with then existing or pending Transfers covers or totals, as the case may be, more than thirty-five percent (35%) of the rentable square feet of the Premises, or (ii) is for a term which by itself or taken together with then existing or pending Transfers is greater than one hundred percent (100%) of the period then remaining in the Term of this Lease as of the time of the Proposed Effective Date, then Landlord shall have the right, to be exercised by giving written notice to Tenant, to recapture the Subject Space described in the Tenant's Notice. If such recapture notice is given, it shall serve to terminate this Lease with respect to the proposed Subject Space, or, if the proposed Subject Space covers all the Premises, it shall serve to terminate the entire Term of this Lease, in either case, as of the Proposed Effective Date. However, no termination of this Lease with respect to part or all of the Premises shall become effective without the prior written consent, where necessary, of the holder of each deed of trust encumbering the Premises or any other portion of the Project. If this Lease is terminated pursuant to the foregoing provisions with respect to less than the entire Premises, the Rent shall be adjusted on the basis of the proportion of rentable square feet retained by Tenant to the rentable square feet originally demised and this Lease as so amended shall continue thereafter in full force and effect.

         14.6 TRANSFER PREMIUM: If Landlord consents to a Transfer, as a condition thereto which the Tenant hereby agrees is reasonable, Tenant shall pay to Landlord, as Additional Rent any "Transfer Premium" received by Tenant from such Transferee. The term "Transfer Premium" shall mean all rent, additional rent and other consideration payable by such Transferee which either initially or over the term of the Transfer exceeds the Rent or pro rata portion of the Rent, as the case may be, for such space reserved in the Lease. Tenant shall pay the Landlord monthly, as Additional Rent, at the same time as the monthly installments of Rent are payable hereunder, fifty percent (50%) of the Transfer Premium after deduction for actual reasonable brokerage commissions.

         14.7 WAIVER: Notwithstanding any Transfer, or any indulgences, waivers or extensions of time granted by Landlord to any Transferee, or failure by Landlord to take action against any Transferee, Tenant agrees that Landlord may, at its option, proceed against Tenant without having taken action against or joined such Transferee, except that Tenant shall have the benefit of any indulgences, waivers and extensions of time granted to any such Transferee.

15.      SUBORDINATION

To the fullest extent permitted by law, this Lease, the rights of Tenant under this Lease and Tenant's leasehold interest shall be subject and subordinate at all times to: (i) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Building, the Lot, or any other portion of the Project, and (ii) the lien of any mortgage or deed of trust which may now or hereafter exist for which the Building, the Lot, ground leases or underlying leases, any other portion of the Project or Landlord's interest or estate in any of said items is specified as security. Notwithstanding the foregoing, Landlord or any such ground lessor, mortgagee, or any beneficiary shall have the right to require this Lease be superior to any such ground leases or underlying leases or any such liens, mortgage or deed of trust. If any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall attorn to and become the Tenant of the successor in interest to Landlord, provided such successor in interest will not disturb Tenant's use, occupancy or quiet enjoyment of the Premises if Tenant is not in material default of the terms and provisions of this Lease. The successor in interest to Landlord following foreclosure, sale or deed in lieu thereof shall not be: (a) liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership; (b) subject to any offsets or defenses which Tenant might have against any prior lessor; (c) bound by prepayment of more than one (1) month's Rent, except in those instances when Tenant pays Rent quarterly in advance pursuant to Section 8 hereof, then not more than three months' Rent; or (d) liable to Tenant for any Security Deposit not actually received by such successor in interest to the extent any portion or all of such Security Deposit has not already been forfeited by, or refunded to, Tenant. Landlord shall be liable to Tenant for all or any portion of the Security Deposit not forfeited by, or refunded to Tenant, until and unless Landlord transfers such Security Deposit to the successor in interest. Tenant covenants and agrees to execute (and acknowledge if required by Landlord, any lender or ground lessor) and deliver, within five (5) days of a demand or request by Landlord and in the form reasonably requested by Landlord, ground lessor, mortgagee or beneficiary, any additional documents evidencing the priority or subordination of this Lease with respect to any such ground leases or underlying leases or the lien of any such mortgage or deed of trust.

16.      RIGHT OF ENTRY

Landlord and its agents shall have the right to enter the Premises at all reasonable times, upon reasonable prior notice, for purposes of inspection, exhibition, posting of notices, investigation, replacements, repair, maintenance and alteration. It is further agreed that Landlord shall have the right to use any and all means Landlord deems necessary to enter the Premises in an emergency. Landlord shall have the right to place "for rent" or "for lease" signs on the outside of the Premises, the Building and in the Common Areas. Landlord shall also have the right to place "for sale" signs on the outside of the Building and in the Common Areas. Tenant hereby waives any Claim from damages or for any injury or inconvenience to or interference with Tenant's business, or any other loss occasioned thereby except for any Claim for any of the foregoing arising out of the sole active gross negligence or willful misconduct of Landlord or its authorized representatives.

17.      ESTOPPEL CERTIFICATE

Tenant shall execute (and acknowledge if required by any lender or ground lessor) and deliver to Landlord, within ten (10) days after Landlord provides such to Tenant, a statement in writing certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification), the date to which the Rent and other charges are paid in advance, if any, acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder or specifying such defaults as are claimed, and such other matters as Landlord may reasonably require. Any such statement may be conclusively relied upon by Landlord and any prospective purchaser or encumbrancer of the Building or other portions of the Project. Tenant's failure to deliver such statement within such time shall be conclusive upon the Tenant that (a) this Lease is in full force and effect, without modification except as may be represented by Landlord; (b) there are no uncured defaults in Landlord's performance; and (c) not more than one month's Rent has been paid in advance, except in those instances when Tenant pays Rent quarterly in advance pursuant to
Section 8 hereof, then not more than three months' Rent has been paid in advance.

18.      TENANT'S DEFAULT

The occurrence of any one or more of the following events shall, at Landlord's option, constitute a material default by Tenant of the provisions of this Lease:

         18.1 The abandonment of the Premises by Tenant or the vacation of the Premises by Tenant which would cause any insurance policy to be invalidated or otherwise lapse;

         18.2 The failure by Tenant to make any payment of Rent, Additional Rent or any other payment required hereunder within five (5) days of the date said payment is due;

         18.3 The failure by Tenant to observe, perform or comply with any of the conditions, covenants or provisions of this Lease (except failure to make any payment of Rent and/or Additional Rent) and such failure is not cured within
(i) thirty (30) days of the date on which Landlord delivers written notice of such failure to Tenant for all failures other than with respect to (a) Hazardous Materials (defined in Section 27 hereof), (b) Tenant making the repairs, maintenance and replacements required under the provisions of Section 11.1 hereof, or (c) the timely delivery by Tenant of a subordination, non-disturbance and attornment agreement (an "SNDA"), a counterpart of a fully executed Transfer document and a consent thereto (collectively, the "Transfer Documents"), an estoppel certificate and insurance certificates, (ii) ten (10) days of the date on which Landlord delivers written notice of such failure to Tenant for all failures in any way related to Hazardous Materials or Tenant failing to timely make the repairs, maintenance or replacements required by Section 11.1, and
(iii) the time period, if any, specified in the applicable sections of this Lease with respect to subordination, assignment and sublease, estoppel certificates and insurance. However, Tenant shall not be in default of its obligations hereunder if such failure (other than any failure of Tenant to timely and properly make the repairs, maintenance, or replacements required by
Section 11.1, or timely deliver an SNDA, the Transfer Documents, an estoppel certificate or insurance certificates, for which no additional cure period shall be given to Tenant) cannot reasonably be cured within such thirty (30) or ten
(10) day period, as applicable, and Tenant promptly commences, and thereafter diligently proceeds with same to completion, all actions necessary to cure such failure as soon as is reasonably possible, but in no event shall the completion of such cure be later than sixty (60) days after the date on which Landlord delivers to Tenant written notice of such failure, unless Landlord, acting reasonably and in good faith, otherwise expressly agrees in writing to a longer period of time based upon the circumstances relating to such failure as well as the nature of the failure and the nature of the actions necessary to cure such failure; or

         18.4 The making of a general assignment by Tenant for the benefit of creditors, the filing of a voluntary petition by Tenant or the filing of an involuntary petition by any of Tenant's creditors seeking the rehabilitation, liquidation, or reorganization of Tenant under any law relating to bankruptcy, insolvency or other relief of debtors and, in the case of an involuntary action, the failure to remove or discharge the same within sixty (60) days of such filing, the appointment of a receiver or other custodian to take possession of substantially all of Tenant's assets or this leasehold, Tenant's insolvency or inability to pay Tenant's debts or failure generally to pay Tenant's debts when due, any court entering a decree or order directing the winding up or liquidation of Tenant or of substantially all of Tenant's assets, Tenant taking any action toward the dissolution or winding up of Tenant's affairs, the cessation or suspension of Tenant's use of the Premises, or the attachment, execution or other judicial seizure of substantially all of Tenant's assets or this leasehold.

19.      REMEDIES FOR TENANT'S DEFAULT

         19.1 LANDLORD'S RIGHTS: In the event of Tenant's material default under this Lease, Landlord may terminate Tenant's right to possession of the Premises by any lawful means in which case upon delivery of written notice by Landlord this Lease shall terminate on the date specified by Landlord in such notice and Tenant shall immediately surrender possession of the Premises to Landlord. In addition, the Landlord shall have the immediate right of re-entry whether or not this Lease is terminated, and if this right of re-entry is exercised following abandonment of the Premises by Tenant, Landlord may consider any of Tenant's Property left on the Premises to also have been abandoned. No re-entry or taking possession of the Premises by Landlord pursuant to this
Section 19 shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant. If Landlord relets the Premises or any portion thereof, Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises or any part thereof, including, without limitation, broker's commissions, expenses of cleaning and redecorating. (collectively, the "Reletting Costs"). Any and all of the Reletting Costs shall be fully chargeable to Tenant and shall not be prorated or otherwise amortized in relation to any new lease for the Premises or any portion thereof. Reletting may be for a period shorter or longer than the remaining term of this Lease. In no event shall Tenant be entitled to any excess rent received by Landlord. No act by Landlord other than giving written notice to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Premises or the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession. So long as this Lease is not terminated, Landlord shall have the right to remedy any default of Tenant, to maintain or improve the Premises, to cause a receiver to be appointed to administer the Premises and new or existing subleases and to add to the Rent payable hereunder all of Landlord's reasonable costs in so doing, with interest at the maximum rate permitted by law from the date of such expenditure.

         19.2 DAMAGES RECOVERABLE: If Tenant breaches this Lease and abandons the Premises before the end of the Term, or if Tenant's right to possession is terminated by Landlord because of a breach or default under this Lease, then in either such case, Landlord may recover from Tenant any and all amounts described in Section 1951.2 of the California Civil Code, including without limitation, any amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under the Lease or which in the ordinary course of things would be likely to result therefrom the unamortized cost of any Tenant Improvements constructed by or on behalf of Tenant pursuant to Exhibit B hereto to the extent Landlord has paid for such improvements, the unamortized portion of any broker's or leasing agent's commission incurred with respect to the leasing of the Premises to Tenant for the balance of the Term of the Lease remaining after the date on which Tenant is in default of its obligations hereunder, and all Reletting Costs, and the worth at the time of the award (computed in accordance with paragraph (3) of Subdivision (a) of Section 1951.2 of the California Civil Code) of the amount by which the Rent then unpaid hereunder for the balance of the Lease Term exceeds the amount of such loss of Rent for the same period which Tenant proves could be reasonably avoided by Landlord and in such case, Landlord prior to the award, may relet the Premises for the purpose of mitigating damages suffered by Landlord because of Tenant's failure to perform its obligations hereunder; provided, however, that even though Tenant has abandoned the Premises following such breach, this Lease shall nevertheless continue in full force and effect for as long as Landlord does not terminate Tenant's right of possession, and until such termination, Landlord shall have the remedy described in Section 1951.4 of the California Civil Code (Landlord may continue this Lease in effect after Tenant's breach and abandonment and recover Rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations) and may enforce all its rights and remedies under this Lease, including the right to recover the Rent from Tenant as it becomes due hereunder. The "worth at the time of the award" within the meaning of Subparagraphs (a)(1) and (a)(2) of Section 1951.2 of the California Civil Code shall be computed by allowing interest at the rate of ten percent (10%) per annum. Tenant waives redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179 (or any successor or substitute statute), or under any other present or future law, in the event Tenant is evicted or Landlord takes possession of the Premises by reason of any default of Tenant hereunder. Tenant hereby waives for Tenant and for all those claiming under Tenant all rights now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant's right of occupancy of the Premises after any termination of this Lease.

         19.3 RIGHTS AND REMEDIES CUMULATIVE: The foregoing rights and remedies of Landlord are not exclusive; they are cumulative in addition to any rights and remedies now or hereafter existing at law, in equity by statute or otherwise, or to any equitable remedies Landlord may have, and to any remedies Landlord may have under bankruptcy laws or laws affecting creditors' rights generally. In addition to all remedies set forth above, if Tenant materially defaults under this Lease, all options granted to Tenant hereunder shall automatically terminate, unless otherwise expressly agreed to in writing by Landlord.

20.      HOLDING OVER

If Tenant holds over after the expiration of the Lease Term hereof, with or without the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Base Rent shall be payable at a monthly rate equal to one hundred fifty percent (150%) of the greater of (i) the Base Rent applicable during the last rental period of the Lease Term under this Lease or (ii) the fair market rental rate for the Premises as of the commencement of such holdover period. Such month-to-month tenancy shall be subject to every other term, covenant and agreement contained herein. Landlord hereby expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Section 20 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all Claims resulting from such failure, including but not limited to, any Claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits to Landlord resulting therefrom.

21.      LANDLORD'S DEFAULT

Landlord shall not be considered in default of this Lease unless Landlord fails within a reasonable time to perform an obligation required to be performed by Landlord hereunder. For purposes hereof, a reasonable time shall not be less than thirty (30) days after receipt by Landlord of written notice specifying the nature of the obligation Landlord has not performed; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days, after receipt of written notice, is reasonably necessary for its performance, then Landlord shall not be in default of this Lease if performance of such obligation is commenced within such thirty (30) day period and thereafter diligently pursued to completion.

22.      PARKING

Tenant may use the number of non-designated and non-exclusive parking spaces specified in the Basic Lease Information. Landlord shall exercise reasonable efforts to ensure that such spaces are available to Tenant for its use, but Landlord shall not be required to enforce Tenant's right to use the same. In no event shall Tenant or any of Tenant's Representatives park or permit any parking of vehicles overnight.

23.      TRANSFER OF LANDLORD'S INTEREST

If there is any sale or other transfer of the Premises or any other portion of the Project by Landlord or any of Landlord's interest therein, Landlord shall automatically be entirely released from all liability under this Lease and Tenant agrees to look solely to such transferee for the performance of Landlord's obligations hereunder after the date of such transfer. A ground lease or similar long term lease by Landlord of the entire Building or Lot, of which the Premises are a part, shall be deemed a sale within the meaning of this
Section 23. Tenant agrees to attorn to such new owner provided such new owner does not disturb Tenant's use, occupancy or quiet enjoyment of the Premises so long as Tenant is not in material default of any of the provisions of this Lease.

24.      WAIVER

No delay or omission in the exercise of any right or remedy of either party on any default by the other party shall impair such a right or remedy or be construed as a waiver. The subsequent acceptance of Rent by Landlord after default by Tenant of this Lease shall not be deemed a waiver of such default, other than a waiver of timely payment for the particular Rent payment involved. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly Rent and other sums due hereunder shall be deemed to be other than on account of the earliest Rent or other sums due, nor shall any endorsement or statement on any check or accompanying any check or payment be deemed an accord and satisfaction; and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or other sum or pursue any other remedy provided in this Lease. No failure, partial exercise or delay on the part of the Landlord in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

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

25.      CASUALTY DAMAGE

         25.1 CASUALTY. If the Premises or any part [excluding any of Tenant's Property, any Tenant Improvements and any Alterations installed by or for the benefit of Tenant (collectively, the "Tenant's FF&E")] shall be damaged or destroyed by fire or other casualty, Tenant shall give immediate written notice thereof to Landlord. Within sixty (60) days after receipt by Landlord of such notice, Landlord shall notify Tenant, in writing, whether the necessary repairs can reasonably be made, as reasonably determined by Landlord: (a) within ninety (90) days; (b) in more than ninety (90) days but in less than one hundred eighty (180) days; or (c) in more than one hundred eighty (180) days, from the date of such notice.

                  25.1.1 MINOR INSURED DAMAGE. If the Premises (other than the Tenant's FF&E) are damaged only to such extent that repairs, rebuilding and/or restoration can be reasonably completed within ninety (90) days, this Lease shall not terminate and, provided that insurance proceeds are available and paid to Landlord to fully repair the damage and/or Tenant otherwise voluntarily contributes any shortfall thereof to Landlord, Landlord shall repair the Premises to substantially the same condition that existed prior to the occurrence of such casualty, except Landlord shall not be required to rebuild, repair, or replace any of Tenant's FF&E. The Rent payable hereunder shall be abated proportionately from the date and to the extent Tenant vacates the affected portions of the Premises until any and all repairs required herein to be made by Landlord are substantially completed but such abatement shall only be to the extent (i) of the portion of the Premises which is actually rendered unusable and unfit for occupancy and only during the time Tenant is not actually using same, and (ii) Landlord receives rental abatement insurance proceeds therefor.

                  25.1.2 INSURED DAMAGE REQUIRING MORE THAN 90 DAYS TO REPAIR. If the Premises (other than the Tenant's FF&E) are damaged only to such extent that repairs, rebuilding and/or restoration can be reasonably completed, as reasonably determined by Landlord, in more than ninety (90) days but in less than one hundred eighty (180) days, then Landlord shall have the option of: (a) terminating the Lease effective upon making the determination of the extent of such damage, in which event the Rent shall be abated from the date of the occurrence of such damage, provided Tenant diligently proceeds to and expeditiously vacates the Premises (but, in all events Tenant must vacate and surrender the Premises to Landlord by no later than ten (10) business days thereafter or there shall not be any abatement of Rent until Tenant so vacates the Premises ); or (b) electing to repair the Premises to substantially the same condition that existed prior to the occurrence of such casualty, provided insurance proceeds are available and paid to Landlord and Tenant otherwise voluntarily contributes any shortfall thereof to Landlord to fully repair the damage (except that Landlord shall not be required to rebuild, repair, or replace any of Tenant's FF&E). The Rent payable hereunder shall be abated proportionately from the date and to the extent Tenant actually vacates the affected portions of the Premises until any and all repairs required herein to be made by Landlord are substantially completed but such abatement shall only be to the extent (i) of the portion of the Premises which is actually rendered unusable and unfit for occupancy and only during the time Tenant is not actually using same, and (ii) Landlord receives rental abatement insurance proceeds therefor. If Landlord fails to substantially complete such repairs within one hundred eighty (180) days after the date on which Landlord is notified by Tenant of the occurrence of such casualty [such 180-day period to be extended for delays caused by Tenant or any of Tenant's Representatives ("Tenant Delays") or any force majeure events, which events shall include, but not be limited to, acts or events beyond Landlord's and/or its contractors' control, acts of God, earthquakes, strikes, lockouts, riots, boycotts, casualties not caused by Landlord or Tenant, discontinuance of any utility or other service required for performance of the work, moratoriums, governmental delays in issuing permits, governmental agencies and weather, and the lack of availability or shortage of materials ("Force Majeure Delays")], Tenant may within ten (10) business days after expiration of such one hundred eighty (180) day period (as same may be extended), terminate this Lease by delivering written notice to Landlord as Tenant's exclusive remedy, whereupon all rights of Tenant hereunder shall cease and terminate ten (10) business days after Landlord's receipt of such notice and Tenant shall immediately vacate the Premises and surrender possession thereof to Landlord.

                  25.1.3 MAJOR INSURED DAMAGE. If the Premises (other than the Tenant's FF&E) are damaged to such extent that repairs, rebuilding and/or restoration cannot be reasonably completed, as reasonably determined by Landlord, within one hundred eighty (180) days, then either Landlord or Tenant may terminate this Lease by giving written notice within twenty (20) days after notice from Landlord regarding the time period of repair. If either party notifies the other of its intention to so terminate the Lease, then this Lease shall terminate and the Rent shall be abated from the date of the occurrence of such damage, provided Tenant diligently proceeds to and expeditiously vacates the Premises (but, in all events Tenant must vacate and surrender the Premises to Landlord by no later than ten (10) business days thereafter or there shall not be any abatement of Rent until Tenant so vacates the Premises). If neither party elects to terminate this Lease, Landlord shall promptly commence and diligently prosecute to completion the repairs to the Premises, provided insurance proceeds are available and paid to Landlord to fully repair the damage or Tenant voluntarily contributes any shortfall thereof to Landlord (except that Landlord shall not be required to rebuild, repair, or replace any of Tenant's FF&E). During the time when Landlord is prosecuting such repairs to substantial completion, the Rent payable hereunder shall be abated proportionately from the date and to the extent Tenant actually vacates the affected portions of the Premises until any and all repairs required herein to be made by Landlord are substantially completed but such abatement shall only be to the extent (i) of the portion of the Premises which is actually rendered unusable and unfit for occupancy and only during the time Tenant is not actually using same, and (ii) Landlord receives rental abatement insurance proceeds therefor.

                  25.1.4 DAMAGE NEAR END OF TERM. Notwithstanding anything to the contrary contained in this Lease except for the provisions of Section 25.3 below, if the Premises are substantially damaged or destroyed during the last year of then applicable term of this Lease, either Landlord or Tenant may, at their option, cancel and terminate this Lease by giving written notice to the other party of its election to do so within thirty (30) days after receipt by Landlord of notice from Tenant of the occurrence of such casualty. If either party so elects to terminate this Lease, all rights of Tenant hereunder shall cease and terminate ten (10) days after Tenant's receipt or delivery of such notice, as applicable, and Tenant shall immediately vacate the Premises and surrender possession thereof to Landlord.

         25.2 DEDUCTIBLE AND UNINSURED CASUALTY. Tenant shall be responsible for and shall pay to Landlord, as Additional Rent, the deductible amounts under the insurance policies obtained by Landlord and Tenant under this Lease if the proceeds of which are used to repair the Premises as contemplated in this
Section 25. Notwithstanding the foregoing, if other portions of the Building are also damaged by said casualty and insurance proceeds are payable therefor, then Tenant shall only pay its proportionate share of the deductible as reasonably determined by Landlord. If any portion of the Premises is damaged and is not fully covered by the aggregate of insurance proceeds received by Landlord and any applicable deductible, and Tenant does not voluntarily contribute any shortfall thereof to Landlord, or if the holder of any indebtedness secured by the Premises requires that the insurance proceeds be applied to such

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

indebtedness, then Landlord or Tenant shall have the right to terminate this Lease by delivering written notice of termination to the other party within thirty (30) days after the date of notice to Tenant of any such event, whereupon all rights and obligations of Tenant shall cease and terminate hereunder, except for those obligations expressly provided for in this Lease to survive such termination of the Lease.

         25.3 TENANT'S FAULT AND LENDER'S RIGHTS. Notwithstanding anything to the contrary contained herein, if the Premises (other than Tenant's FF&E) or any other portion of the Building be damaged by fire or other casualty resulting from the intentional or negligent acts or omissions of Tenant or any of Tenant's Representatives, (i) the Rent shall not be diminished during the repair of such damage, (ii) Tenant shall not have any right to terminate this Lease due to the occurrence of such casualty or damage, and (iii) Tenant shall be liable to Landlord for the cost and expense of the repair and restoration of all or any portion of the Building caused thereby (including, without limitation, any deductible) to the extent such cost and expense is not covered by insurance proceeds. Notwithstanding anything to the contrary contained herein, if the holder of any indebtedness secured by the Premises or any other portion of the Project requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within thirty (30) days after the date of notice to Tenant of any such event, whereupon all rights and obligations of Tenant shall cease and terminate hereunder, except for those obligations expressly provided for in this Lease to survive such termination of the Lease.

         25.4 TENANT'S WAIVER. Landlord shall not be liable for any inconvenience or annoyance to Tenant, injury to the business of Tenant, loss of use of any part of the Premises by Tenant or loss of Tenant's Property, resulting in any way from such damage, destruction or the repair thereof, except that, Landlord shall allow Tenant a fair diminution of Rent during the time and to the extent the Premises are actually unusable and unfit for occupancy and Tenant is not using or otherwise occupying same as specifically provided above in this Section 25. With respect to any damage or destruction which Landlord is obligated to repair or may elect to repair, Tenant hereby waives all rights to terminate this Lease or offset any amounts against Rent pursuant to rights accorded Tenant by any law currently existing or hereafter enacted, including but not limited to, all rights pursuant to the provisions of Sections 1932(2.), 1933(4.), 1941 and 1942 of the California Civil Code, as the same may be amended or supplemented from time to time.

26.      CONDEMNATION

If twenty-five percent (25%) or more of the Premises is condemned by eminent domain, inversely condemned or sold in lieu of condemnation for any public or quasi-public use or purpose ("Condemned"), then Tenant or Landlord may terminate this Lease as of the date when physical possession of the Premises is taken and title vests in such condemning authority, and Rent shall be adjusted to the date of termination. Tenant shall not because of such condemnation assert any claim against Landlord or the condemning authority for any compensation because of such condemnation, and Landlord shall be entitled to receive the entire amount of any award without deduction for any estate of interest or other interest of Tenant; provided, however, the foregoing provisions shall not preclude Tenant, at Tenant's sole cost and expense, from obtaining any separate award to Tenant for loss of or damage to Tenant's Property or for damages for cessation or interruption of Tenant's business provided such award is separate from Landlord's award and provided further such separate award does not diminish nor otherwise impair the award otherwise payable to Landlord. In addition to the foregoing, Tenant shall be entitled to seek compensation for the relocation costs recoverable by Tenant pursuant to the provisions of California Government Code Section 7262. If neither party elects to terminate this Lease, Landlord shall, if necessary, promptly proceed to restore the Premises or the Building, as applicable, to substantially its same condition prior to such partial condemnation, allowing for the reasonable effects of such partial condemnation, and a proportionate allowance shall be made to Tenant, as solely determined by Landlord, for the Rent corresponding to the time during which, and to the part of the Premises of which, Tenant is deprived on account of such partial condemnation and restoration. Landlord shall not be required to spend funds for restoration in excess of the amount received by Landlord as compensation awarded.

27.      ENVIRONMENTAL MATTERS/HAZARDOUS MATERIALS

         27.1 HAZARDOUS MATERIALS DISCLOSURE CERTIFICATE: Prior to executing this Lease, Tenant has delivered to Landlord Tenant's executed initial Hazardous Materials Disclosure Certificate (the "Initial HazMat Certificate"), a copy of which is attached hereto as Exhibit E. Tenant covenants, represents and warrants to Landlord that the information in the Initial HazMat Certificate is true and correct and accurately describes the use(s) of Hazardous Materials which will be made and/or used on the Premises by Tenant. Tenant shall, commencing with the date which is one year from the Commencement Date and continuing every year thereafter, deliver to Landlord, an executed Hazardous Materials Disclosure Certificate ("the "HazMat Certificate") describing Tenant's then present use of Hazardous Materials on the Premises, and any other reasonably necessary documents as requested by Landlord. The HazMat Certificates required hereunder shall be in substantially the form attached hereto as Exhibit E.

         27.2 DEFINITION OF HAZARDOUS MATERIALS: As used in this Lease, the term Hazardous Materials shall mean and include (a) any hazardous or toxic wastes, materials or substances, and other pollutants or contaminants, which are or become regulated by any Environmental Laws; (b) petroleum, petroleum by products, gasoline, diesel fuel, crude oil or any fraction thereof; (c) asbestos and asbestos containing material, in any form, whether friable or non-friable;
(d) polychlorinated biphenyls; (e) radioactive materials; (f) lead and lead-containing materials; (g) any other material, waste or substance displaying toxic, reactive, ignitable or corrosive characteristics, as all such terms are used in their broadest sense, and are defined or become defined by any Environmental Law (defined below); or (h) any materials which cause or threatens to cause a nuisance upon or waste to any portion of the Project or any surrounding property; or poses or threatens to pose a hazard to the health and safety of persons on the Premises, any other portion of the Project or any surrounding property. For purposes of this Lease, the term "Hazardous Materials" shall not include nominal amounts of ordinary household cleaners, office supplies and janitorial supplies which are not actionable under any Environmental Laws.

         27.3 PROHIBITION; ENVIRONMENTAL LAWS: Tenant shall not be entitled to use or store any Hazardous Materials on, in, or about any portion of the Premises and the Project without, in each instance, obtaining Landlord's prior written consent thereto. If Landlord, in its sole discretion, consents to any such usage or storage, then Tenant shall be permitted to use and/or store only those Hazardous Materials that are necessary for Tenant's business and to the extent disclosed in the HazMat Certificate and as expressly approved by Landlord in writing. Any such usage and storage may only be to the extent of the quantities of Hazardous Materials as specified in the then applicable HazMat Certificate as expressly approved by Landlord. In all events such usage and storage must at all times be in full compliance with any and all local, state and federal environmental, health and/or safety-related laws, statutes, orders, standards, courts' decisions, ordinances, rules and regulations (as interpreted by judicial and administrative decisions), decrees, directives, guidelines, permits or permit conditions, currently existing and as amended, enacted, issued or adopted in the future which are or become applicable to Tenant or all or any portion of the Premises (collectively, the "Environmental Laws"). Tenant agrees that any changes to the type and/or quantities of Hazardous Materials specified in the most recent HazMat Certificate may be implemented only with the prior written consent of Landlord, which consent may be given or withheld in Landlord's sole discretion. Tenant shall not be entitled nor permitted to install any tanks under, on or about the Premises for the storage of Hazardous Materials without the express written consent of Landlord, which may be given or withheld in Landlord's sole discretion. Landlord shall have the right at all times during the Term of this Lease to (i) inspect the Premises, (ii) conduct tests and investigations to determine whether Tenant is in compliance with the provisions of this Section 27 or to determine if Hazardous Materials are present in, on or about the Project, and (iii) request lists of all Hazardous Materials used, stored or otherwise located on, under or about any portion of the Premises and/or the Common Areas. The cost of all such inspections, tests and investigations shall be borne by Tenant, if Landlord reasonably determines that Tenant or any of Tenant's Representatives are directly or indirectly responsible in any manner for any contamination revealed by such inspections, tests and investigations. The aforementioned rights granted herein to Landlord and its representatives shall not create (a) a duty on Landlord's part to inspect, test, investigate, monitor or otherwise observe the Premises or the activities of Tenant and Tenant's Representatives with respect to Hazardous Materials, including without limitation, Tenant's operation, use and any remediation related thereto, or (b) liability on the part of Landlord and its representatives for Tenant's use, storage, disposal or remediation of Hazardous Materials, it being understood that Tenant shall be solely responsible for all liability in connection therewith.

         27.4 TENANT'S ENVIRONMENTAL OBLIGATIONS: Tenant shall give to Landlord immediate oral and written notice of any spills, releases, discharges, disposals, emissions, migrations, removals or transportation of Hazardous Materials on, under or about any portion of the Premises or in any Common Areas; provided that Tenant has actual knowledge of such event(s). Tenant, at its sole cost and expense, covenants and warrants to promptly investigate, clean up, remove, restore and otherwise remediate (including, without limitation, preparation of any feasibility studies or reports and the performance of any and all closures) any spill, release, discharge, disposal, emission, migration or transportation of Hazardous Materials arising from or related to the intentional or negligent acts or omissions of Tenant or Tenant's Representatives such that the affected portions of the Project and any adjacent property are returned to the condition existing prior to the appearance of such Hazardous Materials. Any such investigation, clean up, removal, restoration and other remediation shall only be performed after Tenant has obtained Landlord's prior written consent, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, Tenant shall be entitled to respond immediately to an emergency without first notifying Landlord (provided written notice is delivered to Landlord within two
(2) business days after such response and without first obtaining Landlord's prior written consent. Tenant, at its sole cost and expense, shall conduct and perform, or cause to be conducted and performed, all closures as required by any Environmental Laws or any agencies or other governmental authorities having jurisdiction thereof. If Tenant fails to so promptly investigate, clean up, remove, restore, provide closure or otherwise so remediate, Landlord may, but without obligation to do so, take any and all steps necessary to rectify the same and Tenant shall promptly reimburse Landlord, upon demand, for all costs and expenses to Landlord of performing investigation, clean up, removal, restoration, closure and remediation work. All such work undertaken by Tenant, as required herein, shall be performed in such a manner so as to enable Landlord to make full economic use of the Premises and the other portions of the Project after the satisfactory completion of such work.

         27.5 ENVIRONMENTAL INDEMNITY: In addition to Tenant's obligations as set forth hereinabove, Tenant agrees to, and shall, protect, indemnify, defend (with counsel acceptable to Landlord) and hold Landlord and the other Indemnitees harmless from and against any and all Claims (including, without limitation, diminution in value of any portion of the Premises or the Project, damages for the loss of or restriction on the use of rentable or usable space, and from any adverse impact of Landlord's marketing of any space within the Project) arising at any time during or after the Term of this Lease in connection with or related to the use, presence, transportation, storage, disposal, migration, removal, spill, release or discharge of Hazardous Materials on, in or about any portion of the Project as a result of the intentional or negligent acts or omissions of Tenant or any of Tenant's Representatives. Neither the written consent of Landlord to the presence, use or storage of Hazardous Materials in, on, under or about any portion of the Project nor the strict compliance by Tenant with all Environmental Laws shall excuse Tenant from its obligations of indemnification pursuant hereto. Tenant shall not be relieved of its indemnification obligations under the provisions of this Section 27.5 due to Landlord's status as either an "owner" or "operator" under any Environmental Laws.

         27.6 SURVIVAL: Tenant's obligations and liabilities pursuant to the provisions of this Section 27 shall survive the expiration or earlier termination of this Lease. If it is determined by Landlord that the condition of all or any portion of the Project is not in compliance with the provisions of this Lease with respect to Hazardous Materials, including without limitation, all Environmental Laws at the expiration or earlier termination of this Lease, then Landlord may require Tenant to hold over possession of the Premises until Tenant can surrender the Premises to Landlord in the condition in which the Premises existed as of the Commencement Date and prior to the appearance of such Hazardous Materials except for reasonable wear and tear, including without limitation, the conduct or performance of any closures as required by any Environmental Laws. The burden of proof hereunder shall be upon Tenant. For purposes hereof, the term "reasonable wear and tear" shall not include any deterioration in the condition or diminution of the value of any portion of the Project in any manner whatsoever related to directly, or indirectly, Hazardous Materials. Any such holdover by Tenant will be with Landlord's consent, will not be terminable by Tenant in any event or circumstance and will otherwise be subject to the provisions of Section 20 of this Lease.

28.      FINANCIAL STATEMENTS

Tenant and any permitted Transferee, for the reliance of Landlord, any lender holding or anticipated to acquire a lien upon any portion of the Project or any prospective purchaser of any portion of the Project within ten (10) days after Landlord's request therefor, but not more often than once annually so long as Tenant is not in material default of this Lease, shall deliver to Landlord the then current audited financial statements of Tenant (including interim periods following the end of the last fiscal year for which annual statements are available). If audited financial statements have not been prepared, Tenant and any permitted Transferee shall provide Landlord with unaudited financial statements and such other information, the type and form of which are acceptable to Landlord in Landlord's reasonable discretion, which reflects the financial condition of Tenant and any permitted Transferee.

29.      GENERAL PROVISIONS:

         29.1 TIME. Time is of the essence in this Lease and with respect to each and all of its provisions in which performance is a factor.

         29.2 SUCCESSORS AND ASSIGNS. The covenants and conditions herein contained, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of the parties hereto.

         29.3 RECORDATION. Tenant shall not record this Lease or a short form memorandum hereof.

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

         29.4 LANDLORD EXCULPATION. The liability of Landlord to Tenant for any default by Landlord under the terms of this Lease shall be limited to the actual interest of Landlord and its present or future partners or members in the Building, and Tenant agrees to look solely to Landlord's interest in the Building for satisfaction of any liability and shall not look to other assets of Landlord nor seek any recourse against the assets of the individual partners, members, directors, officers, shareholders, agents or employees of Landlord, including without limitation, any property management company of Landlord (collectively, the "Landlord Parties"). It is the parties' intention that Landlord and the Landlord Parties shall not in any event or circumstance be personally liable, in any manner whatsoever, for any judgment or deficiency hereunder or with respect to this Lease. The liability of Landlord under this Lease is limited to its actual period of ownership of title to the Building.

         29.5 SEVERABILITY AND GOVERNING LAW. Any provisions of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provisions hereof and such other provision shall remain in full force and effect. This Lease shall be governed by, and construed in accordance with, the laws of the State of California.

         29.6 ATTORNEYS' FEES. In the event any dispute between the parties results in litigation or other proceeding, the prevailing party shall be reimbursed by the party not prevailing for all reasonable costs and expenses, including, without limitation, reasonable attorneys' and experts' fees and costs incurred by the prevailing party in connection with such litigation or other proceeding, and any appeal thereof. Such costs, expenses and fees shall be included in and made a part of the judgment recovered by the prevailing party, if any.

         29.7 ENTIRE AGREEMENT. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. This Lease executed by Landlord and Tenant in connection with this Lease and dated of even date herewith contain all of the terms, covenants, conditions, warranties and agreements of the parties relating in any manner to the rental, use and occupancy of the Premises, shall be considered to be the only agreement between the parties hereto and their representatives and agents, and none of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto. All negotiations and oral agreements acceptable to both parties have been merged into and are included herein. There are no other representations or warranties between the parties, and all reliance with respect to representations is based totally upon the representations and agreements contained in this Lease. The parties acknowledge that (i) each party and/or its counsel have reviewed and revised this Lease, and (ii) no rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall be employed in the interpretation or enforcement of this Lease or any amendments or exhibits to this Lease or any document executed and delivered by either party in connection with this Lease.

         29.8 WARRANTY OF AUTHORITY. On the date that Tenant executes this Lease, Tenant shall deliver to Landlord an original certificate of status for Tenant issued by the California Secretary of State or statement of partnership for Tenant recorded in the county in which the Premises are located, as applicable, and such other documents as Landlord may reasonably request with regard to the lawful existence of Tenant. Each person executing this Lease on behalf of a party represents and warrants that (1) such person is duly and validly authorized to do so on behalf of the entity it purports to so bind, and
(2) if such party is a partnership, corporation or trustee, that such partnership, corporation or trustee has full right and authority to enter into this Lease and perform all of its obligations hereunder. Tenant hereby warrants that this Lease is legal, valid and binding upon Tenant and enforceable against Tenant in accordance with its terms.

         29.9 NOTICES. All notices, demands, statements or communications (collectively, "Notices") given or required to be given by either party to the other hereunder shall be in writing, shall be sent by United States certified or registered mail, postage prepaid, return receipt requested, or delivered personally (i) to Tenant at the Tenant's Address set forth in the Basic Lease Information, or to such other place as Tenant may from time to time designate in a Notice to Landlord; or (ii) to Landlord at Landlord's Address set forth in the Basic Lease Information, or to such other firm or to such other place as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given three (3) days after the date it is mailed as provided in this
Section 29.9 or upon the date personal delivery is made.

         29.10 JOINT AND SEVERAL; COVENANTS AND CONDITIONS. If Tenant consists of more than one person or entity, the obligations of all such persons or entities shall be joint and several. Each provision to be performed by Tenant hereunder shall be deemed to be both a covenant and a condition.

         29.11 CONFIDENTIALITY. Tenant acknowledges that the content of this Lease and any related documents are confidential information. Tenant shall keep and maintain such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant's financial, legal and space planning consultants.

         29.12 LANDLORD RENOVATIONS. Tenant acknowledges that Landlord may from time to time, at Landlord's sole option, renovate, improve, develop, alter, or modify (collectively, the "Renovations") portions of the Building, Premises, Common Areas and the Project, including without limitation, systems and equipment, roof, and structural portions of the same. In connection with such Renovations, Landlord may, among other things, erect scaffolding or other necessary structures in the Building, limit or eliminate access to portions of the Project, including portions of the Common Areas, or perform work in the Building, which work may create noise, dust or leave debris in the Building. Tenant hereby agrees that such Renovations and Landlord's actions in connection with such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent. Landlord shall have no responsibility, or for any reason be liable to Tenant, for any direct or indirect injury to or interference with Tenant's business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant's Property, Alterations or improvements resulting from the Renovations or Landlord's actions in connection with such Renovations, or for any inconvenience or annoyance occasioned by such Renovations or Landlord's actions in connection with such Renovations. Notwithstanding the above, Landlord shall use commercially reasonable efforts to not interfere with Tenant's business or use of the Premises.

         29.13 SUBMISSION OF LEASE. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or an option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

30.      SIGNS

All signs and graphics of every kind visible in or from public view or corridors or the exterior of the Premises shall be subject to Landlord's prior written approval and shall be subject to and in compliance with all applicable Laws, Development Documents, Recorded Matters, Rules and Regulations, and Landlord's sign criteria as same may exist from time to time or as set forth in Exhibit G hereto. Tenant shall remove all such signs and graphics prior to the expiration or earlier termination of this Lease. Such installations and removals shall be made in a manner as to avoid damage or defacement of the Premises. Tenant shall repair any damage or defacement, including without limitation, discoloration caused by such installation or removal. Landlord shall have the right, at its option, to deduct from the Security Deposit such sums as are reasonably necessary to remove such signs and make any repairs necessitated by such removal. Notwithstanding the foregoing, in no event shall any: (a) neon, flashing or moving sign(s) or (b) sign(s) which are likely to interfere with the visibility of any sign, canopy, advertising matter, or decoration of any kind of any other business or occupant of the Building or the other portions of the Project be permitted hereunder. Tenant further agrees to maintain each such sign and graphics, as may be approved, in good condition and repair at all times.

31.      MORTGAGEE PROTECTION

Upon any default on the part of Landlord, Tenant will give written Notice by registered or certified mail to any beneficiary of a deed of trust or mortgagee of a mortgage covering the Premises who has provided Tenant with notice of their interest together with an address for receiving Notice, and shall offer such beneficiary or mortgagee a reasonable opportunity to cure the default, including time to obtain possession of the Premises by power of sale or a judicial foreclosure, if such should prove necessary to effect a cure. If such default cannot be cured within such time period, then such additional time as may be necessary will be given to such beneficiary or mortgagee to effect such cure so long as such beneficiary or mortgagee has commenced the cure within the original time period and thereafter diligently pursues such cure to completion, in which event this Lease shall not be terminated while such cure is being diligently pursued. Tenant agrees that each lender to whom this Lease has been assigned by Landlord is an express third party beneficiary hereof. Tenant shall not make any prepayment of Rent more than one (1) month in advance without the prior written consent of each such lender, except if Tenant is required to make quarterly payments of Rent in advance pursuant to the provisions of Section 8 above. Tenant waives the collection of any deposit from such lender(s) or any purchaser at a foreclosure sale of such lender(s)' deed of trust unless the lender(s) or such purchaser shall have actually received and not refunded the deposit. Tenant agrees to make all payments under this Lease to the lender with the most senior encumbrance upon receiving a direction, in writing, to pay said amounts to such lender. Tenant shall comply with such written direction to pay without determining whether an event of default exists under such lender's loan to Landlord. If, in connection with obtaining financing for the Premises or any other portion of the Project, Landlord's lender shall request reasonable modification(s) to this Lease as a condition to such financing, Tenant shall not unreasonably withhold, delay or defer its consent thereto, provided such modifications do not materially and adversely affect Tenant's rights hereunder or the use, occupancy or quiet enjoyment of Tenant hereunder.

32.      WARRANTIES OF TENANT

Tenant hereby warrants and represents to Landlord, for the express benefit of Landlord, that Tenant has undertaken a complete and independent evaluation of the risks inherent in the execution of this Lease and the operation of the Premises for the use permitted hereby, and that, based upon said independent evaluation, Tenant has elected to enter into this Lease and hereby assumes all risks with respect thereto. Tenant hereby further warrants and represents to Landlord, for the express benefit of Landlord, that in entering into this Lease, Tenant has not relied upon any statement, fact, promise or representation (whether express or implied, written or oral) not specifically set forth herein in writing and that any statement, fact, promise or representation (whether express or implied, written or oral) made at any time to Tenant, which is not expressly incorporated herein in writing, is hereby waived by Tenant.

33.      BROKERAGE COMMISSION

Landlord and Tenant each represents and warrants for the benefit of the other that it has had no dealings with any real estate broker, agent or finder in connection with the Premises and/or the negotiation of this Lease, except for the Broker(s) specified in the Basic Lease Information, and that it knows of no other real estate broker, agent or finder who is or might be entitled to a real estate brokerage commission or finder's fee in connection with this Lease or otherwise based upon contacts between the claimant and Tenant. Each party shall indemnify and hold harmless the other from and against any and all liabilities or expenses arising out of claims made for a fee or commission by any real estate broker, agent or finder in connection with the Premises and this Lease other than Broker(s), if any, resulting from the actions of the indemnifying party. Unless expressly agreed to in writing by Landlord and Broker(s), no real estate brokerage commission or finder's fee shall be owed to, or otherwise payable to, the Broker(s) for any renewals or other extensions of the initial Term of this Lease or for any additional space leased by Tenant other than the Premises as same exists as of the Lease Date. Tenant further represents and warrants to Landlord that Tenant will not receive (i) any portion of any brokerage commission or finder's fee payable to the Broker(s) in connection with this Lease or (ii) any other form of compensation or incentive from the Broker(s) with respect to this Lease.

34.      QUIET ENJOYMENT

Landlord covenants with Tenant, upon the paying of Rent and observing and keeping the covenants, agreements and conditions of this Lease on its part to be kept, and during the periods that Tenant is not otherwise in default of any of the terms or provisions of this Lease, and subject to the rights of any of Landlord's lenders, (i) that Tenant shall and may peaceably and quietly have, hold, occupy and enjoy the Premises and the Common Areas during the Term of this Lease, and (ii) neither Landlord, nor any successor or assign of Landlord, shall disturb Tenant's occupancy or enjoyment of the Premises and the Common Areas. The foregoing covenant is in lieu of any other covenant express or implied.

35.      COLLATERAL FOR PERFORMANCE OF LEASE OBLIGATIONS

Simultaneously with Tenant's delivery to Landlord of this Lease and the first month's Base Rent in accordance with the provisions of Section 3 above, Tenant shall deliver to Landlord, as collateral for the full and faithful performance by Tenant of all of its obligations under this Lease and for all losses and damages Landlord may suffer as a result of any default by Tenant under this Lease, an irrevocable and unconditional negotiable letter of credit, in the form and containing the terms required herein, payable in the City of Foster City, California running in favor of Landlord issued by a solvent bank under the supervision of the Superintendent of Banks of the State of California, or a National Banking

Association, in the amount of Five Hundred Thousand and 00/100 Dollars ($500,000.00) (the "Letter of Credit"). The Letter of Credit shall be (a) at sight and irrevocable, (b) maintained in effect, whether through replacement, renewal or extension, for the entire Lease Term (the "Letter of Credit Expiration Date") and Tenant shall deliver a new Letter of Credit or certificate of renewal or extension to Landlord at least thirty (30) days prior to the expiration of the Letter of Credit, without any action whatsoever on the part of Landlord, (c) subject to the Uniform Customs and Practices for Documentary Credits (1993-Rev) International Chamber of Commerce Publication #400, (d) acceptable to Landlord in its sole discretion, and (e) fully assignable by Landlord and permit partial draws. In addition to the foregoing, the form and terms of the Letter of Credit (and the bank issuing the same) shall be acceptable to Landlord, in Landlord's sole discretion, and shall provide, among other things, in effect that: (1) Landlord, or its then managing agent, shall have the right to draw down an amount up to the face amount of the Letter of Credit upon the presentation to the issuing bank of Landlord's (or Landlord's then managing agent's) statement that Tenant is in material default and such amount is due to Landlord under the terms and conditions of this Lease, it being understood that if Landlord or its managing agent be a corporation, partnership or other entity, then such statement shall be signed by an officer (if a corporation), a general partner (if a partnership), or any authorized party (if another entity); (2) the Letter of Credit will be honored by the issuing bank without inquiry as to the accuracy thereof and regardless of whether the Tenant disputes the content of such statement; and (3) in the event of a transfer of Landlord's interest in the Building, Landlord shall transfer the Letter of Credit, in whole or in part (or cause a substitute letter of credit to be delivered, as applicable), to the transferee and thereupon the Landlord shall, without any further agreement between the parties, be released by Tenant from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of the whole or any portion of said Letter of Credit to a new Landlord. If, as a result of any such application of all or any part of the Letter of Credit, the amount of the Letter of Credit shall be less than Five Hundred Thousand and 00/100 Dollars ($500,000.00), Tenant shall within five (5) days thereafter provide Landlord with additional letter(s) of credit in an amount equal to the deficiency (or a replacement letter of credit in the total amount of Five Hundred Thousand and 00/100 Dollars ($500,000.00) and each such additional (or replacement) letter of credit shall comply with all of the provisions of this Article 29, and if Tenant fails to do so, the same shall constitute an incurable default by Tenant. Tenant further covenants and warrants that it will neither assign nor encumber the Letter of Credit or any part thereof and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. Without limiting the generality of the foregoing, if the Letter of Credit expires earlier than the Letter of Credit Expiration Date, Landlord will accept a renewal thereof or substitute letter of credit (such renewal or substitute letter of credit to be in effect not later than thirty (30) days prior to the expiration thereof), which shall be irrevocable and automatically renewable as above provided through the Letter of Credit Expiration Date upon the same terms as the expiring letter of credit or such other terms as may be acceptable to Landlord in its sole discretion. However, if the Letter of Credit is not timely renewed or a substitute letter of credit is not timely received, or if Tenant fails to maintain the Letter of Credit in the amount and terms set forth in this
Article 29, Landlord shall have the right to present such Letter of Credit to the bank in accordance with the terms of this Article 29, and the entire sum evidenced thereby shall be paid to and held by Landlord as collateral for performance of all of Tenant's obligations under this Lease and for all losses and damages Landlord may suffer as a result of any default by Tenant under this Lease. If there shall occur a default under this Lease as set forth in Article 19 of this Lease, Landlord may, but without obligation to do so, draw upon the Letter of Credit, in part or in whole, to cure any default of Tenant and/or to compensate Landlord for any and all damages of any kind or nature sustained or which may be sustained by Landlord resulting from Tenant's default. Tenant agrees not to interfere in any way with payment to Landlord of the proceeds of the Letter of Credit, either prior to or following a "draw" by Landlord of any portion of the Letter of Credit, regardless of whether any dispute exists between Tenant and Landlord as to Landlord's right to draw from the Letter of Credit. No condition or term of this Lease shall be deemed to render the Letter of Credit conditional to justify the issuer of the Letter of Credit in failing to honor a drawing upon such Letter of Credit in a timely manner. Landlord and Tenant acknowledge and agree that in no event or circumstance shall the Letter of Credit or any renewal thereof or substitute therefor be (i) deemed to be or treated as a "security deposit" within the meaning of California Civil Code
Section 1950.7, (ii) subject to the terms of such Section 1950.7, or (iii) intended to serve as a "security deposit" within the meaning of such Section 1950.7. The parties hereto (x) recite that the Letter of Credit is not intended to serve as a security deposit and such Section 1950.7 and any and all other laws, rules and regulations applicable to security deposits in the commercial context ("Security Deposit Laws") shall have no applicability or relevancy to the Letter of Credit and (y) waive any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws. Notwithstanding the above, the Letter of Credit outlined herein shall be subject to reduction after the twenty fourth (24th) month of the Lease upon Tenant achieving a net worth of at least $60,000,000.00 and achieving and maintaining a cash balance of at least $20,000,000.00. However, notwithstanding the above, in the event that Tenant's cash position should drop below $20,000,000.00 at any point during the term of this Lease, Tenant shall within five (5) business days reissue said Letter of Credit. In the event Tenant does not reissue said Letter of Credit within five (5) business days, Tenant shall be in material default of the Lease.

36.      SATELLITE DISH

Tenant shall have the right (but only to the extent permitted by the City of Newark and all agencies and governmental authorities having jurisdiction thereof), at Tenant's sole cost and expense, to install and operate a satellite or microwave dish or dishes ("Satellite Dishes") along with any necessary cables ("Cables") on a portion of the roof of the Building to be designated by Landlord ("Roof Space") for the Term of the Lease (the Satellite Dishes and Cables are hereinafter collectively referred to as the "Equipment"). The location and size of the Equipment shall be subject to Landlord's approval, not to be unreasonably withheld and which best promotes the safety, aesthetics and efficiency of the Equipment; provided, all of the Equipment and any modifications thereto or placement thereof shall be (i) at Tenant's sole cost and expense, (ii) contained visually within the roof screen, (iii) installed and operated to Landlord's reasonable specifications, and (iv) installed, maintained, operated and removed in accordance with all Recorded Matters and applicable Laws. Landlord shall cooperate reasonably with Tenant to modify the roof screen placement (subject to all applicable Laws and Recorded Matters) if required for signal quality, reconfiguration due to the installation of any HVAC systems and other reasonable considerations; provided, the cost of all such modifications shall be the responsibility of Tenant. All modifications to the Building, including the Roof Space, if any, shall be reasonably approved by Landlord prior to commencement of any work with respect to the Equipment. No additional rent shall be paid by Tenant for use of the Roof Space and operation of the Equipment. The Equipment shall remain the property of Tenant and Tenant shall remove the Equipment upon the expiration or earlier termination of the Lease. Tenant shall restore the Roof Space and any other portion of the Buildings affected by the Equipment to its original condition, excepting ordinary wear and tear and/or damage or destruction due to fire or other casualty not caused directly or indirectly by Tenant, its agents, employees, contractors or the Equipment or any part thereof. Tenant may not assign, lease, rent, sublet or otherwise transfer any of its interest in the Roof Space or the Equipment except together with the remainder of all of the Premises as more particularly set forth in
Section 15. Each of the other provisions of this Lease shall be applicable to the Equipment and the use of the Roof Space by Tenant, including without limitation, Sections 12 and 14 of this Lease. The Equipment shall comply with all-non-interference rules of the Federal Communications Commission. If applicable, Tenant shall provide to Landlord a copy of (i) the Federal Communications Commission (or other agency) grant which has awarded frequencies to Tenant and (ii) a list of Tenant's frequencies. Anything to the contrary contained herein notwithstanding, if, during the Lease Term, as such Term may be extended, Landlord, in its reasonable judgment, believes that the Equipment poses a human health or environmental hazard that cannot be remediated or has not been remediated within ten (10) days after Tenant has been notified thereof, then Tenant shall immediately cease all operations of the Equipment and Tenant shall remove all of the Equipment within thirty (30) days thereafter. To the best of Tenant's knowledge, Tenant represents to Landlord that the Equipment shall not emit or project any electro-magnetic fields which pose a human health or environmental hazard. In addition, Tenant shall be responsible for insuring the Equipment and Landlord shall have no responsibility therefor. Tenant shall indemnify, defend (by counsel reasonably acceptable to Landlord) and hold harmless Landlord from any and all claims, demands, liabilities, damages, judgments, costs and expenses (including reasonable attorneys' fees) Landlord may suffer or incur arising out of or related to the installation, use, operation, maintenance, replacement and/or removal of the Equipment or any portion thereof.

         IN WITNESS WHEREOF, this Lease is executed by the parties as of the Lease Date referenced on Page 1 of this Lease.

TENANT:

VINA TECHNOLOGIES, INC.,
a California corporation

By:      ____________________________________________

Its:     ____________________________________________

Date:    ____________________________________________

By:      ____________________________________________

Its:     ____________________________________________

Date:    ____________________________________________

LANDLORD:

GAL-LPC STEVENSON BOULEVARD, LP,
a California limited partnership

By:      LEGACY PARTNERS 2320 LLC,
         a California limited liability company, its General Partner

         By:      ____________________________________________

         Its:     ____________________________________________

Date:    ____________________________________________

If Tenant is a CORPORATION, the authorized officers must sign on behalf of the corporation and indicate the capacity in which they are signing. The Lease must be executed by the president or vice-president and the secretary or assistant secretary, unless the bylaws or a resolution of the board of directors shall otherwise provide, in which event, the bylaws or a certified copy of the resolution, as the case may be, must be attached to this Lease.

                                    EXHIBIT A
                                    PREMISES

This exhibit, entitled "Premises", is and shall constitute Exhibit A to that certain Lease Agreement dated April 26, 2000 (the "Lease"), by and between GAL-LPC STEVENSON BOULEVARD, LP, a California limited partnership ("Landlord") and VINA TECHNOLOGIES, INC., a California corporation ("Tenant") for the leasing of certain premises located in the Stevenson Point Technology Park at Building C, 39745 Eureka, Blvd., Newark, California (the "Premises").

The Premises consist of the rentable square footage of space specified in the Basic Lease Information and has the address specified in the Basic Lease Information. The Premises are a part of and are contained in the Building specified in the Basic Lease Information. The cross-hatched area depicts the Premises within the [Building, Project]:

                          EXHIBIT B TO LEASE AGREEMENT
                               TENANT IMPROVEMENTS

This exhibit, entitled "Tenant Improvements", is and shall constitute EXHIBIT B to that certain Lease Agreement dated April 26, 2000 (the "Lease"), by and between GAL-LPC STEVENSON BOULEVARD, LP, a California limited partnership ("Landlord") and VINA TECHNOLOGIES, INC., a California corporation ("Tenant") for the leasing of certain premises located in the Stevenson Point Technology Park at Building C, 39745 Eureka, Blvd., Newark, California (the "Premises"). The terms, conditions and provisions of this EXHIBIT B are hereby incorporated into and are made a part of the Lease. Any capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms as set forth in the Lease.

1. TENANT IMPROVEMENTS. Subject to the conditions set forth below, Landlord agrees to construct and install certain improvements ("Tenant Improvements") in the Building of which the Premises are a part in accordance with the Approved Final Drawings (defined below) and pursuant to the terms of this EXHIBIT B.

2. DEFINITION. "Tenant Improvements" as used in this Lease shall include only those interior improvements to be made to the Premises as specified in the Approved Final Drawings (defined below) and agreed to by Tenant and Landlord in accordance with the provisions hereof. "Tenant Improvements" shall specifically not include (i) any alterations, additions or improvements installed or constructed by Tenant, (ii) any of Tenant's trade fixtures, racking, security equipment, equipment, furniture, furnishings, telephone and/or data equipment, telephone and/or data lines or other personal property, and (iii) any supplemental fire protection improvements or equipment, including without limitation, in-rack fire sprinklers, hose racks, reels, smoke vents, and draft curtains (collectively, "Tenant's Installations").

3. TENANT'S INITIAL PLANS; THE WORK. Tenant desires Landlord to perform certain Tenant Improvements in the Premises. The Tenant Improvements shall be in substantial accordance with the plan(s) and scope of work (collectively, the "Initial Plans") which will be prepared by Landlord's architect after the parties meet and confer to agree upon a scope of work immediately after execution of this Lease. Within fifteen (15) business days from the date Landlord and Tenant meet to discuss the scope of work, Landlord shall deliver to Tenant the Initial Plans. A copy of the Initial Plans shall be attached hereto as Schedule 1, as soon as practicable thereafter. Such work, as shown in the Initial Plans and as more fully detailed in the Approved Final Drawings (as defined and described in Section 4 below), shall be hereinafter referred to as the "Work". Not later than five (5) days after the Initial Plans are prepared and delivered to Tenant, Tenant or Tenant's Representatives shall furnish to Landlord such additional plans, drawings, specifications and finish details as Landlord may reasonably request to enable Landlord's architects and engineers, as applicable, to prepare mechanical, electrical and plumbing plans and to prepare the Final Drawings, including, but not limited to, a final telephone layout and special electrical connections, if any. All plans, drawings, specifications and other details describing the Work which have been, or are hereafter, furnished by or on behalf of Tenant shall be subject to Landlord's approval, which approval shall not be unreasonably withheld. Landlord shall not be deemed to have acted unreasonably if it withholds its approval of any plans, specifications, drawings or other details or of any Change Request (hereafter defined in Section 11 below) because, in Landlord's reasonable opinion, the work as described in any such item, or any Change Request, as the case may be: (a) is likely to adversely affect Building systems, the structure of the Building or the safety of the Building or its occupants; (b) might impair Landlord's ability to furnish services to Tenant or other tenants in the Building; (c) would increase the cost of operating the Building or the Park; (d) would violate any applicable governmental, administrative body's or agencies' laws, rules, regulations, ordinances, codes or similar requirements (or interpretations thereof); (e) contains or uses Hazardous Materials; (f) would adversely affect the appearance of the Building or the Park; (g) might adversely affect another tenant's premises or such other tenant's use and enjoyment of such premises; (h) is prohibited by any ground lease affecting the Building, the Lot and/or the Park, any Recorded Matters or any mortgage, trust deed or other instrument encumbering the Building, the Lot and/or the Park; (i) is likely to be substantially delayed because of unavailability or shortage of labor or materials necessary to perform such work or the difficulties or unusual nature of such work; (j) is not, at a minimum, in accordance with Landlord's Building Standards (defined below); or (k) would increase the Tenant Improvement Costs (defined in Section 9 below) by more than ten percent (10%) from the cost originally estimated and anticipated by the parties. The foregoing reasons, however, shall not be the only reasons for which Landlord may withhold its approval, whether or not such other reasons are similar or dissimilar to the foregoing. Neither the approval by Landlord of the Work or the Initial Plans or any other plans, specifications, drawings or other items associated with the Work nor Landlord's performance, supervision or monitoring of the Work shall constitute any warranty or covenant by Landlord to Tenant of the adequacy of the design for Tenant's intended use of the Premises. Tenant agrees to, and does hereby, assume full and complete responsibility to ensure that the Work and the Approved Final Drawings are adequate to fully meet the needs and requirements of Tenant's intended operations of its business within the Premises and Tenant's use of the Premises.

4. FINAL DRAWINGS AND APPROVED FINAL DRAWINGS. If necessary for the performance of the Work, and to the extent not already included as part of the Initial Plans attached hereto, Landlord shall prepare or cause to be prepared final working drawings and specifications for the Work (the "Final Drawings") based on and consistent in all material respects with the Initial Plans and the other plans, specifications, drawings, finish details or other information furnished by Tenant or Tenant's Representatives to Landlord and approved by Landlord pursuant to Section 3 above. Tenant shall cooperate diligently with Landlord and Landlord's architect, engineer and other representatives and Tenant shall furnish within five (5) days after any request therefor, all information required by Landlord or Landlord's architect, engineer or other representatives for completion of the Final Drawings. So long as the Final Drawings are substantially consistent with the Initial Plans, Tenant shall approve the Final Drawings within five (5) days after receipt of same from Landlord. Tenant's failure to approve or disapprove such Final Drawings within the foregoing five
(5) day time period, shall be conclusively deemed to be approval of same by Tenant. If Tenant reasonably disapproves of any matters included in the Final Drawings because such items are not substantially consistent with the Initial Plans, Tenant shall, within the aforementioned five (5) day period, deliver to Landlord written notice of its disapproval and Tenant shall specify in such written notice, in sufficient detail as Landlord may reasonably require, the matters disapproved, the reasons for such disapproval, and the specific changes or revisions necessary to be made to the Final Drawings to cause such drawings to substantially conform to the Initial Plans. Any additional costs associated with such requested changes or revisions shall be included as part of the Tenant Improvement Costs (defined below). The foregoing procedure shall be followed by the parties until the Final Drawings are acceptable to both Landlord and Tenant. Landlord and Tenant shall indicate their approval of the Final Drawings by initialing each sheet of the Final Drawings and delivering to one another a true and complete copy of such initialed Final Drawings (the "Approved Final Drawings"). A true and complete copy of the Approved Final Drawings shall be attached to the Lease as Exhibit B-1 and shall be made a part thereof. Any changes or revisions to the Approved Final Drawings requested by Tenant must first be approved by Landlord, which approval shall not be unreasonably withheld, subject to the provisions of Section 3 above. If Landlord approves such requested changes or revisions, Landlord shall cause the Approved Final Drawings to be revised accordingly and Landlord and Tenant shall initial each sheet of the Approved Final Drawings as revised and replace and attach a true and complete copy thereof to the Lease as Exhibit B-1. Landlord and Tenant hereby covenant to each other to cooperate with each other and to act reasonably in the preparation and approval of the Final Drawings and the Approved Final Drawings.

5. PERFORMANCE OF WORK. As soon as practicable after Tenant and Landlord initial and attach to the Lease as EXHIBIT B-1 a true and complete copy of the Approved Final Drawings, Landlord shall submit the Approved Final Drawings to the governmental authorities having rights of approval over the Work and shall apply for the necessary approvals and building permits. Subject to the satisfaction of all conditions precedent and subsequent to its obligations under this EXHIBIT B, and further subject to the provisions of Section 10 hereof, as soon as practicable after Landlord or its representatives have received all necessary approvals and building permits, Landlord will put the Approved Final Drawings out for bid to several licensed, bonded and insured general contractors. The Tenant Improvements shall be constructed by a general contractor selected by Landlord (the "General Contractor"). Landlord shall commence construction, or cause the commencement of construction by the General Contractor, of the Tenant Improvements, as soon as practicable after selection of the General Contractor. Except as hereinafter expressly provided to the contrary, Landlord shall cause the performance of the Work using (except as may be stated or otherwise shown in the Approved Final Drawings) building standard materials, quantities and procedures then in use by Landlord ("Building Standards").

6. SUBSTANTIAL COMPLETION. Landlord and Tenant shall cause the General Contractor to Substantially Complete (defined below) the Tenant Improvements in accordance with the Approved Final Drawings by the Commencement Date of the Lease as set forth in Section 2 of the Lease (the "Completion Date"), subject to delays due to (a) acts or events beyond its control including, but not limited to, acts of God, earthquakes, strikes, lockouts, boycotts, casualties, discontinuance of any utility or other service required for performance of the Work, moratoriums, governmental agencies, delays on the part of governmental agencies and weather, (b) the lack of availability or shortage of specialized materials used in the construction of the Tenant Improvements, (c) any matters beyond the control of Landlord, the General Contractor or any subcontractors,
(d) any changes required by the fire department, building and/or planning department, building inspectors or any other agency having jurisdiction over the Building, the Work and/or the Tenant Improvements (except to the extent such changes are directly attributable to Tenant's use or Tenant's specialized tenant improvements, in which event such delays are considered Tenant Delays) (the events and matters set forth in Subsections (a), (b), (c) and (d) are collectively referred to as "Force Majeure Delays"), or (e) any Tenant Delays (defined in Section 7 below). The Tenant Improvements shall be deemed substantially complete on the date that the General Contractor issues to Landlord a notice of substantial completion, or the date that the building officials of the applicable governmental agency(s) issues its final approval of the construction of the Tenant Improvements whether in the form of the issuance of a final permit, certificate of occupancy or the written approval evidencing its final inspection on the building permit(s), or the date on which Tenant first takes occupancy of the Premises, whichever first occurs ("Substantial Completion", or "Substantially Completed", or "Substantially Complete"). Tenant hereby acknowledges and agrees that the term "Substantial Completion" of the Tenant Improvements as used herein will not include the completion of any work associated with Tenant's Installations, including without limitation, Tenant's high-pile storage requirements, Tenant's racking systems, and work related to any requirements of governmental and regulatory agencies with respect to any of Tenant's Installations. If the Work is not deemed to be Substantially Completed on or before the scheduled Completion Date, (i) Landlord agrees to use reasonable efforts to Substantially Complete the Work as soon as practicable thereafter, (ii) the Lease shall remain in full force and effect, (iii) Landlord shall not be deemed to be in breach or default of the Lease or this EXHIBIT B as a result thereof and Landlord shall have no liability to Tenant as a result of any delay in occupancy (whether for damages, abatement of all or any portion of the Rent, or otherwise), and (iv) except in the event of any Tenant Delays, which will not affect the Commencement Date but will extend the Completion Date without any penalty or liability to Landlord, and notwithstanding anything to the contrary contained in the Lease, the Commencement Date and the Expiration Date of the term of the Lease (as defined in Section 2 of the Lease) shall be extended commensurately by the amount of time attributable to such Force Majeure Delays, and Landlord and Tenant shall execute a written amendment to the Lease evidencing such extensions of time, substantially in the form of Exhibit F to the Lease. Subject to the provisions of Section 10.2 of the Lease, the Tenant Improvements shall belong to Landlord and shall be deemed to be incorporated into the Premises for all purposes of the Lease, unless Landlord, in writing, indicates otherwise to Tenant.

7. TENANT DELAYS. There shall be no extension of the scheduled Commencement Date or Expiration Date of the term of the Lease (as otherwise permissibly extended in accordance with the provisions of Section 6 above) if the Work has not been Substantially Completed by the scheduled Commencement Date due to any delay attributable to Tenant and/or any of Tenant's Representatives or Tenant's intended use of the Premises (collectively, "Tenant Delays"), including, but not limited to, any of the following described events or occurrences: (a) delays related to changes made or requested by Tenant to the Work and/or the Approved Final Drawings; (b) the failure of Tenant to furnish all or any plans, drawings, specifications, finish details or other information required under Sections 3 and 4 above; (c) the failure of Tenant to comply with the requirements of Section 10 below; (d) Tenant's requirements for special work or materials, finishes, or installations other than the Building Standards or Tenant's requirements for special construction or phasing; (e) any changes required by the fire department, building or planning department, building inspectors or any other agency having jurisdiction over the Building, the Work and/or the Tenant Improvements if such changes are directly attributable to Tenant's use or Tenant's specialized tenant improvements; (f) the completion of any work associated with Tenant's Installations, including without limitation, Tenant's high-pile storage requirements, Tenant's racking systems, and work related to any requirements of governmental and regulatory agencies with respect to any of Tenant's Installations; (g) the performance of any additional work pursuant to a Change Request that is requested by Tenant; (h) the performance of work in or about the Premises by any person, firm or corporation employed by or on behalf of Tenant, including, without limitation, any failure to complete or any delay in the completion of such work; and/or (i) any and all delays caused by or arising from acts or omissions of Tenant and/or Tenant's Representatives, in any manner whatsoever, including, but not limited to, any and all revisions to the Approved Final Drawings. Any delays in the construction of the Tenant Improvements due to any of the events described above, shall in no way extend or affect the date on which Tenant is required to commence paying Rent under the terms of the Lease. It is the intention of the parties that all of such delays will be considered Tenant Delays for which Tenant shall be wholly and completely responsible for any and all consequences related to such delays, including, without limitation, any costs and expenses attributable to increases in labor or materials.

8. TENANT IMPROVEMENT ALLOWANCE. Landlord shall provide an allowance for the planning and construction of the Tenant Improvements for the Work to be performed in the Premises, as described in the Initial Plans and the Approved Final Drawings, in the amount of One Million Five Hundred Fifty Six Thousand Nine Hundred Forty and 00/100 Dollars ($1,556,940.00) (the "Tenant Improvement Allowance") based upon an allowance of Thirty and 00/100 Dollars ($30.00) per rentable square foot for 51,898 rentable square feet of the Premises to be improved, as described in the Initial Plans and the Approved Final Drawings. Tenant shall not be entitled to any credit, abatement or payment from Landlord in the event that the amount of the Tenant Improvement Allowance specified above exceeds the actual Tenant Improvement Costs. The Tenant Improvement Allowance shall only be used for tenant improvements typically installed by Landlord in R&D buildings. The Tenant Improvement Allowance shall be the maximum contribution by Landlord for the Tenant Improvement Costs and shall be subject to the provisions of Section 10 below.

9. TENANT IMPROVEMENT COSTS. The Tenant Improvements' cost (the "Tenant Improvement Costs") shall mean and include any and all costs and expenses of the Work, including, without limitation, all of the following:

         (a) All costs of preliminary space planning and final architectural and engineering plans and specifications (including, without limitation, the scope of work, all plans and specifications, the Initial Plans, the Final Drawings and the Approved Final Drawings) for the Tenant Improvements, and architectural fees, engineering costs and fees, and other costs associated with completion of said plans;

         (b) All costs of obtaining building permits and other necessary authorizations and approvals from the City of Newark and other applicable agencies and jurisdictions;

         (c) All costs of interior design and finish schedule plans and specifications including as-built drawings;

         (d) All direct and indirect costs of procuring, constructing and installing the Tenant Improvements in the Premises, including, but not limited to, the construction fee for overhead and profit, the cost of all on-site supervisory and administrative staff, office, equipment and temporary services rendered by Landlord's consultants and the General Contractor in connection with construction of the Tenant Improvements, and all labor (including overtime) and materials constituting the Work;

         (e) All fees payable to the General Contractor, architect and Landlord's engineering firm if they are required by Tenant to redesign any portion of the Tenant Improvements following Tenant's approval of the Approved Final Drawings; and

         (f) A construction management fee payable to Landlord in the amount of three and one-half percent (3.5%) of all direct and indirect costs of procuring, constructing and installing the Tenant Improvements in the Premises and the Building.

10. EXCESS TENANT IMPROVEMENT COSTS. The term "Excess Tenant Improvement Costs" as used herein shall mean and refer to the aggregate of (i) all costs related to any and all Change Requests/Change Orders, and (ii) the amount by which the actual Tenant Improvement Costs (exclusive of all costs referred to in item (i) above) (the "Actual TI Costs") exceed the Tenant Improvement Allowance, subject to the remaining provisions of this Section 10. Tenant shall pay to Landlord the Excess Tenant Improvement Costs within ten (10) days of Landlord's delivery to Tenant of a written demand therefor together with a reconciliation of such costs. No Work shall be commenced until Tenant has fully complied with the preceding provisions of this Section 10. If Tenant fails to remit the sums so demanded by Landlord pursuant to Section 8 above and this Section 10 within the time periods required, Landlord may, at its option, declare Tenant in default under the Lease.

11. CHANGE REQUESTS. No changes or revisions to the Approved Final Drawings shall be made by either Landlord or Tenant unless approved in writing by both parties. Upon Tenant's request and submission by Tenant (at Tenant's sole cost and expense) of the necessary information and/or plans and specifications for any changes or revisions to the Approved Final Drawings and/or for any work other than the Work described in the Approved Final Drawings ("Change Requests") and the approval by Landlord of such Change Request(s), which approval Landlord agrees shall not be unreasonably withheld, Landlord shall perform the additional work associated with the approved Change Request(s), at Tenant's sole cost and expense, subject, however, to the following provisions of this Section 11. Prior to commencing any additional work related to the approved Change Request(s), Landlord shall submit to Tenant a written statement of the cost of such additional work and a proposed tenant change order therefor ("Change Order") in the standard form then in use by Landlord. Tenant shall execute and deliver to Landlord such Change Order and shall pay the entire cost of such additional work in the following described manner. Any costs related to such approved Change Request(s), Change Order and any delays associated therewith, shall be added to the Tenant Improvement Costs and shall be paid for by Tenant as and with any Excess Tenant Improvement Costs as set forth in Section 10 above. The billing for such additional costs to Tenant shall be accompanied by evidence of the amounts billed as is customarily used in the business. Costs related to approved Change Requests and Change Orders shall include without limitation, any architectural or design fees, Landlord's construction fee for overhead and profit, the cost of all on-site supervisory and administrative staff, office, equipment and temporary services rendered by Landlord and/or Landlord's consultants, and the General Contractor's price for effecting the change. If Tenant fails to execute or deliver such Change Order, or to pay the costs related thereto, then Landlord shall not be obligated to do any additional work related to such approved Change Request(s) and/or Change Orders, and Landlord may proceed to perform only the Work, as specified in the Approved Final Drawings. Landlord shall equitably adjust the amount of the Tenant Improvement Costs for any deletions in the scope of the Work.

12. TERMINATION. If the Lease is terminated prior to the Completion Date, for any reason due to the default of Tenant hereunder, in addition to any other remedies available to Landlord under the Lease, Tenant shall pay to Landlord as Additional Rent under the Lease, within five (5) days of receipt of a statement therefor, any and all costs incurred by Landlord and not reimbursed or otherwise paid by Tenant through the date of termination in connection with the Tenant Improvements to the extent planned, installed and/or constructed as of such date of termination, including, but not limited to, any costs related to the removal of all or any portion of the Tenant Improvements and restoration costs related thereto. Subject to the provisions of Section 10.2 of the Lease, upon the expiration or earlier termination of the Lease, Tenant shall not be required to remove the Tenant Improvements it being the intention of the parties that the Tenant Improvements are to be considered incorporated into the Building. Notwithstanding anything to the contrary contained herein, Landlord shall have the right to terminate the Lease, upon written notice to Tenant, if Landlord is unable to obtain a building permit for the Tenant Improvements within one hundred eighty (180) days from the date the Lease is signed by Tenant.

13. TENANT ACCESS. Landlord, in Landlord's reasonable discretion and upon receipt of a written request from Tenant, may grant Tenant a license to have access to the Premises prior to the Completion Date to allow Tenant to do other work required by Tenant to make the Premises ready for Tenant's use and (the "Tenant's Pre-Occupancy Work"). It shall be a condition to the grant by Landlord and continued effectiveness of such license that:

         (a) Tenant shall give to Landlord a written request to have such access not less than five (5) business days prior to the date on which such proposed access will commence (the "Access Notice"). The Access Notice shall contain or be accompanied by each of the following items, all in form and substance reasonably acceptable to Landlord: (i) a detailed description of and schedule for Tenant's Pre-Occupancy Work; (ii) the names and addresses of all contractors, subcontractors and material suppliers and all other representatives of Tenant who or which will be entering the Premises on behalf of Tenant to perform Tenant's Pre-Occupancy Work or will be supplying materials for such work, and the approximate number of individuals, itemized by trade, who will be present in the Premises; (iii) copies of all contracts, subcontracts, material purchase orders, plans and specifications pertaining to Tenant's Pre-Occupancy Work; (iv) copies of all licenses and permits required in connection with the performance of Tenant's Pre-Occupancy Work; (v) certificates of insurance (in amounts satisfactory to Landlord and with the parties identified in, or required by, the Lease named as additional insureds) and instruments of indemnification against all claims, costs, expenses, penalties, fines, and damages which may arise in connection with Tenant's Pre-Occupancy Work; and (vi) assurances of the ability of Tenant to pay for all of Tenant's Pre-Occupancy Work and/or a letter of credit or other security deemed appropriate by Landlord securing Tenant's lien-free completion of Tenant's Pre-Occupancy Work.

         (b) Such pre-term access by Tenant and Tenant's employees, agents, contractors, consultants, workmen, mechanics, suppliers and invitees shall be subject to scheduling by Landlord.

         (c) Tenant's employees, agents, contractors, consultants, workmen, mechanics, suppliers and invitees shall fully cooperate, work in harmony and not, in any manner, interfere with Landlord or Landlord's agents or representatives in performing the Work and any additional work pursuant to approved Change Orders, Landlord's work in other areas of the Building or the Park, or the general operation of the Building. If at any time any such person representing Tenant shall not be cooperative or shall otherwise cause or threaten to cause any such disharmony or interference, including, without limitation, labor disharmony, and Tenant fails to immediately institute and maintain corrective actions as directed by Landlord, then Landlord may revoke such license upon twenty-four (24) hours' prior written notice to Tenant.

         (d) Any such entry into and occupancy of the Premises or any portion thereof by Tenant or any person or entity working for or on behalf of Tenant shall be deemed to be subject to all of the terms, covenants, conditions and provisions of the Lease, excluding only the covenant to pay Rent. Landlord shall not be liable for any injury, loss or damage that may occur to any of Tenant's Pre-Occupancy Work made in or about the Premises or to any property placed therein prior to the commencement of the term of the Lease, the same being at Tenant's sole risk and liability. Tenant shall be liable to Landlord for any damage to any portion of the Premises, the Work or the additional work related to any approved Change Orders caused by Tenant or any of Tenant's employees, agents, contractors, consultants, workmen, mechanics, suppliers and invitees. In the event that the performance of Tenant's Pre-Occupancy Work causes extra costs to be incurred by Landlord or requires the use of other Building services, Tenant shall promptly reimburse Landlord for such extra costs and/or shall pay Landlord for such other Building services at Landlord's standard rates then in effect.

14. LEASE PROVISIONS; CONFLICT. The terms and provisions of the Lease, insofar as they are applicable, in whole or in part, to this EXHIBIT B, are hereby incorporated herein by reference, and specifically including all of the provisions of Section 29 of the Lease. In the event of any conflict between the terms of the Lease and this EXHIBIT B, the terms of this EXHIBIT B shall prevail. Any amounts payable by Tenant to Landlord hereunder shall be deemed to be Additional Rent under the Lease and, upon any default in the payment of same, Landlord shall have all rights and remedies available to it as provided for in the Lease.

                          EXHIBIT C TO LEASE AGREEMENT
                               RULES & REGULATIONS

This exhibit, entitled "Rules & Regulations", is and shall constitute Exhibit C to that certain Lease Agreement dated April 26, 2000 (the "Lease"), by and between GAL-LPC STEVENSON BOULEVARD, LP, a California limited partnership ("Landlord") and VINA TECHNOLOGIES, INC., a California corporation ("Tenant") for the leasing of certain premises located in the Stevenson Point Technology Park at Building C, 39745 Eureka, Blvd., Newark, California (the "Premises"). The terms, conditions and provisions of this Exhibit C are hereby incorporated into and are made a part of the Lease. Any capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms as set forth in the Lease:

1. No advertisement, picture or sign of any sort shall be displayed on or outside the Premises or the Building without the prior written consent of Landlord. Landlord shall have the right to remove any such unapproved item without notice and at Tenant's expense.

2. Tenant shall not regularly park motor vehicles in designated parking areas after the conclusion of normal daily business activity.

3. Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord without the prior written consent of Landlord.

4. All window coverings installed by Tenant and visible from the outside of the Building require the prior written approval of Landlord.

5. Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance or any flammable or combustible materials on or around the Premises, the Building or the Park.

6. Tenant shall not alter any lock or install any new locks or bolts on any door at the Premises without the prior consent of Landlord.

7. Tenant shall park motor vehicles in those general parking areas as designated by Landlord except for loading and unloading. During those periods of loading and unloading, Tenant shall not unreasonably interfere with traffic flow within the Park and loading and unloading areas of other Tenants.

8. Tenant shall not disturb, solicit or canvas any occupant of the Building or Park and shall cooperate to prevent same.

9. No person shall go on the roof without Landlord's permission, except as otherwise provided herein.

10. Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building, to such a degree as to be objectionable to Landlord or other Tenants, shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration.

11. All goods, including material used to store goods, delivered to the Premises of Tenant shall be immediately moved into the Premises and shall not be left in parking or receiving areas overnight.

12. Tractor trailers which must be unhooked or parked with dolly wheels beyond the concrete loading areas must use steel plates or wood blocks under the dolly wheels to prevent damage to the asphalt paving surfaces. No parking or storing of such trailers will be permitted in the auto parking areas of the Park or on streets adjacent thereto.

13. Forklifts which operate on asphalt paving areas shall not have solid rubber tires and shall only use tires that do not damage the asphalt.

14. Tenant is responsible for the storage and removal of all trash and refuse. All such trash and refuse shall be contained in suitable receptacles stored behind screened enclosures at locations approved by Landlord.

15. Tenant shall not store or permit the storage or placement of goods, or merchandise or pallets or equipment of any sort in or around the Premises, the Building, the Park or any of the Common Areas of the foregoing. No displays or sales of merchandise shall be allowed in the parking lots or other Common Areas.

16. Tenant shall not permit any animals, including, but not limited to, any household pets, to be brought or kept in or about the Premises, the Building, the Park or any of the Common Areas of the foregoing.

17. Tenant shall not permit any motor vehicles to be washed on any portion of the Premises or in the Common Areas of the Park, nor shall Tenant permit mechanical work or maintenance of motor vehicles to be performed on any portion of the Premises or in the Common Areas of the Park.

RECORDING REQUESTED BY,                                      )
AND WHEN RECORDED, MAIL TO                                   )
                                                             )
GAL-LPC Stevenson Boulevard, LP                              )
c/o Washburn, Briscoe & McCarthy                             )
Attorneys at Law                                             )
55 Francisco Street, Suite 600                               )
San Francisco, California  94133                             )
Attn:  Richard H. Rosenthal, Esq.                            )
                                                             )
--------------------------------------------------------------------------------
                       Above Space For Recorder's Use Only

                                    EXHIBIT D
                                 DECLARATION OF
                     COVENANTS, CONDITIONS, AND RESTRICTIONS
                                       FOR
                            STEVENSON POINT TECHPARK

                                TABLE OF CONTENTS

RECITALS................................................................................   1

ARTICLE I - DEFINITIONS.................................................................   2

ARTICLE II - MEMBERSHIP.................................................................   4
         Section 2.1     Membership
         Section 2.2     Transfer
         Section 2.3     Voting Rights of Declarants and Affiliated Entity
         Section 2.4     Voting Rights of Members
         Section 2.5     Approvals and Consents

ARTICLE III - ASSESSMENT................................................................   5
         Section 3.1     Creation of the Lien and Personal Obligation of Assessments
         Section 3.2     Purpose of Assessments
         Section 3.3     Regular Assessments
         Section 3.4     Capital Improvement Assessments
         Section 3.5     Allocation of Assessments
         Section 3.6     Certificate of Payment
         Section 3.7     Exempt Property
         Section 3.8     Special Assessments
         Section 3.9     Date of Commencement of Regular Assessments
         Section 3.10    No Offsets
         Section 3.11    Reserves
         Section 3.12    Limitations on Assessments
         Section 3.13    Limitations on Parcel 7 Assessments

ARTICLE IV - NONPAYMENT OF ASSESSMENTS..................................................   6
         Section 4.1     Delinquency
         Section 4.2     Notice of Delinquent Assessment
         Section 4.3     Foreclosure Sale
         Section 4.4     Curing of Default
         Section 4.5     Reassessment of the Members

ARTICLE V - ARCHITECTURAL CONTROL.......................................................   6
         Section 5.1     Appointment of Architectural Committee
         Section 5.2     General Provisions
         Section 5.3     Approval and Conformity of Plans
         Section 5.4     Nonliability for Approval of Plans
         Section 5.5     Appeal
         Section 5.6     Inspection and Recording of Approval
         Section 5.7     Subterranean Improvements
         Section 5.8     Compliance with Laws
         Section 5.9     Completion of Work
         Section 5.10    Regulation of Improvements
         Section 5.11    Signs and Lighting

ARTICLE VI - DUTIES AND POWERS OF THE ASSOCIATION.......................................   8
         Section 6.1     General Duties and Powers
         Section 6.2     General Duties and Association
         Section 6.3     General Powers of the Association
         Section 6.4     Association Rules
         Section 6.5     Delegation of Powers
         Section 6.6     Emergency Powers
         Section 6.7     Waiver Against Declarants
         Section 6.8     Notice to the City

ARTICLE VII - REPAIR AND MAINTENANCE....................................................   9
         Section 7.1     Repair and Maintenance by Association
         Section 7.2     Repair and Maintenance by Owner
         Section 7.3     Right of Entry
         Section 7.4     Maintenance of Public Utilities

ARTICLE VIII - INSURANCE................................................................  10
         Section 8.1     Duty to Obtain Insurance; Types
         Section 8.2     Right and Duty of Owners to Insure
         Section 8.3     Notice of Expiration
         Section 8.4     Premiums
         Section 8.5     Trustee for Policies
         Section 8.6     Actions as Trustee
         Section 8.7     Required Waiver

ARTICLE IX - [RESERVED].................................................................  11

ARTICLE X - EMINENT DOMAIN..............................................................  11
         Section 10.1    Definition of Taking
         Section 10.2    Representation by Association in Condemnation Proceedings
         Section 10.3    Award for Takings
         Section 10.4    Condemnation of Owner's Improvements
         Section 10.5    Reallocation Following Condemnation

ARTICLE  XI - USE RESTRICTIONS..........................................................  12
         Section 11.1    Permitted Uses
         Section 11.2    Other Operations and Uses
         Section 11.3    Nuisances
         Section 11.4    Temporary Structures
         Section 11.5    Vehicles
         Section 11.6    Antennae and Other Roof Structure
         Section 11.7    Window Covers
         Section 11.8    Drainage
         Section 11.9    Utility Usage
         Section 11.10   Transportation System Management Plan

ARTICLE XII - EASEMENTS.................................................................  13
         Section 12.1    Reservation of Easements
         Section 12.2    Certain Rights and Easements Reserved to Declarants and Owners
         Section 12.3    Certain Easements for Association
         Section 12.4    Relationship Between Easements

ARTICLE  XIII - RIGHTS OF LENDERS.......................................................  14
         Section 13.1    Filing Notice; Notice and Approvals
         Section 13.2    Priority of Mortgage Lien
         Section 13.3    Curing Defaults
         Section 13.4    Resale
         Section 13.5    Relationship with Assessment Liens
         Section 13.6    Other Rights of Mortgagees
         Section 13.7    Mortgagees Furnishing Information
         Section 13.8    Conflicts

ARTICLE  XIV - PROTECTION OF THE PROJECT FROM LIENS.....................................  15
         Section 14.1    Association to Defend Certain Actions
         Section 14.2    Payment of Lien
         Section 14.3    Owners to be Specially Assessed
         Section 14.4    Reimbursement by Certain Owners

ARTICLE  XV - INTEGRATED NATURE OF THE PROPERTY.........................................  15
         Section 15.1    Annexation
         Section 15.2    Supplemental Declarations
         Section 15.3    Annexation Without Approval and Pursuant to General Plan
         Section 15.4    Annexation Pursuant to Approval
         Section 15.5    Limitation Upon Annexation
         Section 15.6    Reallocation of Assessments

ARTICLE  XVI - GENERAL PROVISIONS.......................................................  16
         Section 16.1    Enforcement
         Section 16.2    No Waiver
         Section 16.3    Cumulative Remedies
         Section 16.4    Severability
         Section 16.5    Covenants to Run with the Land; Term
         Section 16.6    Construction
         Section 16.7    Singular Includes Plural
         Section 16.8    Nuisance
         Section 16.9    Attorneys' Fees
         Section 16.10   Notices
         Section 16.11   Exempted Improvements
         Section 16.12   Effect of Declaration
         Section 16.13   Personal Covenant
         Section 16.14   Nonliability of Officials
         Section 16.15   Leases
         Section 16.16   Construction by Declarants
         Section 16.17   Amendments; Repeal
         Section 16.18   Estoppel Certificates
         Section 16.19   Constructive Notice and Acceptance
         Section 16.20   Planned Development
         Section 16.21   Limitation of Liability
         Section 16.22   Rights/Obligations
         Section 16.23   Governing Law
         Section 16.24   Newark Municipal Code

                                 DECLARATION OF
                     COVENANTS, CONDITIONS, AND RESTRICTIONS
                                       FOR
                            STEVENSON POINT TECHPARK

         THIS DECLARATION is made this ________ day of ________________, 2000, by GAL-LPC STEVENSON Boulevard, LP, a California limited partnership, LEGACY PARTNERS 2330 LLC, a California limited liability company, and BRIAN J. O'CONNOR, GREGORY O'CONNOR, BRADLEY D. O'CONNOR, BRUCE T. O'CONNOR and CATHERINE
J. O'CONNOR, AS TRUSTEES OF THE B AND C O'CONNOR REVOCABLE TRUST DATED FEBRUARY 2, 1994 ("Declarants").

                                    RECITALS

         A. Declarants are the fee owners of those certain parcels of real property located in the City of Newark, County of Alameda, State of California, described in Exhibit "A" to this Declaration, and the real property which may from time to time be annexed and become a part of the Property. This Declaration is being imposed by Declarants upon the Property.

         B. Declarants have deemed it desirable to establish certain covenants, conditions, and restrictions upon the Property and each and every portion thereof, which will constitute a general scheme for the maintenance, management, and development on an integrated basis of the Property and for the use, occupancy, and enjoyment thereof.

         C. It is desirable for the efficient management of the Property and the preservation of the value, desirability, and attractiveness of the Property to create a corporation to which should be delegated and assigned the powers of managing and administering certain portions of the Property and administering and enforcing these covenants, conditions, and restrictions and collecting and distributing funds pursuant to the assessments and charges hereinafter created and referred to, and to perform such other acts as shall generally benefit the Property.

         D. Stevenson Point Techpark Owners' Association, a nonprofit mutual benefit corporation, will be incorporated under the laws of the State of California for the purpose of exercising the powers and functions aforesaid.

         E. Declarants will hereafter hold and convey title to all of the Property subject to certain protective covenants, conditions, and restrictions hereafter set forth.

         NOW, THEREFORE, Declarants hereby covenant, agree, and declare that the Property shall be held and conveyed subject to the following covenants, conditions, restrictions, and easements, which are hereby declared to be for the benefit of the Property and the owners, their successors, and assigns. These covenants, conditions, restrictions, and easements shall run with the land and shall be binding upon all parties having or acquiring any right or title in the Property or any part thereof, shall inure to the benefit of each Owner thereof, and are imposed upon every part of the Property as a servitude in favor of each and every Lot as the dominant tenement or tenements.

                             ARTICLE I - DEFINITIONS

         Unless the context clearly indicates otherwise, the following terms used in this Declaration are defined as follows:

         "ARCHITECTURAL COMMITTEE" shall mean the committee or committees provided for in Article V herein, entitled "Architectural Control."

         "ARCHITECTURAL STANDARDS" shall mean the architectural standards adopted and promulgated by the Board from time to time to govern the architectural standards which are to be applicable to the erection, construction, placement or alteration of Improvements on the Property.

         "ARTICLES" and "BY-LAWS" shall mean the Articles of Incorporation and By-laws of the Association as the same may from time to time be duly amended. In the event of any conflict between the Articles, the By-laws, and this Declaration, the provisions of this Declaration shall control.

         "ASSESSMENT" shall have the following-meanings as hereinafter defined:

         "REGULAR ASSESSMENT" shall mean the amount that is to be paid by each Owner to the Association for Common Expenses.

         "CAPITAL IMPROVEMENT ASSESSMENT" shall mean a charge against each Owner and each Owner's Lot representing a portion of the cost to the Association for the construction or installation (other than due to partial or total destruction) of any existing or future Capital Improvements.

         "RECONSTRUCTION ASSESSMENT" shall mean a charge against each Owner and each Owner's Lot representing a portion of the cost to the Association in excess of any insurance proceeds applicable thereto, to restore and make extraordinary repairs to any Capital Improvements, in the event of total or partial destruction.

         "SPECIAL ASSESSMENT(S)" shall mean a charge as defined in Section 3.8.

         "ASSOCIATION" shall mean Stevenson Point Techpark Owners' Association, a nonprofit mutual benefit corporation, incorporated under the laws of the State of California, its successors and its assigns.

         "ASSOCIATION RULES" shall mean rules adopted by the Association pursuant to Article VI herein, entitled "Duties and Powers of the Association."

         "BOARD" shall mean the Board of Directors of the Association.

         "BUILDING" shall mean any structural improvement on any Lot which is enclosed by exterior walls, floor, and roof and which is primarily intended for human occupancy. "Building" shall not mean utility vaults or other enclosed utility facilities.

         "BUILDING SQUARE FOOTAGE" shall mean the total gross square footage of any and all Buildings on a Lot, and without deduction therefrom for square footage which is customarily deemed in the real estate and/or leasing profession in the state of California as "non-rental square footage" or "non-rentable space." As used herein the total gross square footage of a Building shall consist of the total square footage within the exterior walls of each floor of the Building, less the square footage of any structures which protrude from the plane formed by the exterior walls of the Building, including without limitation, roof overhangs, loading docks, and truck aprons, if any.

         "CAPITAL IMPROVEMENTS" shall mean improvements owned, installed or constructed by the Association within any portion of the Property or Stevenson Boulevard for the benefit of the Property and/or the Members, or any improvement installed or constructed by the Declarants on behalf of the Association, an Owner or the City including, without limitation, landscaping, storm water detention basins and related facilities, or any improvements the Association may reasonably authorize from time to time pursuant to the terms of this Declaration, the Articles and By-laws, and in furtherance of the purposes hereof for the improvement and benefit of the Property and/or the Members. Capital Improvements may include, but not be limited to waterlines and appurtenant facilities, sewer lines and appurtenant facilities, electrical and gas distribution lines and appurtenant facilities, storm drain lines and appurtenant facilities including but not limited to storm water retention basin(s), parking facilities, walkways, fences, hedges, poles, signs, par courses, jogging trails and facilities and public and private recreational facilities.

         "CITY" shall mean the City of Newark, California.

         "COMMON AREA" shall mean the portion of the Property over which the Declarants, Owners and/or the Association have mutual rights or obligations of use, beneficial enjoyment or maintenance pursuant to the terms of this Declaration or the conditions of approval of any final map or any governmental approval of the use of the Property. The location of the initial Common Areas within the Property that are subject to this Declaration are identified on Exhibit B, hereto.

         "COMMON EXPENSES" shall mean the actual and estimated costs of:

         (a) costs of management and administration of the Association including, but not limited to, compensation and all fringe benefits and payroll taxes paid to, for or with respect to all Persons engaged in the operating, maintaining, or cleaning of Common Areas or Capital Improvements paid by the Association to managers, accountants (including the costs of audits and related financial statements and reports with respect to the Association's books and records), attorneys, and employees, and to any individual without limitation for purposes of performing and discharging the Association's duties as set forth in
Article VI herein, entitled "Duties and Powers of the Association";

         (b) the costs of the following: maintenance, repair and replacement of gardening and landscaping; utilities, water and sewage charges; maintenance of storm water detention/pond and related facilities; maintenance and repair of storm water detention basins and related facilities, maintenance of signs (other than Tenant's signs); straight line depreciation on personal property owned by Association which is consumed in the operation or maintenance of the Common Areas or Capital Improvements; rental or lease payments paid by Association for rented or leased personal property used in the operation or maintenance of the Common Areas or Capital Improvements; fees for required licenses and permits; repairing, resurfacing, repaving, maintaining, painting, lighting, cleaning of parking areas, refuse removal, and similar items, which are not separately paid by Lot Owners. Common Area costs shall not include depreciation of real property which forms part of the Common Area.

         (c) the costs of fire, casualty, liability, workmen's compensation, and other insurance necessary to the conduct of the Association's duties;

         (d)      reasonable reserves as deemed appropriate by the Board;

         (e) the costs of bonding of the members of the Board, any professional managing agent, or any other Person handling the funds of the Association;

         (f)      taxes and assessments paid by the Association;

         (g) costs incurred by committees established by the Board in accordance with this Declaration and the By-laws;

         (h)      costs of security services for the Property;

         (i) any and all claims, causes of action, settlements, judgments, awards, and liabilities against or of the Association which arise out of the Association's performance or lack of performance of any or all of its duties or exercise of the powers specified in this Declaration, the Articles, the By-Laws, the Association Rules, or any other document specifying the duties and/or powers of the Association;

         (j) liens, encumbrances, fees, claims, costs and expenses, from whatever source against all or a portion of the Common Areas or the Capital Improvements, which must be paid by the Association or which, in the sole opinion of the Association, should be paid by the Association rather than an Owner of a Lot; and

         (k) other costs, expenses, and fees incurred by the Association for any reason whatsoever in connection with the furtherance of the purposes of the Association or in the discharge of any duties or powers of the Association, including, without limitation, any costs, expenses and fees which are not enumerated above, but are of the type enumerated above and are normally and customarily incurred by entities similar to the Association, and which are incurred by the Association in satisfaction of any obligation owed Tenants by Owners pursuant to the terms of their leases, or in satisfaction of any requirements of Permits and Approvals, with respect to the Common Area or the Capital Improvements.

         The Association may cause any or all of such services to be provided by third parties.

         As used in this Declaration, the terms "taxes and assessments" shall mean any form of taxes and assessments including, but not limited to, general, special, ordinary or extraordinary, commercial rental tax, improvement bond or bonds, income tax, license fee, license tax, rental tax, levy, penalty, or tax imposed by any authority having the direct or indirect power of tax, including any city, county, state, or federal government, or any school, agricultural, lighting, drainage, or other improvement district thereof, as against any legal or equitable interest of an owner of real or personal property, as against a lessor's right to rent or other income therefrom, or as against a lessor's business of leasing real or personal property or the occupancy of or possession by a lessee, or any other tax, fee, or excise, however described, including any value added tax, or any tax imposed in substitution, partially or totally, for any of the foregoing or otherwise. Taxes and assessments shall also include reasonable legal fees and costs incurred in connection with proceedings to contest, determine, or reduce taxes.

         "CONDEMNATION" shall have the meaning given in Section 10.5.

         "COUNTY" shall mean Alameda County, California.

         "DECLARANTS" shall mean those persons listed in the initial paragraph of page 1 of this Declaration.

         "DELINQUENCY DATE" shall have the meaning given in Section 4.1.

         "EVENTS OF FORECLOSURE" shall have the meaning given in Section 13.5.

         "EXISTING EASEMENTS" shall have the meaning given in Section 12.4.

         "GROSS SQUARE FOOTAGE" of a Lot or the Property, as the case may be, shall mean the total square footage within the boundaries of the Lot or Property as those boundaries are established and shown on the subdivision map and parcel maps for the Property, which maps are described in Exhibit A.

         "IMPROVEMENTS" shall mean structures and construction of any kind, whether above or below the land surface, including, but not limited to, buildings, outbuildings, walls, loading areas, stairs, decks, water lines and appurtenant facilities, sewer lines and appurtenant facilities, electrical and gas distribution lines and appurtenant facilities, storm drain lines and appurtenant facilities, communications lines and appurtenant facilities parking facilities, walkways, fences, landscaping, poles, signs, retaining walls, public and private recreational facilities, public access facilities, and any other structures of any type or kind located on the Property.

         "LOT" shall mean each separate legal parcel, excluding Parcel A, shown on the subdivision map or parcel maps for the Property, which maps are described in Exhibit "A", and each reference herein to any particular Lot number shall refer to such lot or parcel number as shown on such maps. "LOT" also shall mean any lot shown on any final map which is hereafter filed for record or any parcel, as the case may be, shown on any parcel map filed for record to the extent such lot or parcel is part of the Property.

         "MEMBER" shall mean every Person who qualifies for membership in the Association pursuant to the Article of this Declaration entitled "Membership," including the Declarants so long as the Declarants qualify for membership pursuant to said Article.

         "MORTGAGE" shall mean any duly recorded mortgage or deed of trust encumbering a Lot. A "FIRST MORTGAGE" shall refer to a Mortgage which has priority over any other Mortgage encumbering a specific Lot.

         "MORTGAGEE" shall mean the mortgagee or beneficiary under any Mortgage. A "FIRST MORTGAGEE" shall mean the holder of a Mortgage that has priority over any other Mortgage encumbering a Lot.

         "NONPAYING OWNER" shall have the meaning given in Section 4.5.

         "OCCUPANT" shall mean those Persons entitled by ownership, leasehold interest, or other legal relationship has the right to occupy any portion of the Property or the Improvements.

         "OWNER" shall mean one or more Persons who are alone or collectively the record owner of a fee-simple title to a Lot, including Declarants, or the vendee under an installment land sales contract, but excluding those having any interest merely as security for the performance of an obligation. In the event that the ownership of any Building or other Improvements on any portion of the Property shall ever be severed from the land, whether by lease or by deed, only the owner of the interest in the land shall be deemed an Owner hereunder. An Owner shall not necessarily be an Occupant. The owner of the fee title and not the lessee of a Lot shall be deemed the Owner regardless of the term of any lease; provided, however, that Declarants hereby reserve for themselves the right to have any lessee who has leased any Lot(s) owned by the Declarants for a period of twenty-five (25) years or more to be considered the "Owner" of such Lot(s) for purposes of this Declaration.

         "PARCEL MAP" shall mean that Parcel Map 7255, City of Newark, County of Alameda, California, recorded in Book 236 of Parcel Maps at pages 79-85, inclusive, on September 21, 1998 in the Official Records of Alameda County.

         "PERMITS AND APPROVALS" shall mean all existing and future permits, approvals and entitlements granted or issued by governmental entities which regulate the use of the Property.

         "PERSON" shall mean any natural person, corporation, partnership, limited liability company, firm, association, or any other entity whether acting in an individual, fiduciary or other capacity.

         "PROPERTY" shall mean all the real property described in Exhibit "A" hereto, and subject to the annexation thereto pursuant to Article XV of this Declaration entitled "Integrated Nature of the Property," and any real property which shall become subject to this Declaration.

         "SUBDIVIDING OWNER" shall have the meaning given in Section 2.4.

         "SUPPLEMENTAL DECLARATION" shall mean those certain declarations of covenants, conditions, and restrictions or similar instruments annexing additional property as provided in Article XV hereof, entitled "Integrated Nature of the Property."

         "UNPAID ASSESSMENTS" shall have the meaning given in Section 4.5.

                             ARTICLE II - MEMBERSHIP

         Section 2.1 - Membership. Every Owner shall be a Member. The terms and provisions set forth in this Declaration which are binding upon all Owners are not exclusive, as Owners shall, in addition, be subject to the terms and provisions of the Articles, By-laws, and Association Rules to the extent the provisions thereof are not in conflict with the Declaration. Membership of Owners shall be appurtenant to and may not be separated from the interest of such Owner in any Lot. Ownership of a Lot shall be the sole qualification for membership; provided, however, a Member's voting rights, if any, may be regulated or suspended as provided in this Declaration, the By-laws, or the Association Rules.

         Section 2.2 - Transfer. The membership held by any Owner shall not be transferred, pledged, or alienated in any way except that such membership shall automatically be transferred to the transferee of the interest of an Owner. Any attempt to make a prohibited transfer is void and will not be reflected upon the books and records of the Association. The Association shall have the right to record the transfer upon the books of the Association without any further action or consent by the transferring Owner. The provisions of this Section 2.2 shall not apply to the transfer, pledge, or alienation of a membership to a Mortgagee in connection with a Mortgage.

         Section 2.3 - Voting Rights of Declarants and Affiliated Entity. So long as (a) any one or more of the Declarants either separately or collectively, or their successors in title, shall own or owns or control or controls at least twenty-five percent (25%) of the available voting rights of all Members of the Association, or (b) until all of the Declarants, or their successors in title, elect in writing to authorize voting on the part of all Members as set forth in
Section 2.4 hereof, whichever of the events described in (a) or (b) above occurs first, the Declarants, as their respective interests may appear, shall be the only Members entitled to vote on any matter pertaining to any provision contained in this Declaration or the By-laws; provided, however, that all voting rights, whether exercised by the Declarants or by all the Members, shall be subject to the restrictions and limitations provided herein and the Articles, By-laws, and Association Rules.

         Section 2.4 - Voting Rights of Members. Upon the transfer of voting rights to or vesting of voting rights in the Members in accordance with Section
2.3 hereof, each Member shall be entitled to one (1) vote per Lot, plus one (1) additional vote for each square foot within the Gross Square Footage of land of such Lot; provided, however, that the Gross Square Footage of land within Parcel 1 as shown on the Parcel Map shall not include the area within the boundaries of the water drainage filtration basin located in the westernmost part of Parcel 1 for the purpose of calculation of the voting rights (or Assessments allocation) of Parcel 1. When more than one Person is the Owner of a Lot, each such Person shall be a Member, and the vote or votes for such Lot shall be exercised as they among themselves determine, but in no event shall more votes be cast with respect to any Lot than could be cast if such Lot were owned by only one Owner. In the event any Owner shall, from and after the date hereof, subdivide any Lot owned by such Owner (the "SUBDIVIDING OWNER"), the Owners of the subdivided Lots, including the Subdividing Owner if the Subdividing Owner shall continue to own one or more of the subdivided Lots, shall in total only be entitled to vote that percentage of the vote originally available to the Subdividing Owner for the subdivided Lots prior to the subdivision.

         Section 2.5 - Approvals and Consents. Prior to the transfer of voting rights to the Members in accordance with Section 2.3 hereof, any provision of this Declaration or the By-laws which requires the vote or written ballot or written consent of a specified majority of the voting power of the Association as set forth in the By-laws, shall be deemed satisfied upon the written consent of Declarants, exercising the entire voting power of the Association. Further, prior to the transfer of voting rights to the Members in accordance with Section
2.3 hereof, any provision in this Declaration which requires the vote, consent, approval, or action of the Declarants shall be deemed satisfied if voted upon, consent to, approved by, or acted upon by all of the then Declarants under this Declaration, if any.

                            ARTICLE III - ASSESSMENTS

         Section 3.1 - Creation of the Lien and Personal Obligation of Assessments. Each Owner, including the Declarants, whether or not it shall be so expressed in any such deed or other conveyance, is deemed to covenant and agree to pay to the Association Regular Assessments, Capital Improvement Assessments, Special Assessments and Reconstruction Assessments (the "ASSESSMENTS"), such Assessments to be fixed, established, and collected from time to time as provided in this Declaration. Unless otherwise provided for in this Declaration, the Assessments shall be due on the date or dates set forth in a written notice by the Board to the affected Members, specify the particular Assessment against the particular Member and Lot, specify the factual basis giving rise to the Assessment, and further specify the supporting calculations for the Assessment against the particular Member and Lot. The Assessments, together with interest (including interest on the unpaid Assessments, on reasonable costs of collection, and on late charges), late charges, attorneys' fees and court costs, and other costs of collection thereof, as hereinafter provided, shall be a continuing lien upon the Lot against which each such Assessment is made from and after the date the Association causes to be recorded in the Office of the Recorder of the County a Notice of Delinquent Assessment (hereafter defined in Section 4.2). The Notice of Delinquent Assessment may only be given and/or recorded after the Delinquency Date (hereinafter defined in Section 4.1).

         Section 3.2 - Purpose of Assessments. The Assessments levied by the Association shall be used exclusively to carry out the duties and obligations of the Association, for the common good of the Owners.

         Section 3.3 - Regular Assessments. The Board shall determine the amount of the Regular Assessment to be paid by each Member, based on the Board's estimate of the total Common Expenses and Capital Improvement Assessments to be incurred for each upcoming fiscal year. Each Member shall thereafter pay to the Association its Regular Assessment in installments as established in a written notice sent to Members by the Board. The Board reserves the right in its discretion (i) to revise the amount of the Regular Assessment if it is or will become inadequate to meet all Common Expenses for any reason and (ii) reduce the amount or abate the collection of the Regular Assessment if the Regular Assessment is excessive.

         Section 3.4 - Capital Improvement Assessments. In addition to the Regular Assessments the Association may levy in any calendar year a Capital Improvement Assessment applicable to that year only. The Capital Improvement Assessment shall be allocated to each Owner as provided in Section 3.5. All amounts collected as Capital Improvement Assessments may only be used for Capital Improvements and shall not be commingled with any other funds of the Association.

         Section 3.5 - Allocation of Assessments. All Assessments shall be charged to and divided among each Lot and Owner of a Lot pro rata according to the number of votes appurtenant to their respective Lot or Lots.

         Section 3.6 - Certificate of Payment. The Association shall upon demand furnish to any Member liable for Assessments a certificate in writing signed by an officer or authorized agent of the Association setting forth whether the Assessment(s) on a specified Lot have been paid, and the amount of delinquency, if any. A reasonable charge may be collected by the Board for the issuance of these certificates.

         Section 3.7 - Exempt Property. All properties dedicated in fee to and accepted by a public authority shall be exempt from the Assessments created herein.

         Section 3.8 - Special Assessments. Special Assessments shall be levied by the Board against a Lot to reimburse the Association for:

         (a) costs incurred in bringing an Owner and his Lot into compliance with the provisions of this Declaration, the Articles, the By-laws, or Association Rules, including without limitation, attorneys' fees, interest, and other charges relating thereto as provided in this Declaration;

         (b) any other charge designated as a Special Assessment in this Declaration, the Articles, By-laws, or Association Rules; and

         (c) any extraordinary or disproportionate cost or expense incurred by the Association due to (i) actions by an Owner or Occupant of a Lot, or the employees, agents, invitees, or licensees of either of them, or (ii) contractual requirements of the Owner or tenants thereof, or Permits or Approvals, which require extraordinary or disproportionate cost.

         The Special Assessment shall be a lien and assessment against the particular Lot or Lot(s) which gave rise to the Special Assessment.

         In the event the Association undertakes to provide materials or services which benefit individual Lots and which may be accepted at the election of individual Owners, such Owners in accepting such materials or services agree that the costs thereof shall be a Special Assessment against said individual Lots.

         Section 3.9 - Date of Commencement of Regular Assessments. The Regular Assessments shall commence as to all Lots now existing or which have been annexed pursuant to Article XV hereof on a date selected by the Board. It is provided further that in the event the amount budgeted to meet Common Expenses for the then current year proves to be excessive in light of the actual Common Expenses, the Board in its discretion may either reduce the amount of the Regular Assessment or may abate collection of Regular Assessments as it deems appropriate.

         Section 3.10 - No Offsets. All Assessments shall be payable in the amount specified by the assessment and no offsets against such amount shall be permitted for any reason, including, without limitation, as a result of a claim that the Association is not properly exercising its duties and powers as provided in this Declaration, or that the Owner has not received or will not receive the benefits of the Common Area or services provided by the Association.

         Section 3.11 - Reserves. All amounts collected as reserves, whether pursuant to this Section or otherwise, shall be deposited by the Board in separate interest-bearing bank accounts to be held in trust for the purposes for which they are collected and are to be segregated from and not commingled with any other funds of the Association. Such reserves shall be deemed a contribution by the Members to the capital account of the Association.

         Section 3.12 - Limitations on Assessments. Any assessments levied pursuant to this Declaration, the Articles, the By-Laws, the Association Rules, or any other document governing the Association shall not exceed the maximum amount permitted by applicable law.

         Section 3.13 - Limitations on Parcel 7 Assessments. Notwithstanding any other provision of this Declaration, the Owner or Owners of that parcel included in the Property known as Parcel 7 of Parcel Map 7255, as recorded in the Official Records of the County of Alameda on September 21, 1998 in Book 236 of Parcel Maps at pages 79-85, shall not be assessed for any of the costs associated with the construction of public infrastructure improvements related to the completion of Eureka Drive or Stevenson Boulevard as such improvements are shown on those Street Improvement Plans For Parcel Map 7255, Newark, California, Sheets 99D08 through 99D072, inclusive, dated April 5, 1999 and approved by the City of Newark on June 24, 1999.

                     ARTICLE IV - NONPAYMENT OF ASSESSMENTS

         Section 4.1 - Delinquency. Any Assessment provided for in this Declaration which is not paid within fifteen (15) days after the date said Assessment became due shall be considered delinquent on the date immediately following the fifteenth (15th) day after the date said Assessment became due (the "DELINQUENCY DATE"). If any such Assessment is not paid within ten (10) days after the Delinquency Date, a late charge not exceeding ten percent (10%) of the delinquent Assessment or Ten Dollars ($10.00), whichever is greater, may, at the election of the Board, be levied and the delinquent assessment may, at the election of the Board, bear interest at the rate of Twelve percent (12%) per annum from and after the thirtieth (30th) day after the Assessment became due, but in any event not higher than the maximum rate permitted by law. The Association may, at its option and without waiving the right to judicially foreclose its lien against the Lot, pursue any available remedies, including, without limitation, bringing an action at law against the Owner personally obligated to pay the same and/or upon compliance with the notice provisions set forth in Section 4.2 herein, entitled "Notice of Delinquent Assessment," to foreclose the lien against the Lot. If action is commenced, there shall be added to the amount of such Assessment the late charge, interest (including without limitation interest on the delinquent Assessment, reasonable costs of collection, and late charges), the cost of such action, and attorneys' fees incurred in connection with such action; and in the event a judgment is obtained, such judgment shall include said late charge, interest (including without limitation interest on the delinquent assessment, on reasonable costs of collection and on late charges), and reasonable attorneys' fees, together with the costs of the action. Each Owner vests in the Association or its assigns the right and power to bring all actions at law or equity for lien foreclosure against such Owner or other Owners for the collection of such delinquent Assessments.

         Section 4.2 - Notice of Delinquent Assessment. No action shall be brought to foreclose said Assessment lien or to proceed under the power of sale herein provided until thirty (30) days after the date a Notice of Delinquent Assessment is deposited in the United States mail, certified or registered, postage prepaid, to the Owner of said Lot, and a copy thereof is recorded by the Association in the office of the County Recorder in the County at least twenty
(20) days after the date the Notice of Delinquent Assessment is deposited in the mail as provided above; said Notice of Delinquent Assessment must recite a good and sufficient legal description of any such Lot, the record Owner or reputed Owner thereof, the nature of the Owner's ownership interest in the Lot, the amount which is delinquent, which shall include interest and late charges as provided for in Section 4.1, if so elected by the Board, plus reasonable attorneys' fees and expenses of collection in connection with the debt secured by said lien, the fact that the delinquent amount is a lien against the Lot, and the name and address of the trustee authorized to enforce the lien by sale. Said late charge may be increased by the Board in its reasonable discretion not more frequently than annually based upon increases in the Consumer Price Index - All Urban Consumers (base year 1982-1984 = 100) for the San Francisco Oakland Area, as published by the United States Department of Labor, Bureau of Labor Statistics, but in no event shall the late charge exceed the maximum amount permitted by California Civil Code Section 1366(d) or other applicable law.

         Section 4.3 - Foreclosure Sale. Any Assessment lien may be enforced by sale by the Association, its attorney, or any other Person authorized by the Board to make the sale after failure of the Owner to make the payments specified in the Notice of Delinquent Assessment within said thirty (30) day period. Any such sale provided for above is to be conducted in accordance with all applicable provisions of the laws of the State of California, applicable to the exercise of powers of sale in mortgages and deeds of trust. The Association, through its duly authorized agents, shall have the power to bid on the Lot, using as a credit bid the amounts secured by such lien, Association funds, or funds borrowed for such purpose at the sale, and to acquire and hold, lease, mortgage, and convey the same.

         Section 4.4 - Curing of Default. Upon the timely payment or other satisfaction of:

         (a) all delinquent Assessments specified in the Notice of Delinquent Assessment;

         (b) all other Assessments which have become due and payable with respect to the Lot as to which such Notice of Delinquent Assessment was recorded; and

         (c) interest (including interest on the delinquent Assessments, on reasonable costs of collection, and on late charges), late charges, attorneys' fees, and other costs of collection pursuant to this Declaration and the Notice of Delinquent Assessment which have accrued, an officer of the Association or any other Person designated by the Board is hereby authorized to file or record, as the case may be, an appropriate release of such Notice of Delinquent Assessment and the lien imposed thereby upon payment by the defaulting Owner of a reasonable fee to cover the costs of preparing and filing or recording such release.

         Section 4.5 - Reassessment of the Members. In the event the Association is unable to obtain payment from one or more Owners ("NONPAYING OWNER") for any Assessments prior to the Delinquency Date ("UNPAID ASSESSMENTS"), the Association, without releasing any delinquent Owner and without waiving any remedy set forth herein, may reassess the Members for a sum equal to the Unpaid Assessments. Upon payment by the Nonpaying Owner of the Unpaid Assessments or upon collection of same by the Association, the Association shall credit Assessments due or to be due in the future by Members in an amount equal to the Unpaid Assessment, or a portion thereof, for which the Member was assessed.

                        ARTICLE V - ARCHITECTURAL CONTROL

         Section 5.1 - Appointment of Architectural Committee. Declarants, as their respective interests may appear, shall initially have the right to elect the Architectural Committee, and shall retain the right to appoint, augment, or replace all members of the Architectural Committee prior to the transfer of voting rights as set forth in Section 2.3. The Declarants shall elect the members of the Architectural Committee as set forth in Section 2.4. The Architectural Committee shall consist of not less than three (3) Persons, as fixed from time to time by Declarants, and upon such transfer of voting rights to or vesting of voting rights in the Members, by resolution of the Board. The Persons appointed by the Board to the Architectural Committee must be Members; however, Persons appointed by Declarants to the Architectural Committee need not be Members, in Declarants' sole discretion.

         Section 5.2 - General Provisions.

         (a) The Architectural Committee may establish reasonable procedural rules and may assess a fee not to exceed Five Hundred Dollars ($500.00) (unless the Architectural Committee reasonably determines that such fee is insufficient to defray the expenses of a review in compliance with the provisions of this Article, in which event the Architectural Committee may impose an increased fee) per submission of plans in connection with review of plans and specifications including, without limitation, the number of sets of plans to be submitted; provided, however, the Architectural Committee may delegate its plan review responsibilities to one or more members of such Architectural Committee. Upon such delegation, the approval or disapproval of plans and specifications by such Persons shall be equivalent to approval or disapproval by the entire Architectural Committee. Unless any such rules are complied with, such plans and specifications shall be deemed not submitted.

         (b) The address of the Architectural Committee shall be the principal office of the Association as designated by the Board pursuant to the By-laws. Such address shall be the place for the submittal of plans and specifications and the place where the current Architectural Standards shall be kept.

         (c) The establishment of the Architectural Committee and the systems herein for architectural approval shall not be construed as changing any rights or obligations upon Owners to maintain, repair, alter, or modify or otherwise have control over the Lots as may otherwise be specified in this Declaration, in the By-laws or in any Association Rules.

         (d) In the event the Architectural Committee fails to approve or disapprove such plans and specifications within thirty (30) days after the same have been duly submitted in accordance with any rules regarding such submission adopted by the Architectural Committee, such plans and specifications will be deemed approved.

         Section 5.3 - Approval and Conformity of Plans.

         (a) No Improvements shall be erected, placed, altered, maintained, or permitted to remain on any of the Property until plans and specifications showing the plot layout and all exterior elevations with materials and colors therefor and structural designs, signs, parking, driveway, walkways, landscaping, and such other drawings, plans, designs, and specifications as are requested by the Architectural Committee, shall have been submitted to and approved in writing by the Architectural Committee; provided, however, that the restrictions set forth in this Section 5.3 shall not apply to Buildings existing as of the date of this Declaration or Improvements which are to be erected, placed, or altered entirely within a Building which do not affect the exterior or the structural design of a Building. Such plans and specifications shall be submitted in writing over the authorized signature of the Owner or Occupant of the Lot or his authorized agent. The Board shall adopt and promulgate the Architectural Standards. The Architectural Standards adopted by the Board shall apply with respect to the plans and specifications and the Improvements contemplated thereby which are subject to approval by the Architectural Committee shall be administered through the Architectural Committee. The Architectural Standards shall include, among other things, those restrictions and limitations upon the Owners set forth below:

                  (i) Reasonable time limitations for the completion of the Improvements for which approval is required pursuant to the Architectural Standards;

                  (ii) Conformity of completed Improvements to plans and specifications approved by the Architectural Committee pursuant to this Article V; provided, however, that as to purchasers in good faith and for value, the restrictions set forth herein pertaining to non-completion or nonconformance shall not apply, unless notice of non-completion or nonconformance identifying the violating Lot and its Owner, specifying the reason for the notice, and executed by the Architectural Committee shall be filed of record in the Office of the County Recorder of the County, and given to such Owner within thirty (30) days of the expiration of the time limitation described in subsection (i) above, or unless legal proceedings shall have been instituted to enforce compliance or completion within said thirty (30) day period, and the completed Improvements shall be deemed to be in compliance with plans and specifications approved by the Architectural Committee as required herein and in compliance with the applicable Architectural Standards, but only with respect to purchasers and encumbrances in good faith and for value; and

                  (iii) Such other limitations and restrictions as the Board in its reasonable discretion shall adopt, including, without limitation, the regulation of the following: construction, reconstruction, exterior addition, change, or alteration to or maintenance of any building, structure, wall, fence, or other Improvement, including, without limitation, the nature, kind, shape, height, materials, exterior color, and surface and location of such Improvement; the type, location, and elevation of trees, bushes, shrubs, plants, hedges, and fences; the harmony of exterior design and color in relation to other Improvements within the Property; effect of location and use of Improvements and landscaping on neighboring property, Improvements, landscaping, operations, and uses; relation of topography, grade, and finished ground elevation of the property being improved to that of neighboring property; proper facing of primary elevations with respect to nearby streets; preservation of view and aesthetic beauty; with respect to fences, walls, and landscaping, assurance of adequate access by the Association in connection with the performance of its duties and the exercise of its powers hereunder; conformity with such rules and regulations as may be adopted by the Architectural Committee in accordance with this Article; conformity of the plans and specifications to the purpose and general plan and intent of this Declaration and inclusion in such plans and specifications of provision for the construction of adequate parking, driveways, and walkways in relation to the Building which are to be constructed thereon and the uses to be made thereof.

         (b) The Board shall further adopt a procedure by which a prospective Owner intending to erect Improvements on a Lot may submit and obtain the advance approval of the Architectural Committee of such prospective Owner's plans therefor prior to the purchase of a Lot.

         (c) The Architectural Standards initially adopted by the Board shall not be revoked, amended or supplemented without the prior written consent of the Declarants, so long as any of the Declarants is an Owner of any Lot.

         Section 5.4 - Nonliability for Approval of Plans. Plans and specifications are not approved for engineering design and by approving such plans and specifications neither the Architectural Committee, the members thereof, the Association, the Members, the Board, nor the Declarants assumes liability or responsibility therefor or for any defect in any structure constructed from such plans and specifications.

         Section 5.5 - Appeal. In the event plans and specifications submitted to the Architectural Committee are disapproved thereby, the party or parties making such submission may appeal in writing to the Board in the event voting rights shall have transferred to or vested in the Members. The written request shall be received by the Board not more than thirty (30) days following the final decision of the Architectural Committee. The Board shall submit such request to the full Architectural Committee for review, whose written recommendations will be submitted to the Board. Within thirty (30) days following receipt of the request for appeal, the Board shall render its written decision. The failure of the Board to render a decision within said thirty (30) day period shall be deemed a decision against the appellant. Prior to the date of the transfer of voting rights to or vesting of voting in the Members, any decision by the Architectural Committee shall be final and may not be appealed as provided for by this Section 5.5.

         Section 5.6 - Inspection and Recording of Approval. Any member of the Architectural Committee or any officer, director, employee, or agent of the Association, at any reasonable time and after not less than twenty-four (24) hours oral notice to the Owner, may enter without being deemed guilty of trespass upon any Lot and Improvements, in order to inspect Improvements constructed or being constructed on such Lot to ascertain that such Improvements have been or are being built in compliance with plans and specifications approved by the Architectural Committee and in accordance with the Architectural Standards. The Architectural Committee shall cause such an inspection to be undertaken within thirty (30) days of a request therefor from any Owner as to his Lot, and if such inspection reveals that the portions of the Improvements completed as of the date of the inspection, or if the Improvements have been completed as of the date of the inspection, the completed Improvements have been completed in compliance with this Article, the President and the Secretary of the Association shall provide to such Owner a notice of such approval in recordable form which, when recorded, shall be conclusive evidence of compliance as of the date of the inspection with the provisions of this Article as to portions of the completed Improvements inspected, or if the Improvements are completed on the date of inspection, then the completed Improvements described in such recorded notice, but as to such portions of or completed Improvements only. The Architectural Committee may, in its sole discretion, assess a fee or any aforesaid inspections requested by an Owner to defray the expenses of any such inspections.

         Section 5.7 - Subterranean Improvements. No Improvement in the Property which will extend beneath the surface of the ground for a distance of more than six (6) inches shall be commenced unless plans and specifications therefor have been approved by the Architectural Committee. Without limiting the generality of the foregoing, the Architectural Committee shall not approve plans or specifications for any such subterranean Improvements which interferes with the intended use of the Property unless adequate provision has been made to mitigate such interference's to the satisfaction of the Architectural Committee. The procedure used by the Architectural Committee for review of subterranean Improvements and the rules governing the same shall be the same as those provided for in this Article for the approval by the Architectural Committee of other Improvements.

         Section 5.8 - Compliance with Laws. All Improvements shall be constructed, altered, repaired, operated, and maintained in compliance with all applicable permits and authorizations, all building and zoning laws, and all other laws, ordinances, orders, codes, rules, regulations, and requirements of all federal, state, county, and municipal governmental agencies, and bodies having jurisdiction (including, but without limiting the generality of the foregoing, the provisions of California Civil Code Section 832, as said Section from time to time may be amended, and the provisions of the Uniform Building Code which have been adopted or modified by the City, as the same from time to time may be amended).

         Section 5.9 - Completion of Work. After the commencement of the work with respect to any Improvements as approved by the Architectural Committee in accordance with the terms hereof, such work shall be diligently prosecuted so that the Improvements shall not remain in a partly finished condition any longer than reasonably necessary for the completion thereof, and in no case any longer than eighteen (18) months after commencement of construction. All construction shall be done so as to cause minimal interference with the business operations conducted from those Buildings already open for business. During the construction, the construction site and surrounding areas shall be kept reasonably clean and free of construction material, trash, and debris, and appropriate precautions shall be taken to protect against personal injury and property damage to the Declarants, other Owners, and Occupants. With regard to excavation and without limiting any other provision of this Declaration, no excavation shall be made on, and no sand, gravel, soil, or other material shall be removed from the site except in connection with the construction or alteration of Improvements approved in the manner set forth in this Article, and upon completion of any such operations, exposed openings shall be backfilled and disturbed ground shall be graded, leveled, and paved or landscaped in accordance with the previously approved plans and specifications contemplated in this Article. After such completion of the Improvements, there shall not be any other material change in the aforesaid Improvements without prior approval in writing by the Architectural Committee in the manner contemplated in this Article. Failure to comply with this Section shall constitute a breach of this Declaration and subject the defaulting party or parties to all enforcement procedures set forth in this Declaration and any other remedies provided by law or equity.

         Section 5.10 - Regulation of Improvements. Unless the Architectural Committee shall enact greater requirements, the erection, construction, placement, and alteration of Improvements on the Property including, without limitation, the minimum setback lines throughout the Property, the amount and type of landscaping, the utilities and utility connections and the location of storage areas, shall comply with any and all requirements of the City.

         Section 5.11 - Signs and Lighting. No sign or billboard of any kind shall be displayed to the public view on any portion of the Property except such signs as may first be approved by the Architectural Committee as in accord with the sign design and location criteria established by the Architectural Committee. All signs shall also comply with applicable requirements of the City and any other applicable governmental agency's ordinances or regulations. Lighting shall be restricted to parking and security lights, fire lighting, and low-level sign illumination and floodlighting of buildings or landscaping or such other lighting as specifically approved in writing by the Architectural Committee. All lighting shall be shielded and contained within property lines or within the Common Area as may be permitted by the Board.

                ARTICLE VI - DUTIES AND POWERS OF THE ASSOCIATION

         Section 6.1 - General Duties and Powers. In addition to the duties and powers enumerated in its Articles and By-laws or elsewhere provided for herein, and without limiting the generality thereof, the Association shall have the specific duties and powers specified in this Article.

         Section 6.2 - General Duties of the Association. The Association, through the Board, shall have the duty and obligation to enforce the provisions of this Declaration, the Articles, By-laws, and Association Rules by appropriate means and carry out the obligations of the Association hereunder, including, but not limited to the obligation of the Association pursuant to Article XVI herein below.

         Section 6.3 - General Powers of the Association. The Association through the Board shall have the power but not the obligation to:

         (a) employ a manager or other Persons and contract with independent contractors or managing agents, including, without limitation, any one or more of the Declarants, or a property management company that is affiliated with any Declarant, who have professional experience in the management of commercial developments similar to the Property, to perform all or any part of the duties and responsibilities of the Association and any prospective managing agent of the Association shall comply with the disclosure provisions of California Civil Code Section 1363.1;

         (b) acquire interests in real or personal property for offices or other facilities (i) that may be necessary or convenient for the administration of the affairs of the Association, or (ii) that may be of benefit to the Members, or (iii) that will enhance and protect the value, desirability, and attractiveness of the Property and to operate the same;

         (c) borrow money as may be needed in connection with the discharge by the Association of its powers and duties;

         (d) establish in cooperation with the City a special tax assessment district for the performance of all or a portion of the functions now within the responsibility of the Association;

         (e) take all the acts required and incur the Charges which result in the levy of any and all Assessments.

         (f) receive an assignment from or assume on behalf of any one or more of the Declarants and/or the constituent general partners thereof, an Owner, and/or any future Owners of all or a portion of the Property, any and all rights, duties and obligations under any permits, approvals or other entitlements issued to same by any federal, state, county, or municipal governments or other governmental agencies, commissions or other bodies which govern development of all or a portion of the Property, including without limitation any Transportation System Management Plan applicable to the Property.

         Section 6.4 - Association Rules. The Board shall also have the power to adopt, amend, and repeal such rules and regulations as it deems reasonable (the "ASSOCIATION RULES"), which may include the establishment of a system of fines and penalties and enforceable as Special Assessments, all as provided in the By-laws. The Association Rules shall govern such matters in furtherance of the purposes of the Declaration; provided, however, that the Association Rules may not discriminate among Owners (except during such period of time that Declarants are the only Persons entitled to vote on any matter pertaining to any provision contained in this Declaration or the By-laws as set forth in Section 2.3.), and shall not be inconsistent with this Declaration, the Articles, or By-laws. A copy of the Association Rules as they may from time to time be adopted, amended, or repealed or a notice setting forth the adoption, amendment, or repeal of specific portions of the Association Rules shall be delivered to each Owner in the same manner established in this Declaration for the delivery of notices. Upon completion of the notice requirements, said Association Rules shall have the same force and effect as if they were set forth in and were part of this Declaration and shall be binding on the Owners and their successors in interest whether or not actually received thereby. The Association Rules, as adopted, amended, or repealed, shall be available at the principal office of the Association to each Owner and Mortgagee upon request. In the event of any conflict between any such Association Rules and any other provisions of this Declaration, or the Articles or By-laws, the provisions of the Association Rules shall be deemed to be superseded by the provisions of this Declaration, the Articles, or the By-laws to the extent of any such conflict.

         Section 6.5 - Delegation of Powers. The Association shall have the right according to law to delegate to committees, officers, employees, or agents any of its duties and powers under this Declaration, the Articles, and By-laws; provided, however, no such delegation to a professional management company, the Architectural Committee, or otherwise shall relieve the Association of its obligation to perform such delegated duty.

         Section 6.6 - Emergency Powers. The Association or any Persons authorized by the Association may enter any Lot in the event of any emergency involving illness or potential danger to life or property. Such entry shall be made with as little inconvenience to the Owners as practicable, and any damage caused thereby shall be repaired by the Association unless covered by insurance carried by the Owner.

         Section 6.7 - Waiver Against Declarants. To the fullest extent permitted by law, neither one or more of the Declarants, nor any of their successors or assigns, nor any of their employees, agents, officers or directors shall be liable to any Owner or Occupant of a Lot or Lots or any other Person subject to this Declaration by reason of any mistake in judgment, negligence, nonfeasance, action or inaction and/or for the enforcement or failure to enforce any provision of this Declaration. Every Owner or Occupant of a Lot or Lots by acquiring his interest therein agrees that he will not bring any action or suit against either one or more of the Declarants, or their successors or assigns to recover any damages or to seek equitable relief because of any mistake in judgment, negligence, nonfeasance, action or inaction and/or the enforcement or failure to enforce any provision of this Declaration. For purposes of this
Section 6.8, the terms "Declarants" shall be deemed to include the partners of each of the Declarants and the partners of the partners of each of the Declarants.

         Section 6.8 - Notice to the City. During January of each year, the Association shall provide to the Director of Community Development of the City, the name, address and phone number of a contact person for the Association.

                      ARTICLE VII - REPAIR AND MAINTENANCE

         Section 7.1 - Repair and Maintenance by Association.

         (a) Except to the extent that an Owner or Occupant may be obligated pursuant to the terms of their leases or Permits and Approvals, and without limiting the generality of the statement of duties and powers contained in this Declaration, the Articles, By-laws, or Association Rules, the Association shall have the duty to accomplish the following upon the Property in such manner and at such times as the Board shall prescribe:

                  (i) provide any and all necessary maintenance and repair to, and replace as needed, Capital Improvements, except to the extent otherwise provided in this Declaration, the Articles, By-laws, or Association Rules;

                  (ii) provide any and all necessary maintenance of, and repair and replace as needed, all landscaping within the Common Area following the initial installation thereof;

                  (iii) keep all unimproved portions of the Common Area mowed and weeded and clear of all rubbish, trash, and debris, and keep the Common Area in a neat and sightly condition;

                  (iv) regardless of the obligations of Declarant and/or other issuee under all Permits and Approvals, repair and maintain A) the Common Area as described in Exhibit "B" hereto, including, without limitation, landscaping, irrigation systems and drainage system (retention basin) located on Parcel A and the conveyance system connecting the retention basin on Parcel A to the Alameda County Flood Control and Water Conservation District Line D drainage channel; and B) all improvements and landscaping not maintained by any public agency or utility company which must be maintained for the benefit of all Lots under the Permits and Approvals or agreements with the City of Newark, or any other public agency, within (1) the median divider on Stevenson Boulevard on that portion of Stevenson Boulevard shown on the Parcel Map and south of the easterly extension of the northerly boundary of Parcel 5; (2) those portions of Lots 1 and 7 shown on the Parcel Map as Storm Drainage Easement ("SDE"); and (3) those portions of Lots 1, 5, 6 and 7 shown on the Parcel Map as Landscape Easement, Sidewalk Easement and Public Utility Easement ("LE," "SWE" and "PUE").

                  (v) maintain the surface of any parking area located on the Common Area in a clean and safe condition, including the paving and repairing or surfacing and resurfacing of such areas when necessary with the type of material originally installed therein, or such substitute therefor as shall in all respects be equal thereto in quality, appearance, and durability; the removal of debris and waste materials and the washing or sweeping of paved areas as required; and the painting and repainting of striping, markers, and directional signs as required; and

                  (vi) clean, maintain, and relamp any external lighting fixtures and related fixtures located on the Common Area.

                  (vii) maintain all other areas, facilities, equipment, services, or aesthetic components of whatsoever nature as may from time to time be requested by the vote of two-thirds (2/3) of the voting power of the Members.

         (b) The Property may be included in a Landscape and Lighting District ("LLD"). Declarant has petitioned the City Council of the City to participate in a LLD for the maintenance of (i) all landscaping, irrigation systems and surfacing in the Stevenson Boulevard median divider and (b) all landscaped areas contiguous to public street frontages or in Parcel A, including without limitation the greenbelt along Stevenson Boulevard and Eureka Drive, which may or may not be within a dedicated landscape or drainage easement, unless otherwise determined by the City Council (collectively the "LLD AREAS"). Declarant has paid all costs for the formation of the LLD. The City will maintain the LLD Areas, at the sole cost of the Declarant, Association and its Members, through the LLD only if the City Council determines that maintenance of the LLD Areas by the Association is inadequate. The City shall give Declarant and the Association at least thirty (30) days prior written notice of its determination that maintenance by the Association is inadequate and its intent to commence maintaining the LLD Areas through the LLD ("LLD COMMENCEMENT"), including specific description of the inadequacies in maintenance of the LLD Areas which City believes require LLD Commencement. Declarant and Association shall have until the end of the notice period to cure the noticed inadequacies and, if such cure is completed or, if the cure would require more than the notice period to complete, Declarant or Association is diligently proceeding to complete such cure, LLD Commencement will not occur pursuant to the notice. Upon LLD Commencement, Declarant and Association shall have no further repair or maintenance responsibility for the LLD Areas.

         (c) The Association may further provide any and all necessary maintenance and shall repair and/or replace any facilities, improvements, structures, equipment other than those specified in Sections 7.1(a) and 7.1(b), which the Association deems necessary for the purpose of enhancing and protecting the value, desirability, and attractiveness of the Property.

         (d) Notwithstanding the foregoing, the Association shall maintain, repair and replace all or portions of the Common Area, as is necessary to be maintained, repaired or replace, and take such other action with respect to the Common Area for Owners and the Association to be in compliance with all Permits and Approvals. The Association shall exercise it best efforts to have all areas of the Common Area maintained and repaired in a uniform manner.

         Except as otherwise provided herein, the costs of-any such maintenance and/or repair pursuant to this Section shall be paid out of the funds of the Association collected through the levy of Assessments.

         Section 7.2 - Repair and Maintenance by Owner. The Owner of each Lot shall be responsible for the repair and maintenance of his Lot and all Improvements thereon except to the extent the Association is obligated by this Declaration to repair or maintain the same. The Owner of each Lot may repair and maintain the areas of his Lot which the Association is obligated by this Declaration to repair and maintain and bill the Association for said repairs and maintenance, provided, however, that the Association has given its prior written consent thereto.

         (a) Maintenance of the exterior of all structures, including, without limitation, walls and roofs, and of all landscaping shall be accomplished in accordance with the Architectural Standards and Association Rules and, if required by the Architectural Standards, only after approval of the Architectural Committee.

         (b) All Improvements shall at all times be maintained in compliance with all applicable laws, ordinances, orders, codes, rules, regulations, and requirements of all federal, state, county, municipal, and other governmental agencies and bodies having Jurisdiction.

         Section 7.3 - Right of Entry. The Association shall have the right to enter upon any Lot, but not a Building, in connection with any maintenance, repair, or construction in the exercise of the powers and duties of the Association.

         Section 7.4 - Maintenance of Public Utilities. Nothing contained herein shall require or obligate the Association to maintain, replace, or restore the underground facilities of public utilities which are located within easements in the Property owned by such public utilities. However, the Association shall take such steps as are necessary or convenient to ensure that such facilities are properly maintained, replaced, or restored by such public utilities.

                            ARTICLE VIII - INSURANCE

         Section 8.1 - Duty to Obtain Insurance; Types. The Board shall obtain and continue in effect adequate blanket public liability insurance (including medical payments) in an amount not less than Three Million Dollars ($3,000,000.00) or in such other reasonable minimum amount as the Board may determine, covering all claims for personal injury and property damage arising out of a single occurrence. The Board shall also obtain and continue in effect "all risk" insurance coverage in an amount as near as possible to the full replacement value of any above ground Improvements susceptible to damage by perils under "all risk" insurance coverage and owned by the Association and located within the Property, without deduction for depreciation. Such insurance shall be maintained by the Association as named insured for the benefit of the Association, Declarants, the Owners, and the Mortgagees as their interest may appear, subject, however, to the loss payment requirements as set forth herein.

         Section 8.2 - Right and Duty of Owners to Insure. Each Owner shall obtain adequate casualty insurance and fire insurance in an amount as near as possible to the replacement value, without deduction for depreciation or coinsurance, of all of the Improvements owned by such Owner. Each Owner shall provide "all risk" coverage insurance on his personal property and fixtures within all Buildings and Improvements located on his Lot. Each Owner shall carry public liability insurance to cover his individual liability for damage to Persons or property occurring upon his Lot or elsewhere upon the Property, in any manner arising out of the use of such Owner's Lot. Such insurance shall be in an amount not less than Five Million Dollars ($5,000,000.00), combined single limit, or in such other minimum amount as the Board may determine, covering all claims for personal injury and property damage arising out of a single occurrence. Each Owner shall also carry business interruption insurance in an amount adequate to insure payment and performance of such Owner's obligations under this Declaration. All such policies as may be carried by the Owners shall, to the extent they are available or available at commercially reasonable rates, contain waivers of subrogation of claims against Declarants, the Association, the Board, the officers of the Association, and all the other Owners. The insurance policies carried by each Owner shall, to the maximum extent possible, provide for automatic adjustments of coverage levels to reflect changes in costs resulting from inflation. Each Owner shall carry the Association as an additional named insured on all policies of public liability insurance carried by such Owner and shall furnish the Association with a current certificate of such insurance at all times. Such policies shall not adversely affect or diminish any liability under any insurance obtained by the Association, and duplicate copies of such other policies shall be deposited with the Board. If any loss intended to be covered by insurance carried by the Association shall occur and the proceeds payable thereunder shall be reduced by reason of insurance carried by any Owner, such Owner shall assign the proceeds of such insurance carried by him to the Association, to the extent of such reduction, for application by the Board to the same purposes as the reduced proceeds are to be applied. Notwithstanding the foregoing, any Owner whose net worth is at least Two Hundred Fifty Million Dollars ($250,000,000.00) and who in the ordinary course of such Owner's business self-insurers against public liability and property damage, shall not be required to maintain the insurance coverage described herein but shall nevertheless be obligated at all times to indemnify the Association to the extent an Owner would be required to do so if such Owner maintained the insurance coverage required by this Section.

         Section 8.3 - Notice of Expiration. All of the policies of insurance maintained by the Owners shall contain a provision that said policy or policies shall not be canceled or terminated nor expire by their terms without thirty
(30) days prior written notice to the Board. In the event an Owner fails to obtain or maintain such insurance coverage, the Association may obtain such insurance and levy a Special Assessment against such Owner and his Lot for the amount of the premium therefor.

         Section 8.4 - Premiums. Insurance premiums for any blanket insurance coverage obtained by the Association and any other insurance deemed necessary by the Board shall be a Common Expense to be included in the Regular Assessments levied by the Association.

         Section 8.5 - Trustee for Policies. The Association, acting through the Board, is hereby appointed and shall be deemed trustee of the interests of all named insureds under policies of insurance purchased and maintained by the Association. All insurance proceeds under any such policies as provided for in
Section 8.1 shall be paid to the Board as trustee. The Board shall have full power to receive and to receipt for the proceeds and to deal therewith as provided herein. Insurance proceeds shall be used by the Association for the repair or replacement of the Improvements for which the insurance was carried. The Board shall have the right but not the obligation to negotiate loss settlements with the appropriate insurance carriers, with participation, to the extent they desire. Any two directors of the Board may sign a loss claim form and release form in connection with the settlement of a loss claim, and such signatures shall be binding on all the named insureds.

         Section 8.6 - Actions as Trustee. Except as otherwise specifically provided in this Declaration, the Board, acting on behalf of the Association and all the Owners, shall have the exclusive right to bind such parties in respect to all matters affecting insurance carried by the Association, the settlement of a loss claim, and the surrender, cancellation, and modification of all such insurance. Duplicate originals or certificates of all policies of fire and casualty insurance carried by the Association and of all renewals thereof, together with proof of payment of premiums, shall be delivered by the Association to all Mortgagees who have requested the same in writing.

         Section 8.7 - Required Waiver. All policies of physical damage insurance shall provide, if reasonably possible, for waiver of the following rights to the extent that the respective insurers would have the rights without such waivers: (a) subrogation of claims against the tenants of the Owners; (b) any defense based on coinsurance; (c) any right of set-off, counterclaim, apportionment, proration of contribution by reason of other insurance not carried by the Association; (d) any invalidity or other adverse effect or defense on account of any breach of warranty or condition caused by the Association, any Owner or any tenant of any Owner, or arising from any act, neglect, or omission of any named insured or the respective agents, contractors, and employees of any insured; (e) any right of the insurer to repair, rebuild, or replace, and, in the event any Improvements are not repaired, rebuilt, or replaced following loss, any right to pay under the insurance, an amount less than the replacement value of the Improvements insured or the fair market value thereof; (f) notice of the assignment of any Owner of its interest in the insurance by virtue of a conveyance of any Lot; and (g) any right to require any assignment of any Mortgage to the insurer. As to each policy of insurance maintained by the Association which will not be voided or impaired thereby, the Association hereby waives and releases all claims against the Board, the Owners, the Architectural Committee, Declarants, and the agents and employees of each of the foregoing, with respect to any loss covered by such insurance, whether or not caused by negligence of or breach of any agreement by said Persons, but only to the extent that insurance proceeds are received in compensation for such loss.

                             ARTICLE IX - [RESERVED]

                           ARTICLE X - EMINENT DOMAIN

         Section 10.1 - Definition of Taking. The term "taking" as used in this Article shall mean condemnation by eminent domain or by conveyance under threat of condemnation or an action in inverse condemnation which the Declarants are authorized to bring pertaining to the Common Area or any portion of a Lot within the Property which the Association has the obligation to maintain.

         Section 10.2 - Representation by Association in Condemnation Proceedings. In the event of a threatened taking of all or any portion of the Property which the Association has the obligation to maintain, the Association, on behalf of all the Members, shall be entitled to participate in any and all negotiations pertaining to such taking.

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         Section 10.3 - Award for Takings. Any awards received on account of the taking of any portion of the Property which the Association has the obligation to maintain shall be paid solely to the Owners whose Lots or portions thereof are affected by such taking in such amounts as may be determined in the proceedings relating to such taking or as such Owners may agree. Any awards received on account of the taking of any portion of the Common Area shall be paid solely to the Association in such amounts as may be determined in the proceedings relating to such taking.

         Section 10.4 - Condemnation of Owner's Improvements. In the event of a taking of all or a portion of any Improvements located on an Owner's Lot, such Owner shall either: (i) promptly perform such work to the remaining Improvements or portions thereof as may be reasonably required by the Architectural Committee; or (ii) to the extent the Owner of such Lot may not or elects not to perform said work to the remaining Improvements or portions thereof, such Owner shall promptly raze the remaining Improvements or portions thereof and shall forthwith grade, pave, and/or landscape the area on which such Improvements were located in a safe and sightly condition.

         Section 10.5 - Reallocation Following Condemnation. Following the condemnation of any Owner's Lot and a Building thereon, or portions thereof ("CONDEMNATION"), the Board shall deduct from the Lot and Property Gross Square Footage and the Building Square Footage the total square footage of the condemned Lot and Building thereon, or any portions thereof, and shall notify each Owner in writing of the results of such calculation. A Condemnation shall not excuse an Owner from payment of all or any portions of an Assessment due for the year of the occurrence of the Condemnation. However, any and all Assessments payable thereafter and which are based on the Gross Square Footage of a Lot, Gross Square Footage of the Property, and/or Building Square Footage shall be prorated on the basis of the recalculated Lot and Property Gross Square Footage and Building Square Footage after the aforesaid deduction and shall be paid on the basis thereof.

                          ARTICLE XI - USE RESTRICTIONS

         Section 11.1 - Permitted Uses. All Lots in the Property shall be used for no purpose other than as permitted by the City's zoning ordinance, Permits and Approvals, this Declaration, the Association Rules, tenant leases, and in accordance with any standards adopted by the Architectural Committee pertaining to the uses of Lots. The standard that is most restrictive shall govern. All other uses are prohibited. Except as otherwise allowed by the Permits, no part of the Property shall ever be used or caused to be used or allowed or authorized in any way, directly or indirectly, for any residential or other non-business purpose. All business operations shall be performed, unless otherwise permitted by necessary Permits and Approvals, entirely within an enclosed structure and in such a manner that the operations and uses do not cause or produce a nuisance to other portions of the Property, such as, but not limited to, vibration, sound, radiation, air, water, ground, or ground water, pollution, dust or emission of odors and toxic or nontoxic matter.

         Section 11.2 - Other Operations and Uses. Operations and uses that are neither specifically prohibited nor specifically authorized by this Declaration may be permitted in a specific case if written operational plans and specifications for such operations or uses, containing such information as may be requested by the Architectural Committee, are submitted to and approved in writing by the Architectural Committee, which approval shall be based upon analysis of the anticipated effect of such operations or uses upon other Lots, upon other real property in the vicinity of the Property, and upon the occupants thereof, but shall be in the sole discretion of the Architectural Committee.

         Section 11.3 - Nuisances. No noxious or offensive trade or activity shall be carried on within any Lot or any part of the Property, nor shall anything be done thereon which may be, or may become, an annoyance or nuisance to the neighborhood, or which shall in any way increase the rate of insurance for any other Lot or the Common Area. In this regard, all noises, sounds, and vibrations shall be appropriately muffled in such a manner so as not to be objectionable as to intermittent beat, frequency, shrillness, or volume. Every use shall be operated in such a manner that the vibration, heat, and glare inherently and recurrently generated from such use is not perceptible beyond the Building in which the use is located. Electrical reflectors, spotlights, flood lights, and other methods of illumination may be used to illuminate buildings, landscaping areas, signs, and parking areas, provided that such devices are equipped with proper lenses concentrating the illumination upon such structures and areas preventing any bright or direct illumination upon adjacent Lots or upon any street, whether public or private, and provided further that any such illumination shall first be approved by the Architectural Committee. The height of pole mounted lights shall not exceed twenty (20) feet; wall mounted lights shall be equipped with cut-off lenses and limited to a mounting height of twelve
(12) feet; and outdoor lighting shall be dimmed to security level during non-business hours. No livestock, poultry, or animals of any kind shall be raised, bred, kept, slaughtered, or rendered upon any portion of the Property. A "nuisance" shall include, without limitation, any of the following conditions:

         (a) emission of dust, sweepings, dirt, or cinders into the atmosphere, or discharges of liquid, solid wastes, or other harmful matter into the ground, ground waters, or any stream, river, or other body of water, if such emission or discharge may adversely affect the use or intended use of any property or may adversely affect the health, safety, or comfort of Persons in the vicinity, or discharge of waste or any substance or material of any kind into any sewer serving the Property, or any part thereof, in violation of any law, rule, or regulation of any public body having jurisdiction thereof;

         (b) escape or discharge of fumes, odors, gases, vapors, acids, or other substances into the atmosphere if such escape or discharge may be detrimental to the health, safety, or welfare of Persons, may interfere with the comfort of Persons within the vicinity, or may be harmful to property or vegetation;

         (c) the perception, at any point outside the boundaries of any Building of any noise or vibration from any activity, machine, device, or combination thereof located within such Building that unreasonably interferes with the use or enjoyment of any other Lot.

         (d) no outdoor vending machines, other than for the sale of newspapers, shall be placed or maintained on any Lot.

         (e) no Lot shall be used for outdoor storage, or for the sale, display, inventory or advertisement of any merchandise or material, without review and approval of the City Planning Commission and the City Council.

         Section 11.4 - Temporary Structures. Except as authorized by Section 16.16, no structure of a temporary character, trailer, tent, shack, barn, or other out-building shall be used on any portion of the Property at any time, either temporarily or permanently unless approved by the Board.

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         Section 11.5 - Vehicles.

         (a) Except as provided in this Section, no recreational vehicle or equipment shall hereafter be permitted to remain upon the Property unless authorized by the Board.

         (b) No automobile, recreational vehicle, or equipment or commercial vehicle or any other motorized vehicle may be dismantled, rebuilt, repaired, serviced, or repainted on the Property unless authorized by the Board. The foregoing restriction shall not be deemed to prevent temporary parking for loading or unloading of vehicles.

         (c) The Board may adopt other rules for the regulation of the admission and parking of vehicles, including, without limitation, commercial vehicles and employee and Owner parking within the Property, including the assessment of charges to Owners who violate or whose invitees violate such rules. Any charges so assessed shall be Special Assessments. Such rules adopted by the Board shall take into consideration the need for certain businesses operated upon the Property to have parking available for customers. No parking space may be leased for the exclusive use of a tenant of an Owner.

         (d) Twenty-four (24) hours after notice has been personally delivered to the Owner by an agent of the Association or placed on the windshield of a vehicle, or Seventy-two (72) hours after notice has been mailed to the address of the registered owner of a vehicle parked, stored, or maintained on the Property in violation of the provisions of this Declaration, the Owner shall be deemed to have consented to the removal of the vehicle from the Property, and the association or its agents or employees shall have the authority to tow away and store any such vehicle, whether the vehicle shall belong to an Owner, its tenant, or its invitee. Charges for such towing and storage shall be paid by the Lot Owner or Occupant responsible for the presence of such vehicle. No storage of vehicles or maintenance or repair of vehicles (except for emergency services) shall be permitted unless specifically authorized by the Board.

         (e) Drive aisles on any Lot shall not be used by delivery trucks between the hours of 11:00 p.m. and 7:00 a.m. Parking Lot and drive aisle cleaning with sweeping or vacuum equipment shall not be permitted between 11:00 p.m. and 7:00 a.m. No delivery truck or van shall be permitted to be left overnight on any Lot.

         Section 11.6 - Antennae and Other Roof Structure. Unless otherwise approved by the Architectural Committee pursuant to Section 5.3 hereof, no television, radio, or other electronic towers, aerials, antennae, or device of any type for the reception or transmission of radio or television broadcasts or other means of communication (unless the same be contained within a Building) or underground conduit or appliances or installations on exterior roofs of structures including, without limitation, roof-top turbine ventilators, attic ventilators or solar panels shall hereafter be erected, constructed, placed, or permitted to remain on the Property unless and until the same shall have been approved in writing by the Architectural Committee.

         Section 11.7 - Window Covers. No window shall be covered with aluminum foil, newspapers, or other material not designed for use as a window cover. No Owner may modify any window covering originally installed or required to be installed by the Declarants and/or one or more of the Affiliated Entities and visible from the exterior of a Building, without prior approval of the Architectural Committee.

         Section 11.8 - Drainage. There shall be no interference with the established drainage pattern and system over any portion of the Property unless adequate provision is made for proper drainage and is approved by the Architectural Committee. For the purposes hereof an "established drainage pattern and system" is defined as the drainage which exists at the time the overall grading of the Property is completed or that which is shown on any plans approved by the Architectural Committee, and includes, but is not necessarily limited to, underground drain pipes and patterns of drainage over the Property from and to adjoining properties and improvements. The Association shall have the right to use the established drainage pattern and system for the purpose of draining the Property and Improvements thereon; provided that such right of drainage shall not include the right to discharge noxious or offensive matter.

         Section 11.9 - Utility Usage. Without written consent of the association, no Owner shall use any machinery, equipment, or facility of any kind on a lot which overloads any utility or communication system located within the property and serving any other Lot.

         Section 11.10 - Transportation System Management Plan. Each Owner shall participate in and comply with the terms of the Transportation System Management Plan ("TSM PLAN") entered into by Declarant and the City and implemented by the Declarant, Association or any Owner or Lessee of any Owner in compliance with the TSM Plan. All TSM Plan implementation shall be coordinated by the Association for the benefit of all Lots.

                             ARTICLE XII - EASEMENTS

         Section 12.1 - Reservation of Easements. Upon conveyance by the Declarants of fee title to the Common Area, there shall be deemed to be reserved to said Declarants, and Owners, appurtenant to each Lot, within the conveying instrument the below described easements:

         (a) Utilities. Easements on, over and through the Property for the installation, maintenance and repair of electric, telephone, cable television, water, gas, sanitary sewer lines, and drainage facilities as are needed to service any portion of the Property. Wherever sanitary sewer house connections, water house connections, electricity, gas, telephone and cable television or communication lines, or drainage facilities are installed within the Property, the Owners of any Lots served by said connections, lines, or facilities shall have the right, and there is hereby reserved to Declarants together with the right to grant and transfer the same to any Owners as appurtenant to the Lots, easements to the full extent necessary for the full use and enjoyment of such portion of such connections which service such Owner's Lot, and to enter upon the Common Area and any Lots owned by any other Owner (if, and only to the extent that, a utility facility which provides utility service to one Lot is located on another Lot) or to have the City and/or utility companies enter upon the Common Area and the Lots in or upon which said connections, lines, or facilities, or any portion thereof lie to repair, replace, and generally maintain said connections as and when the same may be necessary as set forth below, provided that such owner or utility company shall promptly repair any damage to the Common Area or a Lot caused by such entry as promptly as possible after completion of work thereon.

         (b) Construction and Sales. Easements over the Property for construction and temporary storage of materials and equipment during the course of construction, and for display, sales, and exhibit purposes in connection with the improvement and sale or lease of all or portions of buildings or Lots within the Property, to the extent such activities are permitted hereunder and not including unreasonable interference with use of areas which have been improved and are being used by an Owner or Occupant.

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         (c)      Ingress and Egress. Easements over the portions of the
Property that are for pedestrian and vehicular ingress and egress, sufficient to guarantee access and entry and traffic circulation to and within the Property and any Improvements for their intended and permitted use(s).

         (d) Drainage: Easements for drainage over the Property for the established drainage pattern and system described in Section 11.8 hereof.

         (e) Support, Settlement and Encroachment. Easements for the purpose of:

                  (i) support and accommodation of the natural settlement of structures;

                  (ii) encroachment by reason of a roof, eave overhand, or similar projections created during the original construction of the Property, if any, or the reconstruction or repair of a Building or Improvements on the Property in accordance with plans and specifications approved by the Architectural Committee; and

                  (iii) encroachments due to original engineering or surveying errors, errors in original construction, or errors in reconstruction or repair in accordance with plans and specifications approved by the Architectural Committee.

         Section 12.2 - Certain Rights and Easements Reserved to Declarants and Owners. This Declaration cannot be amended to modify or eliminate any easements reserved to Declarants and/or Affiliated Entities, without prior written approval of Declarants, and any attempt to do so shall have no effect. Any attempt to modify or eliminate this Section shall likewise require the prior written approval of Declarants. Unless otherwise set forth herein, any easement reserved to the Declarants and the owners herein shall be nonexclusive and appurtenant to the Lots. Such easements shall not unreasonably interfere with the use and enjoyment by the Members of their Lots.

         Section 12.3 - Certain Easements for Association. The Declarants hereby grant to the Association necessary easements for the purpose of permitting the Association to discharge its obligations as descried in this Declaration. Such easements include, but are not limited to, easement for access to, and maintenance and repair of any Capital Improvements that exist on the Lots.

         Section 12.4 - Relationship Between Easements. Declarants have granted the City and certain utility companies easements, as set forth in recorded documents and as shown on parcel maps which subdivide the Property (the "EXISTING EASEMENTS"). In event of any conflict between the easements reserved in this Article 12 and the Existing Easements, to the extent of such conflict the provisions of the easement documents evidencing the Existing Easements shall control, and the rights granted the City and the utility companies pursuant to the Existing Easements shall supersede the rights reserved in this Article 12.

                        ARTICLE XIII - RIGHTS OF LENDERS

         Section 13.1 - Filing Notice; Notices and Approvals. Other than for the Lender, a Mortgagee shall not be entitled to receive any notice which this Declaration requires the Association to deliver to Mortgagees unless and until such Mortgagee, or its mortgage servicing contractor, has delivered to the Board a written notice stating that such Mortgagee is the holder of a Mortgage encumbering a Lot within the Property. Such notice need not state which Lot or Lots are encumbered by such Mortgage, but shall state whether such Mortgagee is a First Mortgagee. Notwithstanding the foregoing, if any right of a Mortgagee under this Declaration is conditioned on a specific written request to the Association, in addition to having delivered the notice provided in this Section, a Mortgagee must also make such request, either in a separate writing delivered to the Association or in the notice provided above in this Section in order to be entitled to such right. Except as provided in this Section, a Mortgagee's rights pursuant to this Declaration, including, without limitation, the priority of the lien of Mortgages over the lien of Assessments levied by the Association hereunder, shall not be affected by the failure to deliver a notice to the Board. Any notice or request delivered to the Board by a Mortgagee shall remain effective without any further action by such Mortgagee for so long as the facts set forth in such notice or request remain unchanged.

         Section 13.2 - Priority of Mortgage Lien. No breach of the covenants, conditions, or restrictions herein contained, nor the enforcement of any lien provision herein, shall affect, impair, defeat, or render invalid the lien or charge of any Mortgage made in good faith and for value encumbering any Lot, but all of said covenants, conditions, and restrictions shall be binding upon and effective against any Owner whose title is derived through foreclosure or trustee's sale or otherwise with respect to a Lot except as otherwise provided in this Article.

         Section 13.3 - Curing Defaults. A Mortgagee or the immediate transferee of such acquires title by judicial foreclosure, deed in lieu of foreclosure, or trustee's sale shall not be obligated to cure any breach of the provisions of this Declaration which occurred prior to the date such Mortgagee acquired the title to a Lot which is non-curable or of a type which is not practical or feasible to cure. The determination of the Board made in good faith as to whether a breach is non-curable or not feasible to cure shall be final and binding on all Mortgagees.

         Section 13.4 - Resale. It is intended that any loan to facilitate the resale of any Lot after judicial foreclosure, deed in lieu of foreclosure, or trustee's sale is a loan made in good faith and for value and entitled to all of the rights and protections afforded to other Mortgagees.

         Section 13.5 - Relationship with Assessment Liens.

         (a) The lien provided for in Article IV hereof, entitled "Nonpayment of Assessments," for the payment of Assessments shall be subordinate to the lien of any Mortgage which was recorded prior to the date any such Assessment becomes due.

         (b) If any Lot subject to a monetary lien created by any provision hereof shall be subject to the lien of a Mortgage: (1) the foreclosure of any lien created by anything set forth in this Declaration shall not operate to affect or impair the lien of such Mortgage; and (2) the foreclosure of the lien of said Mortgage, the acceptance of a deed in lieu of foreclosure of the Mortgage, or sale under a power of sale included in such Mortgage (such events being hereinafter referred to as "EVENTS OF FORECLOSURE") shall not operate to affect or impair the lien hereof, except that any Persons who obtain an interest through any of the Events of Foreclosure, and their successors in interest, shall take title free of the lien hereof or any personal obligation for said charges as shall have accrued up to the time of any of the Events of Foreclosure, except for liens or claims for a share of such Assessments resulting from a reassessment pursuant to Section 4.5 hereof, but subject to the lien hereof for all said charges that shall accrue subsequent to the Events of Foreclosure.

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         (c)      Nothing in this Section shall be construed to release any
Owner from his obligations to pay for any assessment levied pursuant to this Declaration.

         Section 13.6 - Other Rights of Mortgagees. Any Mortgagee or its mortgage servicing contractor shall, upon written request to the Association, be entitled to:

         (a) inspect the books and records of the Association during normal business hours;

         (b) receive written notification from the Association of any default in the performance of the obligations imposed by this Declaration by the Owner whose Lot is encumbered by such Mortgagee's Mortgage, which default has not been cured within sixty (60) days of a request therefor by the Association; provided, however, the Association shall only be obligated to provide such notice to Mortgagees who have delivered a written request therefor to the Association specifying the Lot or Lots to which such request relates.

         Section 13.7 - Mortgagees Furnishing Information. Mortgagees are hereby authorized to furnish information to the Board concerning the status of any Mortgage.

         Section 13.8 - Conflicts. In the event of any conflict between any of the provisions of this Article and any of the other provisions of this Declaration, the provisions of this Article shall control.

               ARTICLE XIV - PROTECTION OF THE PROJECT FROM LIENS

         Section 14.1 - Association to Defend Certain Actions. In the event that a lawsuit is brought against all or substantially all of the Members which will or could result in any lien or encumbrance being levied against the Property, or the Common Area, or a substantial portion thereof, the Association shall defend such lawsuit, if required by the Board, and the costs of such defense shall be a Special Assessment against all of the Members joined as defendants in such lawsuit. Nothing contained herein shall in any way limit the rights of any Member or Members to retain counsel of their choice to represent them in such lawsuit at their own expense. In the event that a Member so chooses, he shall not be relieved of liability for the Special Assessment provided for in this Section.

         Section 14.2 - Payment of Lien. In the event that a lien or encumbrance attaches to all or substantially all of the Common Area or all of the Property by reason of judgment or otherwise, the Association may, but shall not be obligated to, promptly take the appropriate steps to remove such lien, including but not limited to the payment of money and the posting of a bond. The Association shall have the power to borrow money and to take such other steps as are necessary to free the Property of such liens.

         Section 14.3 - Owners to be Specially Assessed. Simultaneously with any action taken pursuant to Section 14.2, the Association shall levy a Special Assessment against all of the Members whose Lots were subject to the lien or encumbrance or which otherwise caused the Association to act pursuant to said Section, equal to each such Member's pro rata share of such lien or encumbrance as such share may be fairly and equitably determined by the Board. In the event that such Special Assessment is not paid within thirty (30) days of its due date, the Board may effect the remedies of the California Civil Code and Article IV hereof, entitled "Nonpayment of Assessments."

         Section 14.4 - Reimbursement by Certain Owners. In the event that it shall be proven in a court of law of competent jurisdiction over the claim or claims causing the Association to take action under this Article that a judgment resulting in a lien on all or a portion of the Property was due to the acts or omission of a Member or his agents, employees, or invitees, such Member or Members shall reimburse the Association for all expenses incurred by it pursuant to the provisions of this Article. Upon such reimbursement, the Association shall distribute the funds received to the Members against whom Special Assessments were levied pursuant to the provisions of this Article.

                 ARTICLE XV - INTEGRATED NATURE OF THE PROPERTY

         Section 15.1 - Annexation. Declarants hereby reserve for themselves the right, but they shall be under no obligation, to acquire and to subject to this Declaration one or more of the various parcels of real property contiguous to the Property (the "ANNEXED PROPERTY"); provided, however that such parcel(s) shall not become subject to this Declaration unless and until a Supplemental Declaration shall have been so executed and recorded.

         Section 15.2 - Supplemental Declarations. A Supplemental Declaration shall be a writing in recordable form which annexes real property to the plan of this Declaration, and which incorporates by reference all of the covenants, conditions, restrictions, and other provisions of this Declaration, and shall contain such other provisions as set forth in this Declaration relating to the Supplemental Declaration. A Supplemental Declaration may contain such complementary additions and modifications of the covenants, conditions, and restrictions contained in this Declaration as may be necessary to reflect the different character of the Annexed Property, if any, and as are not inconsistent with the plan of this Declaration. In no event, however, shall any such Supplemental Declaration or any merger or consolidation of one or more of the Lots revoke, modify, or add to the covenants established by this Declaration with respect to the then Property.

         Section 15.3 - Annexation Without Approval and Pursuant to General Plan. Prior to the transfer of or vesting of voting rights to the Members in accordance with Section 2.3 hereof, any and all of the Annexed Property may be annexed to and become subject to this Declaration and subject to the jurisdiction of the Association without the approval assent, or vote of the Association or its Members, provided that a Supplemental Declaration covering the Annexation Property shall be executed and recorded by the Declarants. The recordation of said Supplemental Declaration shall constitute and effectuate the annexation of the said real property described therein, making the Annexed Property subject to this Declaration and subject to the functions, power, and jurisdiction of the Association, and thereafter the Annexed Property shall be part of the Property and all of the Owners in the Annexed Property shall automatically be Members.

         Section 15.4 - Annexation Pursuant to Approval. Following the transfer of voting rights to or vesting of voting in the Members in accordance with
Section 2.3 hereof, Declarants shall not be entitled to annex any or all of the Annexed Property to the plan of this Declaration without the approval in writing of a majority of the total voting power of the Association.

         Section 15.5 - Limitation Upon Annexation. Notwithstanding the foregoing Sections of this Article, neither a portion nor all of the Annexed Property shall be annexed to the plan of this Declaration if, in the sole discretion of the Board, the Board determines that the effect of such annexation would substantially increase the Assessments of the

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Owners. In connection with the annexation of any Annexed Property, the owner thereof shall be solely responsible for the cost of installing and completing all public improvements required by the City as a condition to the approval by the City of any subdivision maps filed by the owner thereof in connection with such annexation.

         Section 15.6 - Reallocation of Assessments. Following the annexation of any real property pursuant to the terms of this Article and the execution and recordation of a Supplemental Declaration in accordance with Section 15.1 hereof, the Board shall recalculate the total Gross Square Footage of the Property and, if the annexed real property is improved, the total Square Footage of the Buildings on said annexed real property and shall notify each Owner in writing of the results of such recalculation. The Annexed Property shall be subject to Assessments hereunder immediately upon annexation. Any and all Assessments payable thereafter pursuant to this Declaration shall be prorated on the basis of the aforesaid recalculation and shall be paid on the basis thereof.

                        ARTICLE XVI - GENERAL PROVISIONS

         Section 16.1 - Enforcement. The Association, or any Owner, or both, shall have the right to enforce, by proceedings at law or in equity, all restrictions, conditions, covenants, and reservations now or hereafter imposed by the provisions of this Declaration or any amendment thereto, including the right to prevent the violation of any such restrictions, conditions, covenants, or reservations and the right to recover damages or other dues for such violation. Without limiting the generality of the immediately preceding sentence, the Association, or any Owner, or both, shall have the right to enforce as equitable servitudes all restrictions, conditions, covenants and reservations now or hereafter imposed by the provisions of this Declaration or any amendments thereto. The Association, or any Owner, or both, shall also have the right to enforce by proceedings at law or in equity the provisions of the Articles or By-laws and any amendments thereto. With respect to architectural control, Assessment liens, or other liens or charges and Association Rules, the Association shall have the exclusive right to the enforcement thereof.

         Section 16.2 - No Waiver. Failure by the Association or by any Member to enforce any covenant, condition, or restriction herein contained, or the Articles, By-laws, or Association Rules in any certain instance or on any particular occasion shall not be deemed a waiver of such right on any such future breach of the same or any other covenant, condition, or restriction.

         Section 16.3 - Cumulative Remedies. All rights, options, and remedies of Declarants, the Association, the Owners or Mortgagees under this Declaration are cumulative, and no one of them shall be exclusive of any other, and shall have the right to pursue any one or all of such rights, options, and remedies or any other remedy or relief which may be provided by law, whether or not stated in this Declaration.

         Section 16.4 - Severability. Invalidation of any one or a portion of these covenants, conditions, or restrictions by judgment or court order shall in no way affect any other provisions that shall remain in full force and effect.

         Section 16.5 - Covenants to Run with the Land; Term. The covenants, conditions, and restrictions of this Declaration shall run with and bind the Property and shall inure to the benefit of and be enforceable by the Association or any Owner, their respective legal representatives, heirs, successors, and assigns for a term of sixty (60) years from the date this Declaration is recorded, after which time said covenants, conditions, and restrictions shall be automatically extended for successive periods of ten (10) years, unless an instrument, signed by a majority of the then Owners, has been recorded at least one (1) year prior to the end of any such period, agreeing to terminate said covenants, conditions, and restrictions in whole or in part.

         Section 16.6 - Construction. The provisions of this Declaration shall be liberally construed to effectuate its purpose of creating a plan for the development of an industrial and business office community or tract and for the maintenance of the Property. The Article and Section headings have been inserted for convenience only, and shall not be considered or referred to in resolving questions of interpretation or construction.

         Section 16.7 - Singular Includes Plural. Whenever the context of this Declaration requires same, the singular shall include the plural and the masculine shall include the feminine and the neuter.

         Section 16.8 - Nuisance. The result of every act or omission, whereby any provision, condition, restriction, covenant, easement, or reservation contained in this Declaration is violated in whole or in part, is hereby declared to be and constitutes a nuisance, and every remedy allowed by law or equity against a nuisance, either public or private, shall be applicable against every such result, and may be exercised by the Association or any Member. Such remedy shall be deemed cumulative and not exclusive.

         Section 16.9 - Attorneys' Fees. In the event an action is instituted to enforce any of the provisions in this Declaration, the party prevailing in such action shall be entitled to recover from the other party or parties thereto, as part of the judgment, reasonable attorneys' fees and costs of such suit.

         Section 16.10 - Notices. Any notice to be given to an Owner or a Mortgagee or mortgage servicing contractor under the provisions of this Declaration shall be in writing, unless otherwise provided for in this Declaration, and may be delivered as follows:

         (a) Notice to an Owner or Mortgagee shall be delivered personally or sent by registered or certified mail, return receipt requested, to the most recent address furnished by such parties in writing to the Association for the purpose of giving notice, or if no such address shall have been furnished, then to the street address of such Owner's Lot or to any office of the Mortgagee in the County in which the Property is located, or if no such office is located in said County, to any office of such Mortgagee. Any notice so deposited in the mail within the County in which the Property is located, shall be deemed delivered forty-eight (48) hours after such deposit. In the case of co-Owners, any such notice may be delivered or sent to any one of the co-Owners on behalf of all co-Owners and shall be deemed delivery on all such co-Owners.

         (b) The affidavit of an officer or authorized agent of the Association declaring under penalty of perjury that a notice has been mailed to any Owner or Owners, to any Mortgagee or Mortgagees or to all Members or Mortgagees, to the address or addresses shown on the records of the Association, shall be deemed conclusive proof of such mailings, whether or not such notices are actually received.

         Section 16.11 - Exempted Improvements. Any and all Improvements built, constructed, erected, repaired or replaced by any one or more of the Declarants on the Property shall not be subject to the provisions of Article V, entitled "Architectural Control" or the provisions of Article XI, entitled "Use Restrictions."

         Section 16.12 - Effect of Declaration. This Declaration is made for the purposes set forth in the Recitals to this Declaration and Declarants make no warranties or representations, express or implied, as to the binding effect or enforceability of all or any portion of this Declaration, or as to the compliance of any of these provisions with public laws, ordinances, and regulations applicable thereto.

         Section 16.13 - Personal Covenant. To the extent the acceptance of a conveyance of a Lot creates a personal covenant between the Owner of such Lot and Declarants, or other Owners, such personal covenant shall terminate and be of no further force or effect from and after the date when a Person ceases to be an Owner, except to the extent this Declaration may provide otherwise with respect to the payment of money to the Association.

         Section 16.14 - Nonliability of Officials. To the fullest extent permitted by law, neither the Board, the Architectural Committee, any other committees of the Association nor any member of such Board or committee, nor any officer of the Board or Association shall be liable to any Member or the Association for any damage, loss, or prejudice suffered or claimed on account of any decision, approval, or disapproval of plans or specifications (whether or not defective), course of action, act, omission, error, negligence or the like made in good faith or which such Board, committees or Persons reasonably believed to be within the scope of their duties.

         Section 16.15 - Leases. Any agreement for the leasing or rental of a Lot or any Building thereon (hereinafter in this Section referred to as a "LEASE") which is executed after the date hereof, shall provide that the terms of such lease shall be subject in all respects to the provisions of this Declaration, the Articles, the By-laws, and the Association Rules. Said lease shall further provide that any failure by the lessee thereunder to comply with the terms of the foregoing documents shall be a default under the lease. All leases shall be in writing. Any Owner who shall lease his Lot or Building thereon shall be responsible for assuring compliance by such Owner's lessee with this Declaration, the Articles, the By-laws, and the Association Rules.

         Section 16.16 - Construction by Declarants. Nothing in this Declaration shall limit the right of Declarants to alter the Lots, or to construct such additional Improvements as Declarants deem advisable prior to completion of Improvements upon and sale of the entire Property. Such right shall include, but not be limited to, erecting, constructing, and maintaining on the Property such structures and displays as may be reasonably necessary for the conduct of the business of completing the work and disposing of the same by sale, lease, or otherwise. This Declaration shall not limit the right of Declarants at any time prior to acquisition of title by a purchaser from Declarants to establish on the Property additional licenses, reservations, and rights-of-way to itself, to utility companies, or to others as may from time to time be reasonably necessary to the proper development and disposal of the Property. Declarants reserve for themselves the right to alter their construction plans and designs as they shall deem appropriate. The rights of Declarants hereunder may be assigned to any successor or successors to all or part of said entity's respective interest in the Property, by an express assignment, transferring such interest to such successor. Declarants shall exercise their rights contained in this provision in such a way as not to unreasonably interfere with the Members' rights to use and enjoy the Property.

         Section 16.17 - Amendments; Repeal. Subject to the other provisions of this Declaration, including without limitation, the rights of Mortgagees pursuant to Articles VIII and XIII hereof, entitled, respectively, "Insurance" and "Rights of Lenders," or otherwise, this Declaration may be amended as follows:

         (a) Until such time as voting rights shall have been transferred to or vested in the Members in accordance with Section 2.3 hereof, amendments or modifications to this Declaration or repeal of this Declaration shall be effective when executed by the Declarants and approved by all Mortgagees which have interests encumbering the Lot or Lots of the Declarants, when the President and Secretary of the Association shall execute a certificate stating that the Declarants, and all said Mortgagees are the only individuals and/or entities which must approve same, and when the aforesaid certificate of the President and the Secretary of the Association and the amendment or modification are both recorded in the Official Records of the County. Thereafter, this Declaration may be amended or modified only by the affirmative vote or written ballot or written consent of Members representing at least two-thirds (2/3) of the voting power of the Association, and by the written consent of all Mortgagees; provided, however, that so long as any one or more of the Declarants either separately or collectively own or owns at least ten percent (10%) of the Lots within the Property, then this Declaration may not be repealed without the prior written consent of the Declarants.

         (b) An amendment, modification, or repeal that requires the vote and written assent of the Members and Mortgagees as herein above provided shall be effective when the herein above required percentage of Members, Mortgagees, individuals or entities have approved same, when that fact has been certified in a certificate executed by the President and Secretary of the Association and when the aforesaid certificate of the President and Secretary of the Association and the amendment, modification, or document evidencing Repeal of the Declaration, are both recorded in the Official Records of the County.

         (c) Notwithstanding the foregoing, any modification of this Declaration which purports to modify the provisions of Article VII hereof and this Section 16.17, shall require the consent of the City, which consent shall not be unreasonably withheld. No such amendment shall be effective until and unless such consent is given.

         (d) Should any Mortgagee fail to respond to a written request for consent to or approval of a proposed amendment or modification to this Declaration within thirty (30) days after such request has been mailed to that Mortgagee by Declarants, or the Association, such failure to respond shall be deemed consent to and approval of the amendment or modification proposed in that written request.

         Section 16.18 - Estoppel Certificates. Upon the written request of any Owner, the Board shall provide the Owner with a written certificate stating that, to the best of its actual knowledge, the Owner or the Owner's Lot is not in violation of any of the provisions of this Declaration and the Board has not received written notice from any Owner stating that the Owner or Owner's Lot is in violation of this Declaration, or if there are any such violations or the Board has received such notices, stating in sufficient detail the nature of such violations. The certificate shall be delivered to the Owner no later than thirty
(30) days after such request by an Owner. The Board may charge the Owner a reasonable fee to recover its costs in researching and preparing the certificate. Any prospective purchaser or Mortgagee of the Owner's Lot shall be entitled to rely on the information contained in the certificate; provided, however, that such reliance may not extend to any violations of this Declaration of which the Board does not have actual knowledge, or which have not been brought to its attention by written notice of an Owner. To the fullest extent permitted by law and provided the Board, the Association, any committee of the Association or Board, and any members thereof, and any officers of the Association or Board, acted in good faith and consistent with what they reasonably believed to be within the scope of their authority, and duties, then neither the Board, the Association, any committees of the Association or Board, any members thereof, or any officers of the Association or Board shall be liable to the Owner requesting the certificate or any other Owner of a Lot for any damage, loss, or prejudice suffered or claimed on account of the failure to supply such certificate or on the account of any information contained in the certificate being incomplete or inaccurate and said was actually unknown to any of the above Persons.

         Section 16.19 - Constructive Notice and Acceptance. Every Person who now or hereafter owns or acquires any right, title or interest in or to any portion of the Property is and shall be conclusively deemed to have consented and agreed to every covenant, condition and restriction contained herein, whether or not any reference to this Declaration is contained in the instrument by which such Person or entity acquired an interest in said property.

         Section 16.20 - Planned Development. The development project currently being constructed on the Property is and when completely constructed shall be a "planned development" as that term is defined in Section 1351(k) of the Civil Code of the State of California. The immediately preceding statement is included in this Declaration only for the purpose of complying with the requirements of
Section 1353 of the Civil Code of the State of California and for no other purpose. Describing the aforesaid Development project as a "planned development" shall in no way subject said development project and/or the Property to any additional laws, ordinances, orders, codes, rules, regulations and requirements of any federal, state, county, and municipal governmental agencies and bodies other than would be applicable to said development project and/or Property if the development project had not been described in this Declaration as a "planned development".

         Section 16.21 - Limitation of Liability. Notwithstanding any contrary provision in this Declaration, the Articles, the By-laws, or the Association Rules, the liability of the Declarants for any liabilities, damages, claims, awards, judgments, fees or costs resulting from the failure of Declarants or the failure of Declarants' partners, or the partners, directors, or officers of Declarants' partners, or the failure of Declarants' agents, contractors, or employees, to keep, observe and perform all the duties, obligations, agreements, covenants, conditions and restrictions imposed by this Declaration, the Articles, the By-laws or the Association Rules (collectively, the "DECLARANTS' LIABILITIES"), shall be limited to the equity interest of the Declarants in the Lot or Lots then owned by the Declarants. No other property, real or personal, of Declarants, nor the partners of Declarants, nor of the partners, directors, officers, shareholders or members of the partners of Declarants, shall be available or liable for the satisfaction of the Declarants' Liabilities. For purposes of this Section 16.21, the term Declarants shall mean and refer to both the Declarants and any Affiliated Entities.

         Section 16.22 - Rights/Obligations. Any and all rights, duties, obligations, covenants and agreements under this Declaration to be exercised by or performed by the Declarants shall be deemed exercised or performed for purposes of this Declaration if exercised or performed by all of the then Declarants under this Declaration.

         Section 16.23 - Governing Law. This Declaration is made in the State of California and the validity, construction, and enforceability of this Declaration and each of its provisions shall be governed by applicable laws of the State of California.

         Section 16.24 - Newark Municipal Code. Nothing in this Declaration shall supersede or alter the authority of the City as established in the Newark Municipal Code.

IN WITNESS WHEREOF, the Declarants have executed this instrument the day and year first herein above written.

DECLARANTS:

                                             GAL-LPC Stevenson Boulevard, LP, a
                                             California limited partnership

__________________________________           By:  ______________________________
Brian J. O'Connor                                         General Partner

__________________________________
Gregory M. O'Connor

__________________________________
Bradley D. O'Connor

__________________________________
Bruce T. O'Connor, as Trustee of the B and C
O'Connor Revocable Trust dated February 2, 1994


__________________________________
Catherine J. O'Connor, as Trustee of the B and C
O'Connor Revocable Trust dated February 2, 1994

LEGACY PARTNERS 2330 LLC,
a California limited liability company

By:_______________________________

Title:____________________________

STATE OF ____________________       )
         )        ss.
COUNTY OF __________________        )
On ______________________, 2000, before me, __________________________, Notary
Public, personally appeared ________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

Witness my hand and official seal.

Notary Public

STATE OF ____________________       )
         )        ss.
COUNTY OF __________________        )
On ______________________, 2000, before me, __________________________, Notary
Public, personally appeared ________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

Witness my hand and official seal.

Notary Public

STATE OF ____________________       )
         )        ss.
COUNTY OF __________________        )
On ______________________, 2000, before me, __________________________, Notary
Public, personally appeared ________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

Witness my hand and official seal.

Notary Public

STATE OF ____________________       )
         )        ss.
COUNTY OF __________________        )
On ______________________, 2000, before me, __________________________, Notary
Public, personally appeared ________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

Witness my hand and official seal.

______________________________________
Notary Public

STATE OF ____________________       )
         )        ss.
COUNTY OF __________________        )
On ______________________, 2000, before me, __________________________, Notary
Public, personally appeared ________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

Witness my hand and official seal.

______________________________________
Notary Public

STATE OF ____________________       )
         )        ss.
COUNTY OF __________________        )
On ______________________, 2000, before me, __________________________, Notary
Public, personally appeared ________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

Witness my hand and official seal.

______________________________________
Notary Public

                                   EXHIBIT "A"

                          LEGAL DESCRIPTION OF PROPERTY

All that certain real property situated in the City of Newark, County of Alameda, State of California being more particularly described as follows:

Lots 1, 5, 6 and 7 and Parcel A as shown on Parcel Map 7255 as recorded in the Official Records of the County of Alameda on September 21, 1998 in Book 236 of Parcel Maps at pages 79-85.

                                   EXHIBIT "B"

                           DESCRIPTION OF COMMON AREAS

         PARCEL A has shown on Parcel Map 7255 as recorded in the Official Records of the County of Alameda on September 21, 1998 in Book 236 of Parcel Maps, at pages 79-85.

                                    EXHIBIT E

                   HAZARDOUS MATERIALS DISCLOSURE CERTIFICATE

Your cooperation in this matter is appreciated. Initially, the information provided by you in this Hazardous Materials Disclosure Certificate is necessary for the Landlord (identified below) to evaluate and finalize a lease agreement with you as Tenant. After a lease agreement is signed by you and the Landlord (the "Lease Agreement"), on an annual basis in accordance with the provisions of
Section 27 of the signed Lease Agreement, you are to provide an update to the information initially provided by you in this certificate. The information contained in the initial Hazardous Materials Disclosure Certificate and each annual certificate provided by you thereafter will be maintained in confidentiality by Landlord subject to release and disclosure as required by (i) any lenders and owners and their respective environmental consultants, (ii) any prospective purchaser(s) of all or any portion of the property on which the Premises are located, (iii) Landlord to defend itself or its lenders, partners or representatives against any claim or demand, and (iv) any laws, rules, regulations, orders, decrees, or ordinances, including, without limitation, court orders or subpoenas. Any and all capitalized terms used herein, which are not otherwise defined herein, shall have the same meaning ascribed to such term in the signed Lease Agreement. Any questions regarding this certificate should be directed to, and when completed, the certificate should be delivered to:

Landlord:         GAL-LPC STEVENSON BOULEVARD, LP,
                  a California limited partnership
                  c/o Legacy Partners Commercial, Inc.
                  101 Lincoln Centre Drive, Fourth Floor
                  Foster City, California  94404
                  Attn:  Portfolio Vice President
                  Phone: (650) 571-2200

Name of (Prospective) Tenant:  Vina Technologies

Mailing Address: _______________________________________________________________
________________________________________________________________________________

Contact Person, Title and Telephone Number(s): _________________________________
________________________________________________________________________________

Contact Person for Hazardous Waste Materials Management and Manifests and Telephone Number(s): ___________________________________________________________
________________________________________________________________________________

Address of (Prospective) Premises: _____________________________________________

Length of (Prospective) Initial Term: __________________________________________

1.       GENERAL INFORMATION:

         Describe the initial proposed operations to take place in, on, or about the Premises, including, without limitation, principal products processed, manufactured or assembled services and activities to be provided or otherwise conducted. Existing Tenants should describe any proposed changes to on-going operations.
         _______________________________________________________________________
         _______________________________________________________________________

2.       USE, STORAGE AND DISPOSAL OF HAZARDOUS MATERIALS

         2.1 Will any Hazardous Materials be used, generated, stored or disposed of in, on or about the Premises? Existing Tenants should describe any Hazardous Materials which continue to be used, generated, stored or disposed of in, on or about the Premises.

                  Wastes                    Yes [   ]                  No [   ]
                  Chemical Products         Yes [   ]                  No [   ]
                  Other                     Yes [   ]                  No [   ]

                  If Yes is marked, please explain: ____________________________
                  ______________________________________________________________
                  ______________________________________________________________

         2.2 If Yes is marked in Section 2.1, attach a list of any Hazardous Materials to be used, generated, stored or disposed of in, on or about the Premises, including the applicable hazard class and an estimate of the quantities of such Hazardous Materials at any given time; estimated annual throughput; the proposed location(s) and method of storage (excluding nominal amounts of office supplies, ordinary household cleaners and janitorial supplies which are not regulated by any Environmental Laws); and the proposed location(s) and method of disposal for each Hazardous Material, including, the estimated frequency, and the proposed contractors or subcontractors. Existing Tenants should attach a list setting forth the information requested above and such list should include actual data from on-going operations and the identification of any variations in such information from the prior year's certificate.

3.       STORAGE TANKS AND SUMPS

         3.1 Is any above or below ground storage of gasoline, diesel, petroleum, or other Hazardous Materials in tanks or sumps proposed in, on or about the Premises? Existing Tenants should describe any such actual or proposed activities.

                  Yes [   ]                 No [   ]

                  If yes, please explain: ______________________________________
                  ______________________________________________________________
                  ______________________________________________________________

]
4.       WASTE MANAGEMENT

         4.1 Has your company been issued an EPA Hazardous Waste Generator I.D. Number? Existing Tenants should describe any additional identification numbers issued since the previous certificate.

                  Yes [   ]                 No [   ]

         4.2 Has your company filed a biennial or quarterly reports as a hazardous waste generator? Existing Tenants should describe any new reports filed.

                  Yes [   ]                 No [   ]

                  If yes, attach a copy of the most recent report filed.

5.       WASTEWATER TREATMENT AND DISCHARGE

         5.1      Will your company discharge wastewater or other wastes to:

                  _________ storm drain?   _________  sewer?
                  _________ surface water? _________  no wastewater or other wastes discharged.

                  Existing Tenants should indicate any actual discharges. If so, describe the nature of any proposed or actual discharge(s).
                  ______________________________________________________________
                  ______________________________________________________________

         5.2      Will any such wastewater or waste be treated before discharge?

                  Yes [   ]                 No [   ]

                  If yes, describe the type of treatment proposed to be conducted. Existing Tenants should describe the actual treatment conducted.
                  ______________________________________________________________
                  ______________________________________________________________

6.       AIR DISCHARGES

         6.1 Do you plan for any air filtration systems or stacks to be used in your company's operations in, on or about the Premises that will discharge into the air; and will such air emissions be monitored? Existing Tenants should indicate whether or not there are any such air filtration systems or stacks in use in, on or about the Premises which discharge into the air and whether such air emissions are being monitored.

                  Yes [   ]                 No [   ]

                  If yes, please describe:______________________________________
                  ______________________________________________________________
                  ______________________________________________________________

         6.2 Do you propose to operate any of the following types of equipment, or any other equipment requiring an air emissions permit? Existing Tenants should specify any such equipment being operated in, on or about the Premises.

                  _________  Spray booth(s)   _________  Incinerator(s)
                  _________  Dip tank(s)      _________  Other (Please describe)
                  _________  Drying oven(s)   _________  No Equipment Requiring
                                                         Air Permits

                  If yes, please describe:______________________________________
                  ______________________________________________________________
                  ______________________________________________________________

7.       HAZARDOUS MATERIALS DISCLOSURES

         7.1 Has your company prepared or will it be required to prepare a Hazardous Materials management plan ("Management Plan") pursuant to Fire Department or other governmental or regulatory agencies' requirements? Existing Tenants should indicate whether or not a Management Plan is required and has been prepared.

                  Yes [   ]                 No [   ]

                  If yes, attach a copy of the Management Plan. Existing Tenants should attach a copy of any required updates to the Management Plan.

         7.2 Are any of the Hazardous Materials, and in particular chemicals, proposed to be used in your operations in, on or about the Premises regulated under Proposition 65? Existing Tenants should indicate whether or not there are any new Hazardous Materials being so used which are regulated under Proposition 65.

                  Yes [   ]                 No [   ]

                  If yes, please explain: ______________________________________
                  ______________________________________________________________
                  ______________________________________________________________

8.       ENFORCEMENT ACTIONS AND COMPLAINTS

         8.1 With respect to Hazardous Materials or Environmental Laws, has your company ever been subject to any agency enforcement actions, administrative orders, or consent decrees or has your company received requests for information, notice or demand letters, or any other inquiries regarding its operations? Existing Tenants should indicate whether or not any such actions, orders or decrees have been, or are in the process of being, undertaken or if any such requests have been received.

                  Yes [   ]                 No [   ]

                  If yes, describe the actions, orders or decrees and any continuing compliance obligations imposed as a result of these actions, orders or decrees and also describe any requests, notices or demands, and attach a copy of all such documents. Existing Tenants should describe and attach a copy of any new actions, orders, decrees, requests, notices or demands not already delivered to Landlord pursuant to the provisions of
                  Section 29 of the signed Lease Agreement.

                  ______________________________________________________________
                  ______________________________________________________________

         8.2 Have there ever been, or are there now pending, any lawsuits against your company regarding any environmental or health and safety concerns?

                  Yes [   ]                 No [   ]

                  If yes, describe any such lawsuits and attach copies of the complaint(s), cross-complaint(s), pleadings and all other documents related thereto as requested by Landlord. Existing Tenants should describe and attach a copy of any new complaint(s), cross-complaint(s), pleadings and other related documents not already delivered to Landlord pursuant to the provisions of Section 29 of the signed Lease Agreement.

                  ______________________________________________________________
                  ______________________________________________________________

         8.3 Have there been any problems or complaints from adjacent Tenants, owners or other neighbors at your company's current facility with regard to environmental or health and safety concerns? Existing Tenants should indicate whether or not there have been any such problems or complaints from adjacent Tenants, owners or other neighbors at, about or near the Premises.

                  Yes [   ]                 No [   ]

                  If yes, please describe. Existing Tenants should describe any such problems or complaints not already disclosed to Landlord under the provisions of the signed Lease Agreement.

                  ______________________________________________________________
                  ______________________________________________________________

9.       PERMITS AND LICENSES

         9.1 Attach copies of all Hazardous Materials permits and licenses including a Transporter Permit number issued to your company with respect to its proposed operations in, on or about the Premises, including, without limitation, any wastewater discharge permits, air emissions permits, and use permits or approvals. Existing Tenants should attach copies of any new permits and licenses as well as any renewals of permits or licenses previously issued.

The undersigned hereby acknowledges and agrees that (A) this Hazardous Materials Disclosure Certificate is being delivered in connection with, and as required by, Landlord in connection with the evaluation and finalization of a Lease Agreement and will be attached thereto as an exhibit; (B) that this Hazardous Materials Disclosure Certificate is being delivered in accordance with, and as required by, the provisions of Section 29 of the Lease Agreement; and (C) that Tenant shall have and retain full and complete responsibility and liability with respect to any of the Hazardous Materials disclosed in the HazMat Certificate notwithstanding Landlord's/Tenant's receipt and/or approval of such certificate. Tenant further agrees that none of the following described acts or events shall be construed or otherwise interpreted as either (a) excusing, diminishing or otherwise limiting Tenant from the requirement to fully and faithfully perform its obligations under the Lease with respect to Hazardous Materials, including, without limitation, Tenant's indemnification of the Indemnitees and compliance with all Environmental Laws, or (b) imposing upon Landlord, directly or indirectly, any duty or liability with respect to any such Hazardous Materials, including, without limitation, any duty on Landlord to investigate or otherwise verify the accuracy of the representations and statements made therein or to ensure that Tenant is in compliance with all Environmental Laws; (i) the delivery of such certificate to Landlord and/or Landlord's acceptance of such certificate, (ii) Landlord's review and approval of such certificate, (iii) Landlord's failure to obtain such certificate from Tenant at any time, or (iv) Landlord's actual or constructive knowledge of the types and quantities of Hazardous Materials being used, stored, generated, disposed of or transported on or about the Premises by Tenant or Tenant's Representatives. Notwithstanding the foregoing or anything to the contrary contained herein, the undersigned acknowledges and agrees that Landlord and its partners, lenders and representatives may, and will, rely upon the statements, representations, warranties, and certifications made herein and the truthfulness thereof in entering into the Lease Agreement and the continuance thereof throughout the term, and any renewals thereof, of the Lease Agreement.

I (print name)_____, acting with full authority to bind the (proposed) Tenant and on behalf of the (proposed) Tenant, certify, represent and warrant that the information contained in this certificate is true and correct.

(PROSPECTIVE) TENANT:

By:      _____________________________

Title:   _____________________________

Date:    _____________________________

                                    EXHIBIT F
                       FIRST AMENDMENT TO LEASE AGREEMENT
                           CHANGE OF COMMENCEMENT DATE

This First Amendment to Lease Agreement (the "Amendment") is made and entered into to be effective as of _________________________, by and between _____________________________ ("Landlord"), and ________________________
("Tenant"), with reference to the following facts:

                                    RECITALS

A. Landlord and Tenant have entered into that certain Lease Agreement dated ___________ (the "Lease"), for the leasing of certain premises containing approximately __________ rentable square feet of space located at ____________________________, California (the "Premises") as such Premises are more fully described in the Lease.

B.       Landlord and Tenant wish to amend the Commencement Date of the Lease.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

         1. Recitals: Landlord and Tenant agree that the above recitals are true and correct.

         2.       The Commencement Date of the Lease shall be
                  ________________________.

         3. The last day of the Term of the Lease (the "Expiration Date") shall be ______________.

         4.       The dates on which the Base Rent will be adjusted are:

                  for the period __ to __ the monthly Base Rent shall be $__; for the period __ to __ the monthly Base Rent shall be $_; and for the period __ to __ the monthly Base Rent shall be $__.

         5. Effect of Amendment: Except as modified herein, the terms and conditions of the Lease shall remain unmodified and continue in full force and effect. In the event of any conflict between the terms and conditions of the Lease and this Amendment, the terms and conditions of this Amendment shall prevail.

         6. Definitions: Unless otherwise defined in this Amendment, all terms not defined in this Amendment shall have the meaning set forth in the Lease.

         7. Authority: Subject to the provisions of the Lease, this Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, legal representatives, successors and assigns. Each party hereto and the persons signing below warrant that the person signing below on such party's behalf is authorized to do so and to bind such party to the terms of this Amendment.

         8. The terms and provisions of the Lease are hereby incorporated in this Amendment.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

[PROPERTY MANAGER: Please provide Tenant information and Word Processing will complete the signature block]

                                    EXHIBIT G
                                  SIGN CRITERIA

                                   ADDENDUM 1
                           OPTION TO EXTEND THE LEASE

This Addendum 1 ("Addendum") is incorporated as a part of that certain Lease Agreement dated April 26, 2000 (the "Lease"), by and between VINA TECHNOLOGIES, INC., a California corporation ("Tenant"), and GAL-LPC STEVENSON BOULEVARD, LP, a California limited partnership ("Landlord"), for the leasing of those certain premises located at 39745 Eureka Blvd., Newark, California as more particularly described in Exhibit A to the Lease (the "Premises"). Any capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms as set forth in the Lease.

1. GRANT OF EXTENSION OPTION. Subject to the provisions, limitations and conditions set forth in Paragraph 5 below, Tenant shall have an option ("Option") to extend the initial term of the Lease for five (5) years (the "Extended Term").

2. TENANT'S OPTION NOTICE. Tenant shall have the right to deliver written notice to Landlord of its intent to exercise this Option (the "Option Notice"). If Landlord does not receive the Option Notice from Tenant on a date which is neither more than three hundred sixty-five (365) days nor less than two hundred forty (240) days prior to the end of the initial term of the Lease, all rights under this Option shall automatically terminate and shall be of no further force or effect. Upon the proper exercise of this Option, subject to the provisions, limitations and conditions set forth in Paragraph 5 below, the initial term of the Lease shall be extended for the Extended Term.

3. ESTABLISHING THE INITIAL MONTHLY BASE RENT FOR THE EXTENDED TERM. The initial monthly Base Rent for the Extended Term shall be the then current market rent for the highest and best use for similar space within the competitive market area of the Premises (the "Fair Rental Value"). "Fair Rental Value" of the Premises means the current market rental value of the Premises as of the commencement of the Extended Term, taking into consideration all relevant factors, including length of term, the uses permitted under the Lease, the quality, size, design and location of the Premises, including the condition and value of existing tenant improvements, and the monthly base rent paid by tenants for premises comparable to the Premises, and located in the competitive market area of the Premises, as reasonably determined by Landlord.

If Landlord and Tenant are unable to agree on the Fair Rental Value for the Extended Term within ten (10) days of receipt by Landlord of the Option Notice for the Extended Term, Landlord and Tenant each, at its cost and by giving notice to the other party, shall appoint a competent and impartial commercial real estate broker (hereinafter "broker") with at least five (5) years' full-time commercial real estate brokerage experience in the geographical area of the Premises to set the Fair Rental Value for the Extended Term. If either Landlord or Tenant does not appoint a broker within ten (10) days after the other party has given notice of the name of its broker, the single broker appointed shall be the sole broker and shall set the Fair Rental Value for the Extended Term. If two (2) brokers are appointed by Landlord and Tenant as stated in this paragraph, they shall meet promptly and attempt to set the Fair Rental Value. In addition, if either of the first two (2) brokers fails to submit their opinion of the Fair Rental Value within the time frames set forth below, then the single Fair Rental Value submitted shall automatically be the initial monthly Base Rent for the Extended Term and shall be binding upon Landlord and Tenant. If the two (2) brokers are unable to agree within ten (10) days after the second broker has been appointed, they shall attempt to select a third broker, meeting the qualifications stated in this paragraph within ten (10) days after the last day the two (2) brokers are given to set the Fair Rental Value. If the two (2) brokers are unable to agree on the third broker, either Landlord or Tenant by giving ten (10) days' written notice to the other party, can apply to the Presiding Judge of the Superior Court of the county in which the Premises is located for the selection of a third broker who meets the qualifications stated in this paragraph. Landlord and Tenant each shall bear one-half (-1/2) of the cost of appointing the third broker and of paying the third broker's fee. The third broker, however selected, shall be a person who has not previously acted in any capacity for either Landlord or Tenant. Within fifteen (15) days after the selection of the third broker, the third broker shall select one of the two Fair Rental Values submitted by the first two brokers as the Fair Rental Value for the Extended Term. The determination of the Fair Rental Value by the third broker shall be binding upon Landlord and Tenant.

In no event shall the monthly Base Rent for any period of the Extended Term as determined pursuant to this Addendum, be less than the highest monthly Base Rent charged during the initial term of the Lease. Upon determination of the initial monthly Base Rent for the Extended Term pursuant to the terms outlined above, Landlord and Tenant shall immediately execute, at Landlord's sole option, either the standard lease agreement then in use by Landlord, or an amendment to the Lease. Such new lease agreement or amendment, as the case may be, shall set forth among other things, the initial monthly Base Rent for the Extended Term and the actual commencement date and expiration date of the Extended Term. Tenant shall have no other right to further extend the initial term of the Lease under this Addendum unless Landlord and Tenant otherwise expressly agree in writing.

4. CONDITION OF PREMISES AND BROKERAGE COMMISSIONS FOR THE EXTENDED TERM. If Tenant timely and properly exercises this Option, in strict accordance with the terms contained herein: (1) Tenant shall accept the Premises in its then "As-Is" condition and, accordingly, Landlord shall not be required to perform any additional improvements to the Premises; and (2) Tenant hereby agrees that it will solely be responsible for any and all brokerage commissions and finder's fees payable to any broker now or hereafter procured or hired by Tenant or who claims a commission based on any act or statement of Tenant ("Tenant's Broker") in connection with the Option. Tenant hereby further agrees that Landlord shall in no event or circumstance be responsible for the payment of any such commissions and fees to Tenant's Broker.

5. LIMITATIONS ON, AND CONDITIONS TO, EXTENSION OPTION. This Option is personal to Tenant and may not be assigned, voluntarily or involuntarily, separate from or as part of the Lease. At Landlord's option, all rights of Tenant under this Option shall terminate and be of no force or effect if any of the following individual events occur or any combination thereof occur: (1) Tenant has been in default at any time during the initial term of the Lease, or is in default of any provision of the Lease on the date Landlord receives the Option Notice; and/or (2) Tenant has assigned its rights and obligations under all or part of the Lease or Tenant has subleased all or part of the Premises; and/or (3) Tenant's financial condition is unacceptable to Landlord at the time the Option Notice is delivered to Landlord; and/or (4) Tenant has failed to exercise properly this Option in a timely manner in strict accordance with the provisions of this Addendum;

and/or (5) Tenant no longer has possession of all or any part of the Premises under the Lease, or if the Lease has been terminated earlier, pursuant to the terms and provisions of the Lease. Notwithstanding the above, this Option may be assigned to any entity which purchases all or substantially all of the assets of Tenant or to any entity into which Tenant is merged or consolidated provided that in either instance that (i) any such merger or acquisition was not formed as a subterfuge to avoid this Lease and (ii) the successor of Tenant has, as of the date that Landlord's Availability Notice is given, a tangible net worth and net assets, in the aggregate equal to or greater than Tenant as of the date of this Lease provided that Tenant has met the net worth and cash position parameters outlined in Section 35 of the Lease and is sufficient to meet the obligations of Tenant under this Lease, as reasonably determined by Landlord.

6. TIME IS OF THE ESSENCE. Time is of the essence with respect to each and every time period set forth in this Addendum.

                                   ADDENDUM 2
                              RIGHT OF FIRST OFFER

This Addendum 2 is incorporated as a part of that certain Lease Agreement dated April 26, 2000, by and between VINA TECHNOLOGIES, INC., a California corporation ("Tenant"), and GAL-LPC STEVENSON BOULEVARD, LP, a California limited partnership ("Landlord"), for the Premises located at 39745 Eureka Boulevard, Newark, California (the "Premises").

In the event and only in the event (a) Landlord purchases that certain parcel of land adjacent to Phase I and Lot ("Phase III Parcel"), a legal description of which is attached hereto as Schedule 1 and incorporated herein by reference, (b) Landlord chooses (in its sole and absolute discretion) to construct a building ("Building") on the Phase III Parcel during the initial term of the Lease, (c) Landlord desires to lease the Building and (d) Landlord shall have completed the Building prior to the expiration of the initial terms of this Lease, then, during the initial term of the Lease only, Tenant shall have a one time First Offer to Lease ("Right of First Offer") approximately 50,000 square feet ("Expansion Space"), as outlined on Exhibit A attached hereto and made a part hereof (the "Expansion Space"). Tenant's Right of First Offer, as granted herein, is subject to the following conditions:

         i. Tenant's Right of First Offer shall be void if Tenant is in default in the performance of any of its obligations under the Lease beyond any applicable cure period at the time Landlord provides Landlord's availability notice; and

         ii. Tenant's Right of First Offer shall be subject to Landlord's review and approval of Tenant's then current financial condition provided that such financial condition is not materially different from the condition as of the date of this Lease and provided Tenant has met the net worth and cash position parameters outlined in Section 35 of the Lease and further provided this Right of First Offer shall not be void if Tenant' cash balance falls below $20,000,000.00 if Tenant has reissued the Letter of Credit outlined therein.

Provided the above conditions (a) through (d), and (i) and (ii) are satisfied, Landlord shall give Tenant written notice, by facsimile and by mail, describing the location and size of such space, the estimated date upon which Landlord can deliver such space to Tenant, and the terms and conditions upon which Landlord is willing to lease the Expansion Space ("Landlord's Availability Notice"). Such terms and conditions shall be based upon consideration of all relevant factors as reasonably determined by Landlord, including length of term, the uses, the quality, size, design and location of the Premises, including the condition and value of existing tenant improvements or tenant improvement allowance to be provided, and the location within the competitive market area of the Premises. Tenant shall have a period of seven (7) business days following receipt of Landlord's Availability Notice notifying Landlord in writing of Tenant's election to lease all (but not less than all) of the Expansion Space upon the same or similar (if agreed upon by Landlord) terms contained in Landlord's Availability Notice by written acceptance delivered to Landlord within such seven (7) business day period ("Election Notice"). If Tenant fails to notify Landlord of Tenant's election to lease all of the Expansion Space within the time specified herein, or Tenant does not concurrently deliver the deposit and/or security referenced below, it shall be deemed that (i) Tenant has elected not to lease said Expansion Space; (ii) Landlord may thereafter enter into a Lease Agreement with a third party; and (iii) all rights under this Right of First Offer shall terminate and be of no further force and effect. Time is of the essence herein.

In the event Tenant exercises this Right of First Offer as herein provided, Tenant shall concurrently provide Landlord a non-refundable deposit, equivalent to the last month's rent for the Expansion Space and or other security as Landlord deems necessary and the parties shall have ten (10) business days after Landlord receives the Election Notice and deposit from Tenant in which to execute a lease document setting forth the agreed-upon terms. Upon full execution of an amendment for the Expansion Space, the non-refundable deposit shall be credited toward Base Rent or the security deposit for the Expansion Space, as agreed between the parties.

This Right of First Offer shall terminate and be of no force and effect if Tenant is in default of the performance of any of the covenants, conditions or agreements to be performed under this Lease beyond any applicable cure periods at the time Landlord provides Landlord's Availability Notice.

This Right of First Offer is personal to Tenant and may not be assigned, voluntarily or involuntarily, separate from or as a part of the Lease. Notwithstanding the above, such Right of First Offer may be assigned to any entity which purchases all or substantially all of the assets of Tenant or to any entity into which Tenant is merged or consolidated provided that in either instance that (i) any such merger or acquisition was not formed as a subterfuge to avoid this Lease and (ii) the successor of Tenant has, as of the date that Landlord's Availability Notice is given, a tangible net worth and net assets, in the aggregate equal to or greater than Tenant as of the date of this Lease provided that Tenant has met the net worth and cash position parameters outlined in Section 35 of the Lease and is sufficient to meet the obligations of Tenant under this Lease, as reasonably determined by Landlord.

Should Tenant exercise this Right of First Offer, Landlord and Tenant shall execute an amendment to this Lease, adding the Expansion Space to the Premises and adjusting the Base Rent and Tenant's proportionate share of the items set forth in Sections 6, 7, and 8 of this Lease. If Tenant does not elect or is deemed to have not elected to exercise the Right of First Offer granted herein, based upon the material terms proposed by Landlord, all rights under this Right of First Offer shall terminate and be of no further force and effect.

                       FIRST AMENDMENT TO LEASE AGREEMENT

         This First Amendment to Lease Agreement ("Amendment") is entered into, and dated for reference purposes, as of December 23, 2002 (the "Execution Date") by and between METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation ("Metropolitan"), as Landlord ("Landlord"), and VINA TECHNOLOGIES, INC., a Delaware corporation, ("Vina"), as Tenant ("Tenant"), with reference to the following facts ("Recitals"):

         A. GAL-LPC Stevenson Boulevard, LP, a California limited partnership ("GAL-LPC"), predecessor-in-interest to Metropolitan, and Vina Technologies, Inc., a California corporation ("Vina California"), predecessor-in-interest to Tenant, entered into that certain written Lease Agreement ("Existing Lease"), dated as of April 26, 2000, for certain premises (the "Original Premises") of approximately 51,898 rentable square feet, comprising the entire rentable area of Building C (the "Building") at 39745 Eureka Boulevard, Newark, California, all as more particularly described therein.

         B. Tenant has informed Landlord that Tenant no longer needs the Surrender Space (defined below) for its business operations and has requested that Landlord assist Tenant in reducing Tenant's rent under the Existing Lease by, among other things, reducing the size of the Original Premises. Landlord is willing to accommodate Tenant on the terms and conditions set forth below. Landlord and Tenant now desire to amend the Existing Lease, all as more particularly set forth below.

         NOW, THEREFORE, in consideration of the foregoing, and of the mutual covenants set forth herein and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

         Section 1. Scope of Amendment; Defined Terms; Retroactive Effect.

         (a) Except as expressly provided in this Amendment, the Existing Lease shall remain in full force and effect. Should any inconsistency arise between this Amendment and the Existing Lease as to the specific matters which are the subject of this Amendment, the terms and conditions of this Amendment shall control. The term "Existing Lease" defined above shall refer to the Existing Lease as it existed before giving effect to the modifications set forth in this Amendment and the term "Lease" as used herein and in the Existing Lease shall refer to the Existing Lease as modified by this Amendment. All capitalized terms used in this Amendment and not defined herein shall have the meanings set forth in the Existing Lease unless the context clearly requires otherwise. Tenant and Landlord acknowledge that they have executed this Amendment as of the Execution Date set forth above, but intend and agree that this Amendment shall be effective as of October 15, 2002 with the same force and effect as if executed on that date.

         (b) Tenant represents and warrants and agrees that: (i) Tenant occupies the Premises and is the Tenant under the Existing Lease; (ii) Tenant is the successor to Vina California, and as such has assumed, and hereby assumes, the obligations of Vina California under the Existing Lease; and (iii) Tenant is bound by all obligations of the tenant (as defined in the Existing Lease) under the Existing Lease and holds all right, title and interest of the tenant under the Existing Lease. Tenant's obligations with respect to the representations, warranties and agreements under this Section survive the expiration or sooner termination of the term of this Lease.

         Section 2. Reduction of Premises - Surrender Space & Certain
Amendments.

         (a) Surrender Space. For purposes of this Amendment, the "Surrender Space" shall mean that part of the Original Premises comprised of approximately 25,793 rentable square feet in the area shown hatched on the floorplan of the Building attached Exhibit A hereto.

         (b) Surrender Date. Except to the limited extent of the "Temporary Lease" (defined below) to Tenant of the Surrender Space set forth in Section 3 below, effective as of 11:59 p.m. on October 15, 2002 (the "Surrender Date"), the Surrender Space ceased to be part of the Premises and Tenant relinquished and surrendered all rights and interest in or to the Surrender Space, including all rights of possession, use or lease of the Surrender Space, with the same force and effect as a termination of the Term of the Lease with respect to the Surrender Space as of the Surrender Date.

         (c) Condition of Surrender Space; Hazardous Materials; Personal Property. As of the Execution Date, Tenant represents and warrants to Landlord that no Hazardous Materials have been spilled, disposed of or released, and no Hazardous Materials are located in, on or under the Surrender Space, due to any act or omission of Tenant, its agents, contractors, or invitees, or any officer, employee, contractor or subcontractor of any of them. Notwithstanding any provision of the Existing Lease, including Section 10.2 thereof, to the contrary, effective as of the Surrender Date, all Tenant Improvements, Alterations and trade fixtures (for example, but not limited to, the reception desk installed in the lobby in the southeast corner of the Surrender Space) installed in the Surrender Space (or serving the Surrender Space, whether or not installed within it, for example, all heating, ventilating and air conditioning units serving the Surrender Space) shall remain in place and as of the Surrender Date shall be the property of Landlord (and Landlord and Tenant acknowledge there are no Removable TIs, as defined in the Existing Lease), except (i) if and to the extent any of the foregoing are subsequently discovered to contain or to be contaminated by any Hazardous Materials described in the preceding sentence, then Landlord may require Tenant to remove them, and (ii) for any trade fixtures which Landlord requires Tenant to remove pursuant to written notice given to Tenant no later than the expiration date of the Temporary Lease. Tenant shall be obligated to remove its "Personal Property" (defined below) from the Surrender Space no later than the expiration date of the Temporary Lease. For purposes of this Amendment "Personal Property" shall mean modular work stations, computers, copy machines and other equipment that is not attached to the Surrender Space or Building, furnishings, inventory, goods and personal property, excluding any modular workstations purchased by Landlord pursuant to Section 6(c) below.

         (d) Obligations Until Surrender; Proration. All of the terms, covenants, agreements and conditions of the Existing Lease remain in full force and effect with respect to the Surrender Space through the Surrender Date, including Tenant's obligations to pay all Rent, Additional Rent and monetary obligations, which accrue through and including the Surrender Date, as such become due and payable under the Existing Lease (including annual reconciliation of Operating Expenses, Tax Expenses and/or Common Area Utility Costs). As of 11:59 p.m. on the Surrender Date, the surrender of the Surrender Space will be deemed effective and the monetary obligations with respect to the Surrender Space shall be prorated, billed and payable in the manner provided in the Existing Lease, in the same manner as would apply if the term of the Existing Lease expired on the Surrender Date with respect to the Surrender Space.

         (e) Effect on Lease After Surrender Date. After the Surrender Date, the Existing Lease shall continue in full force and effect for the remainder of the term of the Existing Lease upon and subject to all of the terms and provisions of the Existing Lease, as amended by this Amendment, including, without limitation, the following modifications of the Existing Lease:

         (i) the Surrender Space ceases to be part of the Premises, and Tenant shall have no right to possession, use or lease of the Surrender Space or any options or other rights with respect to the Surrender Space, except as provided below with respect to the Networking Room, Electrical Room and Loading Dock Area (each as defined below) and with respect to the Temporary Lease of the Surrender Space, both as provided below in this Amendment;

         (ii) The rentable area of the Premises (including an agreed upon equitable share of the area of the Networking Room and Electrical Room) for purposes of calculating Base Rent and Tenant's Share (of Operating Expenses, Tax Expenses, Common Area Utility Costs and Utility Expenses) payable by Tenant shall be 26,105 rentable square feet;

         (iii) Tenant's obligation to pay Base Rent with respect to the Surrender Space shall cease and the Base Rent for the remaining Premises shall be restructured (at reduced rates until August 1, 2005 and thereafter at the same rates provided in the Existing Lease) to be the monthly amounts per square foot of rentable area multiplied by the rentable area of the remaining Premises during the respective periods shown in the following table:

                                             Monthly Base Rent
Period (inclusive of dates listed)       per rentable square foot
----------------------------------       ------------------------
day after Surrender Date - 7/31/2004              $ 0.95
8/1/2004 - 7/31/2005                              $ 1.25
8/1/2005 - 7/31/2006                              $1.544
8/1/2006 - Expiration Date                        $1.598

         (iv) Tenant's Share of each of Operating Expenses, Tax Expenses, Common Area Utility Costs and Utility Expenses Proportion with respect to the Premises is reduced to a new total of 7.45%.

         (v) the aggregate number of parking spaces provided for Tenant's is reduced from 207 to a new total of 104.

         (f) No Release. Notwithstanding any provision of the foregoing to the contrary, neither this Amendment nor the acceptance by Landlord of the Surrender Space shall in any way:

         (i) be deemed to excuse or release Tenant from any obligation or liability with respect to the Surrender Space (including, without limitation, any obligation or liability under provisions of the Lease to indemnify, defend and hold harmless Landlord or other parties, or with respect to any breach or breaches of the Lease) which obligation or liability (x) first arises on or prior to the Surrender Date or (y) arises out of or is incurred in connection with events or other matters which took place on or prior to such date, or

         (ii) affect any obligation under the Lease which by its terms is to survive the expiration or sooner termination of the Lease.

         Section 3. Temporary Lease of Surrender Space. Tenant possesses certain Personal Property (as defined above in this Amendment), which it desires to hold for future use, sale or disposal, and in connection therewith desires to use the Surrender Space for short-term storage of the Personal Property. Landlord hereby leases (the "Temporary Lease") to Tenant the Surrender Space in its AS IS condition on a month to month basis, terminable by either party upon thirty days prior written notice, and in any event terminating upon any earlier termination of the Lease. The Temporary Lease shall be on the same terms and conditions as the Existing Lease, including, without limitation, continuance of Tenant's indemnification and insurance obligations with respect to the Surrender Space (as well as the remaining Premises), payment of all utilities billed or metered separately to the Premises (including the Surrender Space and remaining Premises), and payment of an additional 7.36% (Tenant's Share based only on the Surrender Space) of Utility Expenses pursuant to Section 7.1 of the Existing Lease, provided however, Tenant shall not be obligated to pay Base Rent for the Surrender Space or Tenant's Share of Operating Expenses, Tax Expenses, and Common Area Utility Costs. Upon the expiration or earlier termination of the Temporary Lease, Tenant shall vacate and deliver exclusive possession of the Surrender Space in good condition (damage by acts of God, casualty and normal wear and tear excepted), broom clean with all Personal Property of Tenant removed. In the event that Tenant fails timely to vacate and deliver exclusive possession of the Surrender Space to Landlord upon the expiration or earlier termination of the Temporary Lease, Tenant's continued occupancy of the Surrender Space shall be as a tenancy in sufferance. For any period of such holding over in possession, Tenant shall pay Landlord Base Rent for the Surrender Space at double the rate then applicable to the remainder of the Premises, plus all other payments specified in this Subsection. In addition, Tenant shall protect, defend, indemnify and hold Landlord harmless from all Claims (as defined in the Existing Lease) resulting from such failure, including but not limited to, any Claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits to Landlord resulting therefrom. The provisions of this Subsection with respect to holding over by Tenant shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law.

         Section 4. Reconfiguration; Certain Shared Areas; Access.

         (a) Generally. As a consequence of the reduction in size of the Premises, Landlord and Tenant desire to provide for shared access and use of the "Networking Room", "Electrical Room" and "Loading Dock Area" (as such terms are defined below), and relocation of the Networking Room and demising wall, along with reconfiguration of the Loading Dock Area, Surrender Space and remaining Premises, all as more particularly provided in the terms and conditions of this Amendment.

         (b) Shared Areas: Electrical Room; Networking Room; Loading Dock Area. The "Electrical Room" shall mean an area of approximately 328 square feet located as shown on Exhibit B hereto which shall be for use in common by Tenant, Landlord and other occupants of the Building (collectively, "Other Occupant(s)"), and by the employees and invitees of any of them, as the point of connection to the Building's base electrical system. The "Networking Room" shall mean an area of approximately 435 square feet located as shown on Exhibit B hereto which shall be for use in common by Tenant, Landlord and Other Occupant(s), and by the employees and invitees of any of them, for location of computer servers, networking and telecommunications equipment serving the respective occupancy areas in the Building. The "Loading Dock Area" shall mean an area located generally as shown on Exhibit B hereto, in size sufficient for, and for the purposes of, use in common by Tenant, Landlord and Other Occupant(s), and by the employees and invitees of any of them, for loading, unloading and transfer of shipments being received and/or sent.

         (c) Reconfiguration; Relocation. As of the date hereof, the Loading Dock Area is part of the Premises shown on Exhibit A hereto. In connection with Landlord's releasing of the Surrender Space, Tenant and Landlord acknowledge and agree that some modification of Tenant's Premises and of the Surrender Space will be necessary in order to provide a Truck Loading Area for common use and access, Landlord reserves the right reasonably to modify and reconfigure such areas to accomplish the foregoing, and Tenant agrees to cooperate in arriving at a reasonable design therefor. In the event of such reconfiguration, if the Loading Dock Area ceases to be part of Tenant's Premises, then Landlord shall allocate between and among Tenant and the Other Occupant(s) an equitable share of the space of the Loading Dock Area (and make the corresponding adjustments of the rentable area of the Premises, Tenant's Share and Base Rent). Landlord also reserves the right to relocate the Networking Equipment Room, and in connection therewith to make reasonable modifications and reconfiguration to accomplish the foregoing, and Tenant agrees to cooperate in arriving at a reasonable design therefor (and Landlord shall make the corresponding adjustments, if any, of the rentable area of the Premises, Tenant's Share and Base Rent). Such relocation and/or reconfiguration pursuant to this Subsection shall be at Landlord's expense as part of the construction provided for in Section 5 below.

         (d) Access to Shared Areas. Each of Tenant, Landlord and Other Occupant(s), and the employees and invitees of any of them, shall have the right to use, on a nonexclusive basis, the Electrical Room, Networking Room and Loading Dock Area for the purposes each is made available, but such use by Tenant and Other Occupant(s), and the employees and invitees of each of them, to the extent such areas are located in space occupied by another, shall be subject to the following conditions and agreements: (i) the party requesting access shall make a prior written request to Landlord (with a copy to the other occupant) adequately in advance of the requested access, so that Landlord may in turn give or make reasonable advance written notice and/or request to the other occupant; (ii) coordination by the party requesting access so that the time of such entries shall be at mutually convenient dates and times for the other occupant, Landlord and the party requesting access, provided however, the party requesting access agrees that Landlord or the occupant may require that such entry or entries be outside of the other occupant's operating hours; (iii) the party requesting access shall use commercially reasonable efforts to avoid interference, and to minimize unavoidable interference, from any such access with the occupancy and operations of the other occupant; (iv) the non-requesting party may require that the party requesting access, and/or those entering on its behalf, must be accompanied by a security escort during all times of all such access and the cost for such escort(s) shall be borne equally by both parties; and (v) in connection with any such access, the party requesting access shall promptly pay for all damage caused by it and/or those entering on its behalf, and at the option of Landlord, the party requesting access shall perform any such repairs and restoration.

         Section 5. Other Provisions For Separation of Surrender Space from Premises; Construction.

         (a) Landlord, at its sole cost and expense (provided Landlord receives and retains Tenant's payment of the "Reconfiguration Fee", defined in
Section 6 below), shall: (1) construct a new wall and/or modify existing walls to create a demising wall ("New Demising Wall") in the location generally shown on Exhibit A to separate the hatched Surrender Space from the unhatched remainder of the Premises; (2) perform construction for any relocation or reconfiguration of the New Demising Wall and any other relocation or reconfiguration contemplated by Section 4 above; (3) make related modifications of the heating, ventilating and air conditioning system, sprinkler system, electrical system, lighting system, water system to the extent necessary in order to separate the Surrender Space from the remaining areas of the Premises and/or necessary as a result of to any relocation or reconfiguration described above; and (4) paint, patch or touch up the ceiling, affected walls or floor covering to the extent necessary as a result of construction of the New Demising Wall and/or necessary as a result of any relocation or reconfiguration described above.

         (b) Landlord may, but is not obligated to, do any construction required or permitted in connection with the Surrender Space, termination of the Temporary Lease, Electrical Room, Networking Room and/or Loading Dock Area before termination of the Temporary Lease, and may, at Landlord's sole discretion, elect to do the foregoing construction within a reasonable time after termination of the Temporary Lease, or later at the time of construction to prepare the Surrender Space for a new occupant or occupants. All improvements constructed by Landlord hereunder shall be the property of Landlord.

         (c) To the extent that design and construction of any or all of the work pursuant to this Section will require access, work or construction within or through the Premises (or the Surrender Space during the term of the Temporary Lease), Landlord and Landlord's representatives and contractors shall have a right of entry at all times upon prior oral or written notice to perform such work, and Tenant agrees that such entry and work shall not constitute an eviction of Tenant in whole or in part and that Base Rent and other sums due and payable by Tenant under the Lease (including, without limitation, the Temporary Lease) shall in no way be abated or reduced by reason of inconvenience, annoyance, disturbance or injury to the business of Tenant due to such access, work or construction. Tenant shall cooperate with Landlord and Landlord's contractors(s) to allow design and construction during normal business hours upon reasonable prior oral or written notice, including, without limitation, moving Tenant's furnishings and equipment as requested by Landlord or Landlord's contractor(s). In the course of such design and construction, Landlord shall make reasonable efforts to cooperate with Tenant so as not unreasonably to disrupt Tenant's business. Any such entry shall be subject to Section 16 of the Existing Lease.

         Section 6. Modification Payment by Tenant; Certain Amendments of Letter of Credit Section. In consideration of (i) Tenant being relieved of the obligation to pay rent accruing after the Surrender Date for the Surrender Space (except for the Temporary Lease), (ii) of Landlord's reducing the Base Rent for the remaining Premises until August 1, 2005, (iii) of Landlord's agreeing to bear the construction cost for the new demising wall and related construction described in the preceding Section, (iv) to cover Landlord's administrative, processing and legal costs, and (v) to reimburse Landlord for other costs that will be sustained as a result of this Amendment, Tenant shall pay to Landlord as additional rent under the Lease, the "Modification Fee" (defined below) and the "Reconfiguration Fee" (defined below), and shall also provide Landlord the "Option" (defined below) (unless otherwise specified, the Modification Fee, Reconfiguration Fee and the Option shall be referred to collectively as the "Modification Payment"). Landlord and Tenant have agreed upon the Modification Payment and this Amendment as a compromise of Landlord's rights under the Lease, and Tenant hereby acknowledges and agrees that the Modification Payment and this Amendment are good and fair consideration given and received by Tenant for its agreements herein. Tenant shall pay Landlord as follows:

         (a) Tenant shall pay Landlord the amount of Two Hundred Forty-nine Thousand Nine Hundred Thirty-four and 66/100 Dollars ($249,934.66) (the "Modification Fee"), which is due and payable immediately upon execution of this Amendment. Such payment shall be made as follows:

                  (1) Eighty-two Thousand Nine Hundred and Thirty-four and 66/100 Dollars ($82,934.66) of the Modification Fee shall be paid by means of Landlord's application of the

         Security Deposit (in that amount under the Existing Lease). Notwithstanding anything to the contrary in the Existing Lease, including, without limitation, Section 4 and the Basic Lease
         Information: (i) Tenant hereby authorizes Landlord to so apply and use the Security Deposit for payment of such amount; (ii) both Tenant and Landlord agree that there is no Security Deposit hereafter held or required pursuant to the Lease; and (iii) the Existing Lease is accordingly amended.

                  (2) One Hundred and Sixty-seven Thousand Dollars ($167,000.00), constituting the balance of the Modification Fee, shall be paid by means of a partial draw in the amount of $167,000.00 (the "LC Draw") by Landlord upon the Letter of Credit. Notwithstanding anything to the contrary in the Existing Lease, including, without limitation, Section 35: (i) Tenant hereby authorizes Landlord to draw upon the Letter of Credit and obtain such amount forthwith by Landlord's sight draft and any and all documents required under the Letter of Credit (being Irrevocable Letter of Credit No. NZS383785 issued by Wells Fargo Bank, N.A. in the amount of Five Hundred Thousand Dollars ($500,000.00), including Amendment Number 1 reflecting the transfer of the Letter of Credit to Metropolitan Life Insurance Company, a New York corporation, as Beneficiary); (ii) for such draw and for any draw permitted under the Lease hereafter, Landlord shall not be required to present to the issuing bank the statement set forth below, and the Existing Lease is hereby amended to delete from Section 35 the following: "upon the presentation to the issuing bank of Landlord's (or Landlord's then managing agent's) statement that Tenant is in material default and such amount is due to Landlord under the terms and conditions of this Lease, it being understood that if Landlord or its managing agent be a corporation, partnership or other entity, then such statement shall be signed by an officer (if a corporation), a general partner (if a partnership), or any authorized party (if another entity)"; (iii) the amount of the Letter of Credit required under the Lease hereafter shall be reduced by the amount of the LC Draw from Five Hundred Thousand Dollars ($500,000.00) to the total of Three Hundred and Thirty-three Thousand Dollars ($333,000.00).

         (b) Tenant shall pay Landlord the amount of Eighty Thousand Dollars ($80,000.00) (the "Reconfiguration Fee"), which is due and payable as follows:

                  (1) Twenty Thousand Dollars ($20,000.00) immediately upon execution of this Amendment, payable by Tenant's check delivered to Landlord concurrently with Tenant's delivery of this Amendment signed by Tenant.

                  (2) Twenty Thousand Dollars ($20,000.00) no later than February 1, 2003 to the same payee, account and address, and in the same manner, as required under the Lease for payment of Base Rent monthly.

                  (3) Twenty Thousand Dollars ($20,000.00) no later than May 1, 2003 to the same payee, account and address, and in the same manner, as required under the Lease for payment of Base Rent monthly.

                  (4) Twenty Thousand Dollars ($20,000.00) no later than August 1, 2003 to the same payee, account and address, and in the same manner, as required under the Lease for payment of Base Rent monthly.

In either event that (i) Landlord has not leased any of the Surrender Space by July 31, 2005; or (ii) some or all of the Surrender Space is leased by July 31, 2005, and if in either such event the costs to reconfigure such space as contemplated by Section 5 above are less than the Reconfiguration Fee (including all such costs incurred or expended by Landlord to such date together with the costs of reconfiguration work which Landlord is then obligated to do under any lease or other agreement for use or occupancy), and provided further that (in any such event) there is no uncured monetary default and no uncured material default by Tenant, and there is no event or condition that with the passage of time or giving of notice (or both) could become a monetary default or material default by Tenant, then Landlord shall credit against any amounts due and unpaid from Tenant, and if none, shall pay Tenant, the unused portion of the Reconfiguration Fee.

         (c) Tenant hereby grants Landlord the option (the "Option"), exercisable on one or more occasions, to buy as many of Tenant's modular workstations as Landlord desires at the price and up to the maximum number of such workstations as follows: (1) Seventy (70) Steelcase Revest 8 foot by 8 foot workstations at a price of Two Hundred and Fifty Dollars ($250.00) per workstation, and (2) Sixteen (16) Steelcase Revest 8 foot by 10 foot workstations at a price of Two Hundred and Fifty Dollars ($250.00) per workstation. Upon each exercise by Landlord of the Option, Tenant shall transfer and convey to Landlord those modular workstations as to which Landlord exercised the Option, execute and deliver to Landlord a Bill of Sale in the form of Exhibit C hereto, and physically deliver to the Surrender Space (or leave in the Surrender Space) such modular workstations. Tenant represents and warrants to Landlord that Tenant owns the modular workstations free and clear of all claims, liens or other interests of third parties, and Tenant acknowledges that it no longer has any use for such workstations, that transferring such workstations to Landlord will save Tenant the cost and expense incident to sale, moving and/or disposing of such workstations, and the fair market value of such modular workstations is not more than Two Hundred and Fifty Dollars ($250.00) apiece.

         Section 7. Contingency Regarding Modification Fee; Reconfiguration Fee & Option. If any payment of cash consideration or transfer of any non-cash consideration (including, without limitation, the Option), or any part thereof, made in connection with this Amendment or the Lease is subsequently invalidated, declared to be fraudulent or preferential, set aside or avoided and/or required to be rescinded or returned by the Landlord for any reason whatsoever (including, but not limited to, the insolvency, bankruptcy or reorganization of Tenant) then the obligations of Tenant to pay all sums that would have been due under the Existing Lease shall be revived and continue in full force and effect as if the Modification Payment had never been made and Tenant had breached the Existing Lease and had its right to possession of the Surrender Space terminated, both as of October 15, 2002, and Landlord's claims and remedies against Tenant shall be for the full amount of monetary damages caused by such default under the Existing Lease as would be recoverable under Section 1951.2 of the California Civil Code upon abandonment of the Surrender Space by Tenant as of October 15, 2002 and/or termination of the Existing Lease with respect to the Surrender Space as of October 15, 2002 because of such default (but if and to the extent Landlord retains any of such cash consideration, it will be applied as an offset to the original obligations of Tenant under the Existing Lease).

         Section 8. Deletion of Option to Extend and Right of First Offer. The Existing Lease is hereby amendment to delete in its entirety Addendum 1 (and the (Option to Extend the Lease set forth therein) and to delete in its entirety Addendum 2 (and the Right of First Offer set forth therein).

         Section 9. Confidentiality. Tenant agrees not to disclose the terms of this Amendment to any other party without Landlord's prior written approval, unless and until Tenant is legally compelled to make such disclosure under applicable law. Notwithstanding the foregoing, Tenant may disclose the terms of this Amendment to Tenant's directors, officers, agents and legal counsel to the extent necessary to secure approval and authorization for the execution of this Amendment and to perform it.

         Section 10. Change of Address for Copies of Notices to Landlord.
Section 29.9 of the Existing Lease is hereby amended to provide that (a) an additional method of sending notices which either party desires or is required to give the other is via reputable overnight national delivery service maintaining records of receipts, delivery and attempts at delivery, and (b) the current addresses for notices to be sent to Landlord pursuant to Section 29.9 of the Existing Lease are modified as follows:

                  Metropolitan Life Insurance Company
                  c/o Legacy Partners Commercial
                  4000 East Third Avenue, Suite 600
                  Foster City, CA 94404-4805
                  Attention: Stevenson Point Tech Park Project Manager with copies to the following:

                           Metropolitan Life Insurance Company
                           400 South El Camino Real, Suite 800
                           San Mateo, CA  94402
                           Attention:  EIM Manager, Real Estate Investments

                                                   and

                           Metropolitan Life Insurance Company
                           400 South El Camino Real, Suite 800
                           San Mateo, CA  94402
                           Attention:  Associate General Counsel

         Section 11. Time of Essence. Without limiting the generality of any other provision of the Existing Lease, time is of the essence to each and every term and condition of this Amendment.

         Section 12. Attorneys' Fees. Section 29.6 of the Existing Lease is hereby deleted in its entirety and replaced with the following:

         "Except as otherwise provided in Section 6, each party to this Amendment shall bear its own attorneys' fees and costs incurred in connection with the discussions preceding, negotiations for and documentation of this Amendment. In the event any party brings any suit or other proceeding with respect to the subject matter or enforcement of this Amendment or the Lease, the prevailing party (as determined by the court, agency or other authority before which such suit or proceeding is commenced) shall, in addition to such other relief as may be awarded, be entitled to recover attorneys' fees, expenses and costs of investigation as actually incurred, including court costs, expert witness fees, costs and expenses of investigation, and all attorneys' fees, costs and expenses in any such suit or proceeding (including in any action or participation in or in connection with any case or proceeding under the Bankruptcy Code, 11 United States Code Sections 101 et seq., or any successor statutes, in establishing or enforcing the right to indemnification, in appellate proceedings, or in connection with the enforcement or collection of any judgment obtained in any such suit or proceeding)."

         Section 13. Effect of Headings. The titles or headings of the various parts or sections hereof are intended solely for convenience and are not intended and shall not be deemed to or in any way be used to modify, explain or place any construction upon any of the provisions of this Amendment.

         Section 14. Entire Agreement; Amendment. This Amendment taken together with the Existing Lease, together with all exhibits, schedules, riders and addenda to each, constitutes the full and complete agreement and understanding between the parties hereto and shall supersede all prior communications, representations, understandings or agreements, if any, whether oral or written, concerning the subject matter contained in this Amendment and the Existing Lease, as so amended, and no provision of the Lease as so amended may be modified, amended, waived or discharged, in whole or in part, except by a written instrument executed by all of the parties hereto.

         Section 15. Authority. Each person executing this Amendment represents and warrants that he or she is duly authorized and empowered to execute it, and does so as the act of and on behalf of the party indicated below.

         Section 16. Counterparts. This Amendment may be executed in duplicates or counterparts, or both, and such duplicates or counterparts together shall constitute but one original of the Amendment. Each duplicate and counterpart shall be equally admissible in evidence, and each original shall fully bind each party who has executed it.

         Section 17. Facsimile Signatures. In order to expedite the transaction contemplated herein, telecopied signatures may be used in place of original signatures on this Amendment. Tenant and Landlord intend to be bound by the signatures on the telecopied document, are aware that the other party will rely on the telecopied signatures, and hereby waive any defenses to the enforcement of the terms of this Amendment based on the form of signature.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

TENANT:           VINA TECHNOLOGIES, INC.,
                  a Delaware corporation

                           By: _____________________________________________

                                    Print Name: ____________________________

                                    Title: _________________________________
                                    (Chairman of Board, President or Vice
                                    President)

                           By: _____________________________________________

                                    Print Name: ____________________________

                                    Title: _________________________________
                                    (Secretary, Assistant Secretary, CFO or
                                    Assistant Treasurer)

         LANDLORD:         METROPOLITAN LIFE INSURANCE COMPANY,
                           a New York corporation

                           By: _____________________________________________

                                    Print Name: ____________________________

                                    Title: _________________________________

                                    EXHIBIT A

                         Outline of the Surrender Space

                                    EXHIBIT B

       Outline of the Networking Room, Electrical Room & Loading Dock Area

                                    EXHIBIT C

                              Form of Bill of Sale

                                  BILL OF SALE

         KNOW ALL MEN BY THESE PRESENTS, that VINA TECHNOLOGIES, INC. a Delaware corporation ("Seller"), for valuable consideration, the receipt and sufficiency of which consideration is hereby acknowledged, hereby sells, assigns, transfers and conveys unto METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation ("Purchaser"), all of Seller's right, title and interest in and to the tangible personal property listed on Schedule 1, which is attached hereto and incorporated herein by this reference, (collectively, the "Personal Property"), which Personal Property is located in that area known as the "Surrender Space" located in the building at 39745 Eureka Boulevard, Newark, California. The Surrender Space was previously leased by Seller from Purchaser.

         TO HAVE AND TO HOLD all of said Personal Property unto Purchaser, its successors and assigns, to its own use, transfer and/or disposition forever.

         SELLER WARRANTS AND REPRESENTS to Purchaser and its successors and assigns that Seller holds good, clear and transferable title to the Personal Property free and clear of any and all liens, claims and encumbrances. Seller, for itself and its successors and assigns, hereby covenants and agrees that it will at any time and from time to time, at the request of Purchaser, promptly execute and deliver to Purchaser any new or confirmatory instrument and any and all other and further instruments that Purchaser may reasonably request to vest or confirm in Purchaser the full right, title and interest in or to any item of the Personal Property covered by this Bill of Sale or to enable Purchaser to realize upon or otherwise to enjoy such assets or to carry into effect the intent and purposes hereof. Seller for itself, its successors and assigns, further covenants and agrees that it will warrant and defend Seller's title to the Personal Property so transferred against the just and lawful claims and demands of all persons whomsoever.

         IN WITNESS WHEREOF, Seller has executed this Bill of Sale as of the __ day of __________________, 200_. The individual executing this Bill of Sale individually warrants that he/she has the authority to execute this Bill of Sale on behalf of Seller.

                                           VINA TECHNOLOGIES, INC.,
                                           a Delaware corporation

                                           By:    _________________________
                                           Name:  _________________________
                                           Title: _________________________

                          SCHEDULE 1 - TO BILL OF SALE

                       LIST OF TANGIBLE PERSONAL PROPERTY

[to be completed at time of sale]

                       SECOND AMENDMENT TO LEASE AGREEMENT

         This Second Amendment to Lease Agreement ("Amendment") is entered into, and dated for reference purposes, as of October 28, 2003 (the "Execution Date") by and between METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation ("Metropolitan"), as Landlord ("Landlord"), and LARSCOM INCORPORATED, a Delaware corporation, ("Larscom"), as Tenant ("Tenant"), with reference to the following facts ("Recitals"):

         A. Landlord and Tenant are the parties to that certain lease, which lease is comprised of the following: that certain written Lease Agreement dated as of April 26, 2000 entered into by and between GAL-LPC Stevenson Boulevard, LP, a California limited partnership ("GAL-LPC"), predecessor-in-interest to Metropolitan, as Landlord, and Vina Technologies, Inc., a California corporation ("Vina California"), predecessor-in-interest to Tenant, as Tenant (the "Original Lease"), for certain premises (the "Original Premises") of approximately 51,898 rentable square feet, comprising the entire rentable area of Building C (the "Building") at 39745 Eureka Boulevard, Newark, California, all as more particularly described therein, as amended by that certain First Amendment to Lease (the "First Amendment") dated as of December 23, 2002 entered into by and between Metropolitan, as Landlord, and Vina Technologies, Inc., a Delaware corporation ("Vina Delaware"), as Tenant, which provided, among other things, that the Premises would be reduced in size by Tenant's surrender of certain Surrender Space, for a Temporary Lease to Tenant of the Surrender Space and further amendments of the Original Lease (the Original Premises, as modified by the First Amendment is referred to herein as the "Existing Premises"). The Original Lease, as amended by the First Amendment, is referred to herein as the "Existing Lease".

         B. Tenant and Landlord now desire to modify and extend the Term, expand the Premises leased for that extended Term, set a new rate of Base Rent applicable to the Extended Term and further amend the Existing Lease, all as more particularly set forth below.

         NOW, THEREFORE, in consideration of the foregoing, and of the mutual covenants set forth herein and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

         Section 1. Scope of Amendment; Defined Terms; Retroactive Effect; Tenant/Merger.

         (a) Except as expressly provided in this Amendment, the Existing Lease shall remain in full force and effect. Should any inconsistency arise between this Amendment and the Existing Lease as to the specific matters which are the subject of this Amendment, the terms and conditions of this Amendment shall control. The term "Existing Lease" defined above shall refer to the Existing Lease as it existed before giving effect to the modifications set forth in this Amendment and the term "Lease" as used herein and in the Existing Lease shall refer to the Existing Lease as modified by this Amendment. All capitalized terms used in this Amendment and not defined herein shall have the meanings set forth in the Existing Lease unless the context clearly requires otherwise.

         (b) Tenant and Landlord acknowledge that they have executed this Amendment as of the Execution Date set forth above, but intend and agree that this Amendment shall be effective as of July 31, 2003 ("Effective Date") with the same force and effect as if executed on that date.

         (c) Tenant represents and warrants and agrees that: (i) Tenant occupies the Premises and is the "Tenant" (as that term is used in the Existing Lease) under the Existing Lease; (ii) Tenant is the successor to Vina Delaware, and as such has assumed, and hereby assumes, all of the debts, liabilities and obligations of Vina Delaware under the Existing Lease; and (iii) Tenant is bound by all obligations of the "Tenant" under the Existing Lease and holds all right, title and interest of the "Tenant" under the Existing Lease. Tenant's obligations with respect to the representations, warranties and agreements under this Section survive the expiration or sooner termination of the term of this Lease.

         Section 2. Modification and Extension of the Term of the Lease. Notwithstanding any provision of the Existing Lease to the contrary, the Existing Lease is hereby amended to provide that the Expiration Date of the Term of the Existing Lease shall be the Effective Date instead of the date in 2007 heretofore provided under the Existing Lease, and then this Lease shall be for a term of five (5) years (the "Extended Term") beginning at midnight local time at the Building on August 1, 2003 (the "Extended Term Commencement Date") and expiring at midnight local time on July 31, 2008 (hereafter, the "Expiration Date" with respect to the Extended Term), unless sooner terminated pursuant to the terms of the Lease, and the Premises for the Extended Term shall be as described in Section 3 below. Landlord and Tenant acknowledge and agree that this Amendment provides all rights and obligations of the parties with respect to extension of the Term, whether or not in accordance with any other provisions, if any, of the Existing Lease regarding renewal or extension, and any such provisions, options or rights for renewal or extension provided in the Existing Lease are hereby deleted.

         Section 3. Expansion & Modification of Premises & Certain Amendments; Temporary Lease. As of the Extended Term Commencement Date, the Premises leased to Tenant for the Extended Term (hereafter, the "Premises") is expanded and modified to be, and shall mean, the entire Building, excluding the Second Surrender Space (defined below and marked by diagonal lines on Exhibit A) and the Electrical Room and Networking Room (defined in Section 6 below for shared use, and marked by cross hatching and hatching on Exhibit A). As of the Extended Term Commencement Date, the Existing Lease shall continue in full force and effect for the Extended Term upon and subject to all of the terms and provisions of the Existing Lease, as amended by this Amendment, including, without limitation, the following modifications of the Existing Lease:

                  (i) the Temporary Lease of the Surrender Space, as defined and provided in the First Amendment, shall terminate as of the Effective Date, and as of the Extended Term Commencement Date Landlord and Tenant agree to the Second Temporary Lease of the Second Surrender Space as provided in a following Section of this Amendment;

                  (ii) the rentable area of the Premises (excluding the Second Surrender Space, but including an agreed upon equitable share of the area of the Networking Room and Electrical Room) for purposes of calculating Base Rent and Tenant's Share (of Operating Expenses, Tax Expenses, Common Area Utility Costs and Utility Expenses) payable by Tenant shall be 40,521 rentable square feet;

                  (iii) Tenant's obligation to pay Base Rent for the Premises shall be restructured to be the amounts per square foot of rentable area multiplied by the rentable area of the Premises during the respective periods, and corresponding monthly installments, shown in the following table:

Period (on & after Extended  Annual Rate of Base Rent  Monthly Installment
  Term Commencement Date)    per rentable square foot      of Base Rent
---------------------------  ------------------------  -------------------
      Months 01 - 12                $  8.40                $28,364.70
      Months 13 - 24                $  9.00                $30,390.75
      Months 25 - 36                $  9.60                $32,416.80
      Months 37 - 48                $ 10.80                $36,468.90
      Months 49 - 60                $ 12.00                $40,521.00

                  (iv) Tenant's Share of each of Operating Expenses, Tax Expenses, Common Area Utility Costs and Utility Expenses Proportion with respect to the Premises is changed to a new total of 11.567%;

                  (v); in the event of termination of the Second Temporary Lease and in the event that the Second Surrender Space is not then leased to Tenant for a term no less than the remaining Term of this Lease, then to the extent there are any costs with respect to the Electrical Room and the Networking Room of utilities not separately metered to Tenant or to the other tenant of the Second Surrender Space, or of operation, maintenance or repair the payment of which is not specifically provided for under Section 6 below, then Tenant shall also pay its Building Shared Area Percentage of such costs, which shall be calculated as the percentage obtained by dividing the rentable square footage of the Premises by the rentable square footage of the Building (which is agreed to be 78.078% in the event the Premises is then 40,521 rentable square feet and the Building is then 51,898 rentable square feet).

                  (vi) the aggregate number of parking spaces provided for Tenant's nonexclusive use is increased from 104 to a new total of 162.

         Section 4. Second Surrender Space & Certain Amendments.

                  (a) Second Surrender Space. For purposes of this Amendment, the "Second Surrender Space" shall mean that part of the Existing Premises comprised of approximately 11,377 rentable square feet, which 11,377 rentable square feet is comprised of an area of 11,210 square feet of usable area in the area shown hatched on the floor plan of the Building attached as Exhibit A hereto, plus an agreed upon equitable share of the area of the Networking Room and Electrical Room.

                  (b) Surrender Date. Except to the limited extent of the "Second Temporary Lease" (defined below) to Tenant of the Second Surrender Space set forth in Section 5 below, effective as of 11:59 p.m. on the Effective Date (the "Surrender Date"), the Second Surrender Space ceased to be part of the Premises and Tenant relinquished and surrendered all rights and interest in or to the Second Surrender Space, including all rights of possession, use or lease of the Second Surrender Space, with the same force and effect as a termination of the Term of the Lease with respect to the Second Surrender Space as of the Surrender Date.

                  (c) Condition of Second Surrender Space; Hazardous Materials; Personal Property. As of the Execution Date, Tenant represents and warrants to Landlord that no Hazardous Materials have been spilled, disposed of or released, and no Hazardous Materials are located in, on or under the Second Surrender Space, due to any act or omission of Tenant, its agents, contractors, or invitees, or any officer, employee, contractor or subcontractor of any of them. Notwithstanding any provision of the Existing Lease, including Section
10.2 thereof, to the contrary, effective as of the Surrender Date, all Tenant Improvements, Alterations and trade fixtures installed in the Second Surrender Space or serving the Second Surrender Space, whether or not installed within it, for example, all heating, ventilating and air conditioning units serving the Second Surrender Space, shall remain in place and as of the Surrender Date and shall be the property of Landlord (and Landlord and Tenant acknowledge there are no Removable TIs, as defined in the Existing Lease), except (i) if and to the extent any of the foregoing are subsequently discovered to contain or to be contaminated by any Hazardous Materials described in the preceding sentence, then Landlord may require Tenant to remove them, and (ii) for any trade fixtures which Landlord requires Tenant to remove pursuant to written notice given to Tenant no later than the expiration date of the Second Temporary Lease. Tenant shall be obligated to remove its "Personal Property" (defined below) from the Second Surrender Space no later than the expiration date of the Second Temporary Lease. For purposes of this Amendment "Personal Property" shall mean modular work stations, computers, copy machines and other equipment that is not attached to the Second Surrender Space or Building, furnishings, inventory, goods and personal property, excluding any modular workstations purchased by Landlord pursuant to Section 10 below.

                  (d) Obligations Until Surrender; Proration. All of the terms, covenants, agreements and conditions of the Existing Lease remain in full force and effect with respect to the Second Surrender Space through the Surrender Date, including Tenant's obligations to pay all Rent, Additional Rent and monetary obligations, which accrue through and including the Surrender Date, as such become due and payable under the Existing Lease (including annual reconciliation of Operating Expenses, Tax Expenses and/or Common Area Utility Costs). As of 11:59 p.m. on the Surrender Date, the surrender of the Second Surrender Space will be deemed effective and the monetary obligations with respect to the Second Surrender Space shall be prorated, billed and payable in the manner provided in the Existing Lease, in the same manner as would apply if the term of the Existing Lease expired on the Surrender Date with respect to the Second Surrender Space.

                  (e) Effect on Lease After Surrender Date. After the Surrender Date, the Existing Lease shall continue in full force and effect for the remainder of the term of the Existing Lease upon and subject to all of the terms and provisions of the Existing Lease, as amended by this Amendment, but the Second Surrender Space ceases to be part of the Premises, and Tenant shall have no right to possession, use or lease of the Second Surrender Space or any options or other rights with respect to the Second Surrender Space, except as provided below with respect to the Second Temporary Lease and the Negotiation Right.

                  (f) No Release. Notwithstanding any provision of the foregoing to the contrary, neither this Amendment nor the acceptance by Landlord of the Second Surrender Space shall in any way:

                  (i) be deemed to excuse or release Tenant from any obligation or liability with respect to the Second Surrender Space (including, without limitation, any obligation or liability under provisions of the Lease to indemnify, defend and hold harmless Landlord or other parties, or with respect to any breach or breaches of the Lease) which obligation or liability
                  (x) first arises on or prior to the Surrender Date or (y) arises out of or is incurred in connection with events or other matters which took place on or prior to such date, or

                  (ii) affect any obligation under the Lease which by its terms is to survive the expiration or sooner termination of the Lease.

         Section 5. Second Temporary Lease of Second Surrender Space. Tenant possesses certain Personal Property (as defined above in this Amendment), which it desires to hold for future use, sale or disposal, and in connection therewith desires to use the Second Surrender Space for short-term storage of the Personal Property. Landlord hereby leases (the "Second Temporary Lease") to Tenant the Second Surrender Space in its AS IS condition on a month to month basis, terminable by either party upon thirty (30) days prior written notice, and in any event terminating upon any earlier termination of the Lease. The Second Temporary Lease shall be on the same terms and conditions as the Existing Lease, including, without limitation, continuance of Tenant's indemnification and insurance obligations with respect to the Second Surrender Space (as well as the remaining Premises), payment of all utilities billed or metered separately to the Premises (including the Second Surrender Space and remaining Premises), and payment of an additional 3.248% (Tenant's Share based only on the Second Surrender Space as a percentage of the rentable square footage of the Project) of Utility Expenses pursuant to Section 7.1 of the Existing Lease, provided however, Tenant shall not be obligated to pay Base Rent for the Second Surrender Space or Tenant's Share of Operating Expenses, Tax Expenses, and Common Area Utility Costs. Upon the expiration or earlier termination of the Second Temporary Lease, Tenant shall vacate and deliver exclusive possession of the Second Surrender Space in good condition (damage by acts of God, casualty and normal wear and tear excepted), broom clean with all Personal Property of Tenant removed. In the event that Tenant fails timely to vacate and deliver exclusive possession of the Second Surrender Space to Landlord upon the expiration or earlier termination of the Second Temporary Lease, Tenant's continued occupancy of the Second Surrender Space shall be as a tenancy in sufferance. For any period of such holding over in possession, Tenant shall pay Landlord Base Rent for the Second Surrender Space at double the rate then applicable to the remainder of the Premises, plus all other payments specified in this Subsection. In addition, Tenant shall protect, defend, indemnify and hold Landlord harmless from all Claims (as defined in the Existing Lease) resulting from such failure, including but not limited to, any Claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits to Landlord resulting therefrom. The provisions of this Subsection with respect to holding over by Tenant shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law.

         Section 6. Deletion of Section 4 of the First Amendment;
                    Reconfiguration; Certain Shared Areas; Access.

                  (a) Generally. As a consequence of the changes in the area and configuration of the Premises pursuant to this Amendment, Landlord and Tenant hereby agree that Section 4 of the First Amendment is deleted in its entirety and hereby agree to provide for shared access and use of the "Networking Room" and "Electrical Room" (as such terms are defined below), and relocation of the Networking Room and demising wall, along with reconfiguration of the Second Surrender Space and remaining Premises, all as more particularly provided in the terms and conditions of this Amendment.

                  (b) Shared Areas: Electrical Room; Networking Room. The "Electrical Room" shall mean an area of approximately 328 square feet located as shown on Exhibit A hereto which shall be for use in common by Tenant, Landlord and other occupants of the Building (collectively, "Other Occupant(s)"), and by the employees and invitees of any of them, as the point of connection to the Building's base electrical system. The "Networking Room" shall mean an area of approximately 435 square feet located as shown on Exhibit A hereto which shall be for use in common by Tenant, Landlord and Other Occupant(s), and by the employees and invitees of any of them, for location of computer servers, networking and telecommunications equipment serving the respective occupancy areas in the Building.

                  (c) Reconfiguration; Relocation. Landlord reserves the right to relocate the Networking Equipment Room, and in connection therewith to make reasonable modifications and reconfiguration to accomplish the foregoing, and Tenant agrees to cooperate in arriving at a reasonable design therefor (and Landlord shall make the corresponding adjustments, if any, of the rentable area of the Premises, Tenant's Share and Base Rent). Such relocation and/or reconfiguration pursuant to this Subsection shall be at Landlord's expense, except to the extent such costs are recoverable by Landlord in connection with the construction provided for in Section 7 below.

                  (d) Access to Shared Areas. Each of Tenant, Landlord and Other Occupant(s), and the employees and invitees of any of them, shall have the right to use, on a nonexclusive basis, the Electrical Room and Networking Room for the purposes each is made available, but such use by Tenant and Other Occupant(s), and the employees and invitees of each of them, to the extent such areas are located in space occupied by another, shall be subject to the following conditions and agreements: (i) the party requesting access shall make a prior written request to Landlord (with a copy to the other occupant) adequately in advance of the requested access, so that Landlord may in turn give or make reasonable advance written notice and/or request to the other occupant;
(ii) coordination by the party requesting access so that the time of such entries shall be at mutually convenient dates and times for the other occupant, Landlord and the party requesting access, provided however, the party requesting access agrees that Landlord or the occupant may require that such entry or entries be outside of the other occupant's operating hours; (iii) the party requesting access shall use commercially reasonable efforts to avoid interference, and to minimize unavoidable interference, from any such access with the occupancy and operations of the other occupant; (iv) the non-requesting party may require that the party requesting access, and/or those entering on its behalf, must be accompanied by a security escort during all times of all such access and the cost for such escort(s) shall be borne equally by both parties; and (v) in connection with any such access, the party requesting access shall promptly pay for all damage caused by it and/or those entering on its behalf, and at the option of Landlord, the party requesting access shall perform any such repairs and restoration.

         Section 7. Deletion of Section 5 of the First Amendment; Other
                    Provisions For Separation of Second Surrender Space from Premises; Construction.

                  (a) Section 5 of the First Amendment is deleted in its entirety. Landlord shall: (1) construct a new wall and/or modify existing walls to create a demising wall ("New Demising Wall") in the location generally shown on Exhibit A to separate the Second Surrender Space from the Premises; (2) perform construction for any relocation or reconfiguration of the New Demising Wall and any other relocation or reconfiguration contemplated by Section 6 above; (3) make related modifications of the heating, ventilating and air conditioning system, sprinkler system, electrical system, lighting system and water system to the extent necessary in order to separate the Second Surrender Space from the remaining areas of the Premises and/or necessary as a result of any relocation or reconfiguration described above; (4) make alterations and improvements necessary to provide a new restroom core within the Second Surrender Space; (5) make such alterations or improvements as are necessary to comply with applicable laws, including, without limitation, building code requirements in order to separate the Second Surrender Space as a separately demised premises from the remainder of the Building; and (6) paint, patch or touch up the ceiling, affected walls or floor covering to the extent necessary as a result of construction of the New Demising Wall and/or necessary as a result of any alterations, improvements, relocation or reconfiguration described above.

                  (b) Landlord may, but is not obligated to, do any construction required or permitted by the above sections in connection with the Second Surrender Space, termination of the Second Temporary Lease, Electrical Room and/or Networking Room before termination of the Second Temporary Lease, and may, at Landlord's sole discretion, elect to do the foregoing construction within a reasonable time after termination of the Second Temporary Lease, or later at the time of construction to prepare the Second Surrender Space for a new occupant or occupants (collectively, the "Landlord Work"). All improvements constructed by Landlord hereunder shall be the property of Landlord. Within thirty (30) days after written demand from Landlord, Tenant shall pay the costs and expenses in connection with the Landlord Work, as may be demanded from time to time by Landlord if the Landlord Work is done in parts, up to a maximum in the aggregate of One Hundred Eighty-seven Thousand ($187,000.00), and Landlord shall bear all such costs and expenses, if any, in excess of such amount.

                  (c) To the extent that design and construction of any or all of the Landlord Work will require access, work or construction within or through the Premises (or the Second Surrender Space during the term of the Second Temporary Lease), Landlord and Landlord's representatives and contractors shall have a right of entry at all times upon prior oral or written notice to perform such work, and Tenant agrees that such entry and work shall not constitute an eviction of Tenant in whole or in part and that Base Rent and other sums due and payable by Tenant under the Lease (including, without limitation, the Second Temporary Lease) shall in no way be abated or reduced by reason of inconvenience, annoyance, disturbance or injury to the business of Tenant due to such access, work or construction. Tenant shall cooperate with Landlord and Landlord's contractors(s) to allow design and construction during normal business hours upon reasonable prior oral or written notice, including, without limitation, moving Tenant's furnishings and equipment as requested by Landlord or Landlord's contractor(s). In the course of such design and construction, Landlord shall make reasonable efforts to cooperate with Tenant so as not unreasonably to disrupt Tenant's business. Any such entry shall be subject to Section 16 of the Existing Lease.

         Section 8. Amendment Regarding Reconfiguration Fee; Security Deposit;
                    Allowance for Alterations by Tenant.

                  (a) Amendment Regarding Reconfiguration Fee. Landlord acknowledges receipt of Sixty Thousand Dollars ($60,000.00) from Tenant in payments of the Reconfiguration Fee which were due prior to August 1, 2003 pursuant to Section 6 of the First Amendment, and Landlord and Tenant hereby confirm and agree that Tenant has not paid, and shall not be required to pay, the final installment of Twenty Thousand Dollars ($20,000.00) which was due August 1, 2003 pursuant to Section 6(b)(4) of the First Amendment. The amount of Sixty Thousand Dollars ($60,000.00) heretofore held by Landlord as the Reconfiguration Fee pursuant to the First Amendment shall no longer be held as the Reconfiguration Fee, but shall hereafter be held and applied by Landlord as set forth below in Subsections (b) and (c). Section 6(b) of the First Amendment is hereby deleted.

                  (b) Security Deposit. Landlord and Tenant agree, and Tenant hereby authorizes and instructs Landlord, that Landlord shall retain and hold Forty Thousand Five Hundred and Twenty-one Dollars ($40,521.00) (of the amount heretofore held by Landlord as a Reconfiguration Fee) as a cash Security Deposit, and Section 4 of the Original Lease regarding the Security Deposit is hereby reinstated in full force and effect, except that the total amount of the cash held and required as a Security Deposit is acknowledged and agreed to be Forty Thousand Five Hundred and Twenty-one Dollars ($40,521.00) instead of the amount set forth in the Basic Lease Information of the Original Lease.

                  (c) Allowance for Alterations by Tenant. Landlord and Tenant agree that the balance of Nineteen Thousand Four Hundred Seventy-nine Dollars ($19,479.00) heretofore held by Landlord as a Reconfiguration Fee, plus an additional One Hundred and Five Thousand ($105,000), for a combined total of One Hundred Twenty-four Thousand Four Hundred Seventy-nine Dollars ($124,479.00) shall be available to Tenant as an allowance (the "Allowance") for the purposes and on the terms and conditions set forth below. The Allowance shall be provided by Landlord to reimburse Tenant for the actual costs of design, engineering, plan review, obtaining all approvals and permits, and performance of Alterations in the Premises, in connection with the expansion and reconfiguration of the Premises pursuant to this Amendment, and shall be payable as provided below. In no event shall the Allowance be used to reimburse any costs of designing, procuring or installing in the Premises any trade fixtures, movable equipment, furniture, furnishings, telephone equipment, cabling for any of the foregoing, or other personal property (collectively "Personal Property" for purposes of this Rider), and the cost of such Personal Property shall be paid by Tenant, provided, however, after completion of and full payment for the Alterations, any remaining balance of the Allowance not needed to pay such costs may be used to reimburse Tenant for costs of moving certain of its operations into the Premises and installing equipment in connection therewith. The Allowance shall be paid to Tenant within 30 days after the later of final completion of the Alterations and Landlord's receipt of (i) written application from Tenant for payment, including certification by Tenant of the final completion of the Alterations, (ii) a certificate of occupancy (if applicable), (iii) final as-built plans and specifications, including as-built mylar and digitzied (if available) set of plans and specifications, (iv) full, final, unconditional lien releases, and (v) reasonable substantiation of costs incurred by Tenant with respect to the Alterations (and to the extent Tenant is entitled to reimbursement for moving and installations, of such costs). Tenant must prior to December 31, 2003 submit written application with the items required above for reimbursement for qualified costs out of the Allowance, and to the extent of any funds for which application has not been made prior to that date, or if and to the extent that the reimbursable costs of the Alterations are less than the Allowance, then Landlord shall retain the unapplied or unused balance of the Allowance and shall have no obligation or liability to Tenant with respect to such excess.

         Section 9. Certain Amendments Regarding Letter of Credit & Use Thereof to Defray Costs or Expenses of Landlord for Work Re Second Surrender Space. Landlord and Tenant acknowledge and agree that as of the Execution Date, the amount of the Letter of Credit (being Irrevocable Letter of Credit No. NZS383785 issued by Wells Fargo Bank, N.A. in the original amount of Five Hundred Thousand Dollars ($500,000.00), including Amendment Number 1 reflecting the transfer of the Letter of Credit to Metropolitan Life Insurance Company, a New York corporation, as Beneficiary) held by Landlord and required under the Lease after the First Amendment is the total of Three Hundred and Thirty-three Thousand Dollars ($333,000.00). In the event that Landlord does any of the Landlord Work, and Tenant fails to pay when due any amount when due after demand by Landlord as set forth in Section 7 above, then Landlord shall have the right (but not the obligation) to make one or more draws upon the Letter of Credit to pay and/or reimburse the costs and expenses in connection with such work, up to a maximum of One Hundred Eighty-seven Thousand Dollars ($187,000.00) as follows, and
Section 35 of the Existing Lease is hereby amended accordingly: (i) Tenant hereby authorizes Landlord to make one or more partial draws upon the Letter of Credit to pay or reimburse such costs and expenses; and (ii) the amount of the Letter of Credit required under the Lease after any or all such permitted draws shall be replenished by the amount of such draws. In the event that Landlord deems it necessary or desirable that the Letter of Credit be amended or reissued to reflect Larscom Incorporated as the applicant, by virtue of the merger of Vina Technologies with and into Larscom Incorporated with Larscom Incorporated as the surviving corporation and successor by merger to Vina Technologies, then Tenant will cause the Letter of Credit to be amended or reissued to reflect such change.

         Section 10. Landlord's Option to Acquire Certain Personal Property of Tenant. Section 6(c) is hereby deleted from the First Amendment. Tenant hereby grants Landlord the option (the "Option"), exercisable on one or more occasions, to buy as many of Tenant's modular workstations as Landlord desires at the price and up to the maximum number of such workstations as follows: (1) Seventy (70) Steelcase Revest 8 foot by 8 foot workstations at a price of Two Hundred and Fifty Dollars ($250.00) per workstation, and (2) Sixteen (16) Steelcase Revest 8 foot by 10 foot workstations at a price of Two Hundred and Fifty Dollars ($250.00) per workstation. Upon each exercise by Landlord of the Option, Tenant shall transfer and convey to Landlord those modular workstations as to which Landlord exercised the Option, execute and deliver to Landlord a Bill of Sale in the form of Exhibit B hereto, and physically deliver to the Second Surrender Space (or leave in the Second Surrender Space) such modular workstations. Tenant represents and warrants to Landlord that Tenant owns the modular workstations free and clear of all claims, liens or other interests of third parties, and Tenant acknowledges that it no longer has any use for such workstations, that transferring such workstations to Landlord will save Tenant the cost and expense incident to sale, moving and/or disposing of such workstations, and the fair market value of such modular workstations is not more than Two Hundred and Fifty Dollars ($250.00) apiece.

         Section 11. Negotiation Right.

         (a) Landlord hereby grants Tenant a one-time right to negotiate the lease of the Second Surrender Space (referred to in this Section as the "Negotiation Space") during the period beginning on the Execution Date and expiring nine (9) months prior to the Expiration Date of the Extended Term (the "Negotiation Period"), upon and subject to the terms and conditions of this Section (the "Negotiation Right"), and provided that at the time of exercise of such right: (i) Tenant must be in occupancy of the entire Premises; and (ii) there has been no material adverse change in Tenant's financial position from such position as of the date of execution of the Lease, as certified by Tenant's independent certified public accountants, and as supported by Tenant's certified financial statements, copies of which shall be delivered to Landlord with Tenant's written notice exercising its right hereunder. Without limiting the generality of the foregoing, Landlord may reasonably conclude there has been a material adverse change if Tenant's independent certified public accountants do not certify there has been no such change.

         (b) Nothing herein shall be deemed to limit or prevent Landlord from marketing, discussing or negotiating with any other party for a lease of, or rights of any nature as to, any part of the Negotiation Space, but during the Negotiation Period before Landlord makes any written proposal to any other party for the lease or any other rights to the Negotiation Space (including giving a written response to any proposal or offer received from another party), or contemporaneously with making any such proposal, Landlord shall give Tenant written notice ("Landlord's Notice"). For a period of five (5) business days after Landlord gives Landlord's Notice (the "Election Notice Period"), Tenant shall have the right to initiate negotiations in good faith for the lease of all (and not less than all) the Negotiation Space by giving Landlord written notice ("Election Notice") of Tenant's election to exercise its Negotiation Right to lease such space.

         (c) If Tenant timely and properly gives the Election Notice, Landlord and Tenant shall, during the five (5) business day period (the "Second Period") following Landlord's receipt of the Election Notice, negotiate in good faith for the lease of the Negotiation Space. Any lease by Tenant pursuant to this Negotiation Right: (1) shall be for all (and not less than all) the Negotiation Space; (2) the subject Negotiation Space shall, upon delivery, be part of the Premises under this Lease, such that the term "Premises" thereafter shall include the subject Negotiation Space; (3) the number of, location of and charge for parking spaces applicable to the Negotiation Space shall be negotiated; (4) shall be for a term no less than the remaining Term of the Lease; and (5) such lease shall be upon and subject to all the other terms, covenants and conditions provided in the Lease, except that the following terms shall be subject to such negotiation and agreement of the parties: (aa) the amount of the Base Rent with respect to the Negotiation Space; (bb) the increase in Tenant's Share applicable to the Negotiation Space; (cc) any improvements or alterations to be done, or allowance therefor, if any, specifically agreed upon, and absent such agreement, Tenant shall accept the Negotiation Space in its then AS IS condition without any obligation of Landlord to repaint, remodel, improve or alter the subject Negotiation Space for Tenant's occupancy or to provide Tenant any allowance therefor, but such space shall be delivered broom clean and free of all tenants or occupants (and their personal property); and (dd) increase in the Security Deposit and/or Letter of Credit. The foregoing obligation of Landlord to negotiate is non-exclusive and nothing herein shall be deemed to prevent Landlord from negotiating with any other party for the Negotiation Space, whether or not Landlord and Tenant are negotiating for the same, but any other such negotiation shall be subject to the aforesaid obligation to negotiate with Tenant in good faith.

         (d) If Tenant either fails or elects not to exercise its Negotiation Right as to the Negotiation Space by not giving its Election Notice within the Election Notice Period, or if Tenant gives Tenant's Election Notice but Tenant and Landlord do not execute (1) a written letter of intent reflecting the significant business terms for the lease of the Negotiation Space within five (5) business days after delivery of the Election Notice, and (2) a corresponding amendment prepared by Landlord within five (5) days after Landlord gives Tenant such proposed amendment, then in any such event Tenant's Negotiation Right shall terminate, and be null and void, and at any time thereafter Landlord shall be free to lease and/or otherwise grant options or rights to the subject space on any terms and conditions whatsoever free and clear of the Negotiation Right. Provided, however, if upon expiration of six (6) months after giving Landlord's Notice Landlord has not executed any lease or written agreement with respect to the Negotiation Space, the Negotiation Right shall again apply and the procedure set forth above shall be repeated.

         (e) During any period that Tenant does not occupy the entire Premises or that there is an uncured default by Tenant under the Lease, or any state of facts which with the passage of time or the giving of notice, or both, would constitute such a default, the Negotiation Right shall not apply and shall be ineffective and suspended, and Landlord shall not be obligated to give a Landlord's Notice as to any space which becomes Available during such suspension period, and Landlord shall not be obligated to negotiate (or enter any amendment) with Tenant with respect to the Negotiation Space which was the subject of a pending Landlord's Notice for which an amendment has not been fully executed, and during such suspension period Landlord shall be free to lease and/or otherwise grant options or rights to such space on any terms and conditions whatsoever free and clear of the Negotiation Right. The Negotiation Right shall terminate upon any of the following: (1) the termination of the Lease, whether by Landlord upon the occurrence of a default or otherwise; or (2) the failure of Tenant timely to exercise, give any notices, perform or agree, within any applicable time period specified above, with respect to any Negotiation Space which was the subject of any Landlord's Notice.

         (f) The Negotiation Right is personal to Larscom and may not be used by, and shall not be transferable or assignable (voluntarily or involuntarily) to any person or entity.

         Section 12. Amendment of Section 12.2 of Original Lease - Insurance Policies. Section 12.2 of the Original Lease is hereby amended to add the following to be the final clause of the second sentence of such Section: ", provided however, for earthquake coverage required under Section 12.1(iv) above, the deductible amount shall not exceed five percent (5%) of the replacement cost of the property required to be insured under

Section 12.1(iv) or if such five percent (5%) deductible is not available at commercially reasonable rates, then the next lowest deductible amount for earthquake coverage which is available at commercially reasonable rates".

         Section 13. Amendment of Section 13 of Original Lease - Indemnity.
Section 13 of the Original Lease is hereby amended to delete the word "contractors" from the definition of Indemnitees.

         Section 14. No Broker. Tenant represents that Tenant has not dealt with any real estate broker, sales person, or finder in connection with the subject matter of this Amendment, and no such person is entitled to any commission, broker's or finder's fee or similar compensation in connection herewith. Tenant hereby agrees to indemnify, protect, defend and hold Landlord harmless from and against any and all liabilities, demands and claims for commissions, fees or any compensation (and costs and expenses in connection therewith, including, without limitation, attorneys fees and costs of defense) by any person arising out of any dealing or discussion allegedly had by Tenant with any such person in connection with the subject matter of this Amendment.

         Section 15. Time of Essence. Without limiting the generality of any other provision of the Existing Lease, time is of the essence to each and every term and condition of this Amendment.

         Section 16. Attorneys' Fees. Each party to this Amendment shall bear its own attorneys' fees and costs incurred in connection with the discussions preceding, negotiations for and documentation of this Amendment. Notwithstanding any provision of the Existing Lease to the contrary, in the event any party brings any suit or other proceeding with respect to the subject matter or enforcement of this Amendment or the Lease, the prevailing party (as determined by the court, agency or other authority before which such suit or proceeding is commenced) shall, in addition to such other relief as may be awarded, be entitled to recover attorneys' fees, expenses and costs of investigation as actually incurred, including court costs, expert witness fees, costs and expenses of investigation, and all attorneys' fees, costs and expenses in any such suit or proceeding (including in any action or participation in or in connection with any case or proceeding under the Bankruptcy Code, 11 United States Code Sections 101 et seq., or any successor statutes, in establishing or enforcing the right to indemnification, in appellate proceedings, or in connection with the enforcement or collection of any judgment obtained in any such suit or proceeding).

         Section 17. Effect of Headings. The titles or headings of the various parts or sections hereof are intended solely for convenience and are not intended and shall not be deemed to or in any way be used to modify, explain or place any construction upon any of the provisions of this Amendment.

         Section 18. Entire Agreement; Amendment. This Amendment taken together with the Existing Lease, together with all exhibits, schedules, riders and addenda to each, constitutes the full and complete agreement and understanding between the parties hereto and shall supersede all prior communications, representations, understandings or agreements, if any, whether oral or written, concerning the subject matter contained in this Amendment and the Existing Lease, as so amended, and no provision of the Lease as so amended may be modified, amended, waived or discharged, in whole or in part, except by a written instrument executed by all of the parties hereto.

         Section 19. Authority. Each person executing this Amendment represents and warrants that he or she is duly authorized and empowered to execute it, and does so as the act of and on behalf of the party indicated below.

         Section 20. Counterparts. This Amendment may be executed in duplicates or counterparts, or both, and such duplicates or counterparts together shall constitute but one original of the Amendment. Each duplicate and counterpart shall be equally admissible in evidence, and each original shall fully bind each party who has executed it.

         Section 21. Facsimile Signatures. In order to expedite the transaction contemplated herein, telecopied signatures may be used in place of original signatures on this Amendment. Tenant and Landlord intend to be bound by the signatures on the telecopied document, are aware that the other party will rely on the telecopied signatures, and hereby waive any defenses to the enforcement of the terms of this Amendment based on the form of signature.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

TENANT:           LARSCOM INCORPORATED,
                  a Delaware corporation

                           By: ____________________________________________

                                    Print Name: ___________________________

                                    Title: ________________________________
                                    (Chairman of Board, President or Vice
                                    President)

                           By: ____________________________________________

                                    Print Name: ___________________________

                                    Title: ________________________________
                                    (Secretary, Assistant Secretary, CFO or
                                    Assistant Treasurer)

         LANDLORD:         METROPOLITAN LIFE INSURANCE COMPANY,
                           a New York corporation

                           By: ____________________________________________

                                    Print Name: ___________________________

                                    Title: ________________________________

                                    EXHIBIT A

               Outline of the Premises and Second Surrender Space
                  (including Networking Room & Electrical Room)

                               Exhibit A - Page 1

                                    EXHIBIT B

                              Form of Bill of Sale

                                  BILL OF SALE

         KNOW ALL MEN BY THESE PRESENTS, that LARSCOM INCORPORATED, a Delaware corporation ("Seller"), for valuable consideration, the receipt and sufficiency of which consideration is hereby acknowledged, hereby sells, assigns, transfers and conveys unto METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation ("Purchaser"), all of Seller's right, title and interest in and to the tangible personal property listed on Schedule 1, which is attached hereto and incorporated herein by this reference, (collectively, the "Personal Property"), which Personal Property is located in that area known as the "Second Surrender Space" located in the building at 39745 Eureka Boulevard, Newark, California. The Second Surrender Space was previously leased by Seller from Purchaser.

         TO HAVE AND TO HOLD all of said Personal Property unto Purchaser, its successors and assigns, to its own use, transfer and/or disposition forever.

         SELLER WARRANTS AND REPRESENTS to Purchaser and its successors and assigns that Seller holds good, clear and transferable title to the Personal Property free and clear of any and all liens, claims and encumbrances. Seller, for itself and its successors and assigns, hereby covenants and agrees that it will at any time and from time to time, at the request of Purchaser, promptly execute and deliver to Purchaser any new or confirmatory instrument and any and all other and further instruments that Purchaser may reasonably request to vest or confirm in Purchaser the full right, title and interest in or to any item of the Personal Property covered by this Bill of Sale or to enable Purchaser to realize upon or otherwise to enjoy such assets or to carry into effect the intent and purposes hereof. Seller for itself, its successors and assigns, further covenants and agrees that it will warrant and defend Seller's title to the Personal Property so transferred against the just and lawful claims and demands of all persons whomsoever.

         IN WITNESS WHEREOF, Seller has executed this Bill of Sale as of the __ day of __________________, 200_. The individual executing this Bill of Sale individually warrants that he/she has the authority to execute this Bill of Sale on behalf of Seller.

                                         LARSCOM INCORPORATED,
                                         a Delaware corporation

                                         By:         _________________________
                                         Name:       _________________________
                                         Title:      _________________________

                               Exhibit B - Page 1

                          SCHEDULE 1 - TO BILL OF SALE

                       LIST OF TANGIBLE PERSONAL PROPERTY

[to be completed at time of sale]

                               Exhibit B - Page 2